                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission
    Only (as Permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Markel Corporation
          ----------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

          ----------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $408,984

    (2) Form, Schedule or Registration Statement No.: 333-88609

    (3) Filing Party: Markel Holdings Inc.

    (4) Date Filed: October 7, 1999

Notes:

[LOGO OF MARKEL]                                           [LOGO OF TERRA NOVA]

   Dear Shareholder:

   On January 26, 2000, we announced revised terms for the proposed acquisition of Terra Nova by Markel for a combination of cash, stock and contingent value rights. This joint proxy statement/prospectus relates to the revised proposal.

   The shareholders of both companies must approve the proposed transactions as a condition for the acquisition closing. Both of our boards have unanimously approved the proposed acquisition and recommend that you vote in favor of the proposed transactions. This is an important decision for you as a shareholder and we urge you to read this document. Your vote is very important.

   Because of the important information contained in this joint proxy statement/prospectus, we have adjourned the meeting of shareholders originally scheduled for February 10, 2000, and will hold these meetings on March 16, 2000.

   In order to vote, you must return the enclosed proxy card, even if you have previously sent a proxy card. Your earlier proxy card will not be voted.

   Sincerely,

/s/ Alan I. Kirschner                   /s/ John J. Dwyer
Alan I. Kirshner                        John J. Dwyer
Chairman                                Chairman
Markel Corporation                      Terra Nova (Bermuda) Holdings Ltd.

   Neither the Securities and Exchange Commission nor any state securities regulator has approved the merger or the scheme of arrangement or the issuance of Markel Holdings common shares in connection therewith, or determined whether the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

   To the extent it involves an offering of securities, this document is issued by Markel Holdings and has been approved by Salomon Brothers International Ltd. solely for the purposes of section 57 of the United Kingdom's Financial Services Act 1986. Salomon Brothers International Ltd., which is regulated by The Securities and Futures Authority Limited, is acting exclusively for Markel in relation to this document and will not regard any other person, whether or not a recipient of this document, as its customer in relation to any transaction described in or contemplated by this document.

   The information in this document has been provided by Markel, Markel Holdings and Terra Nova and has not been verified by Salomon Brothers International Ltd. No representation or warranty, express or implied, is or will be made as to, or in relation to, and no responsibility or liability is or will be accepted by Salomon Brothers International Ltd. or by any of its officers, servants or agents as to, or in relation to, the accuracy or completeness of this document, or any other written or oral information made available to any interested party or its advisers and any liability therefore is hereby expressly disclaimed.

   Joint proxy statement/prospectus dated February 10, 2000 and first mailed to shareholders on or about February 14, 2000.

                          [LOGO OF MARKEL CORPORATION]

                   Notice of Special Meeting of Shareholders

                                                          February 10, 2000

To the Shareholders of Markel:

   Notice is hereby given that a special meeting of the shareholders of Markel Corporation was convened on February 10, 2000, was adjourned and will be reconvened and held in the Markel American Building, 4501 Highwoods Pkwy., Glen Allen, Virginia, on Thursday, March 16, 2000 starting at 10:00 a.m.

   The purposes for which the special meeting is being held are:

     1. To consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger and Scheme of Arrangement between Markel Corporation and Terra Nova (Bermuda) Holdings, Ltd., dated as of August 15, 1999, as amended, the related plan of merger and the transactions contemplated by the agreement. The agreement provides for the merger of a wholly-owned subsidiary of Markel Holdings into Markel and a scheme of arrangement between Terra Nova and its shareholders. After completion of the merger and the scheme of arrangement, each of Terra Nova and Markel will be a wholly-owned subsidiary of Markel Holdings, which will change its name to "Markel Corporation." Copies of the amended agreement and the related plan of merger are attached as Appendix A and B, respectively.

     2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

   Only shareholders of record at the close of business on December 20, 1999 are entitled to vote at the Markel special meeting. The affirmative vote of at least two-thirds of the Markel common shares outstanding on December 20, 1999 is required to approve and adopt the agreement, the related plan of merger and the transactions contemplated by the agreement.

   It is important that your shares be represented and voted. Shareholders, whether or not they expect to attend the special meeting in person, are requested to date, sign and return the accompanying proxy card in the envelope provided, on which no postage is needed if mailed in the United States.

   The Markel board has unanimously approved and adopted the agreement and unanimously recommends that Markel shareholders vote for approval of the agreement and the related plan of merger at the Markel special meeting.

                                          By Order of the Board of Directors

                                          /s/ Leslie A. Grandis

                                          Leslie A. Grandis, Secretary

   Markel shareholders will not need to surrender or exchange their existing certificates as a result of this transaction.

                       Terra Nova (Bermuda) Holdings Ltd.
                                 Richmond House
                              12 Par-La-Ville Road
                                 Hamilton HM 08
                                    Bermuda

                                                            [LOGO OF TERRA NOVA]
               Notice Of Special General Meeting Of Shareholders

                                                          February 10, 2000

To the Shareholders of Terra Nova (Bermuda) Holdings Ltd.:

   Notice is hereby given that a special general meeting of the shareholders of Terra Nova (Bermuda) Holdings Ltd. was convened on February 10, 2000, was adjourned and will be reconvened and held at the offices of Terra Nova (Bermuda) Holdings Ltd., Richmond House, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda on Thursday, March 16, 2000 at 10:30 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger and Scheme of Arrangement, dated as of August 15, 1999, as amended, between Terra Nova and Markel Corporation, a Virginia corporation, and the transactions contemplated by the agreement. The agreement provides for the merger of a wholly-owned subsidiary of Markel Holdings into Markel and a scheme of arrangement between Terra Nova and its shareholders. After completion of the merger and the scheme of arrangement, each of Terra Nova and Markel will be a wholly-owned subsidiary of Markel Holdings, which will change its name to "Markel Corporation." At the effective time of the merger and scheme of arrangement, each outstanding Class A ordinary share of Terra Nova, other than 2,069 shares held by Markel or its transferee, and each outstanding Class B ordinary share of Terra Nova will be cancelled and the holder thereof, other than Markel, Terra Nova or their subsidiaries, will be entitled to receive $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 of a Markel Holdings contingent value right per share without any interest thereon.

     2. To consider and vote upon a proposal to approve and adopt the Scheme of Arrangement among Terra Nova (Bermuda) Holdings Ltd. and the holders of the Class A ordinary shares and Class B ordinary shares with any modification or addition or condition approved or imposed by the Supreme Court of Bermuda.

     3. To transact such business as may properly come before the special general meeting or any adjournment thereof.

   The Terra Nova board of directors has fixed the close of business on December 23, 1999 as the record date for determining the shareholders having the right to vote at the special general meeting or any adjournment thereof.

   The affirmative vote of a majority in number of Terra Nova Class A shareholders who represent at least 75 percent in value of the Terra Nova Class A ordinary shares present and voting at the special general meeting is required to approve and adopt the agreement and the scheme of arrangement contemplated by the agreement.

   The vote of all holders of Terra Nova Class A ordinary shares is important. Whether or not you attend the special meeting, please complete, sign, date and return the accompanying proxy card in the postage prepaid envelope as soon as possible. If you attend the special meeting, you may revoke your proxy and vote your Terra Nova Class A ordinary shares in person.

   The board of directors unanimously recommends that the holders of Terra Nova Class A ordinary shares vote for approval of the scheme of arrangement and the transactions contemplated by the agreement at the special general meeting.

   Terra Nova will not use the proxy cards mailed to you with the joint proxy statement/prospectus, dated December 27, 1999, at the special general meeting. Therefore, we ask that you fill out and send in the enclosed proxy card even if you have previously sent in a proxy card.

                                          By Order of the Board of Directors

                                          /s/ Jean M. Waggett
                                          Jean M. Waggett, Secretary

Hamilton, Bermuda

February 10, 2000

                    Notice of Court Meetings of Shareholders

                        In the Supreme Court of Bermuda
                               Civil Jurisdiction

              In the Matter of Terra Nova (Bermuda) Holdings Ltd.

                                      And

             In the Matter of Section 99 of the Companies Act 1981

                             ---------------------

                            Notice of Court Meetings

                             ---------------------

   Notice is hereby given that, by an Order dated the 9th day of February, 2000, made in the above matters, the Supreme Court of Bermuda has directed separate court meetings, originally convened and adjourned on February 10, 2000, to be reconvened of the holders of Class A ordinary shares and Class B ordinary shares of Terra Nova (Bermuda) Holdings Ltd., specified in the schedule to this notice for the purpose of considering and, if thought fit, approving, with or without modification, a Scheme of Arrangement proposed to be made between Terra Nova and the holders of Class A and Class B ordinary shares. The court meetings will be reconvened and held at the offices of Terra Nova (Bermuda) Holdings Ltd., Richmond House, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda on the 16th day of March, 2000 at 10:00 a.m., local time, for Class A ordinary shares and 10:15 a.m. for Class B ordinary shares, respectively, at which place and time the holders of the Class A and Class B ordinary shares are requested to attend.

   Copies of the Scheme of Arrangement and the explanatory statement required by section 100 of the Companies Act 1981 are incorporated as appendices to the joint proxy statement/prospectus of which this notice is a part.

   Holders of Class A ordinary shares or the Class B ordinary shares may vote in person at the relevant court meeting or they may appoint another person, whether a member of Terra Nova or not, as their proxy to attend and vote in their stead. A form of proxy for use at the court meetings is enclosed.

   The completion and return of the form of proxy does not preclude shareholders from attending and voting at the court meetings if they wish.

   In the case of joint holders, the vote of the senior holder who tenders a vote whether in person or by proxy will be accepted to the exclusion of the vote(s) of the other joint holder(s), and for this purpose seniority will be determined by the order in which the names stand in the Register of Members of Terra Nova in respect of the relevant joint holding.

   The accompanying form of proxy should be signed, dated and returned in the postage prepaid envelope before the time appointed for the meetings, but if the form is not so lodged it may be handed to the Chairman at the meetings.

   Terra Nova will not use the proxy cards mailed to you with the proxy statements/prospectus, dated December 27, 1999, at the court meetings. In order to vote, you must fill out and send in the enclosed proxy card even if you have previously sent in a proxy card.

   By its Order, the Court has appointed John J. Dwyer or failing him, Nigel Rogers, to act as Chairman of the court meetings and has directed the Chairman to report the result of the court meetings to the Court.

   The Scheme of Arrangement will be subject to the subsequent approval of the Court.

                                  The Schedule

  Particulars of Court Meetings
  ordered to be convened:               Time appointed for Meetings on
                                        the 16th day of March, 2000:

  (1) Holders of the Class A            10:00 a.m.
      Ordinary Shares


  (2) Holders of the Class B            10:15 a.m. or so soon
      Ordinary Shares                   thereafter as the preceding
                                        meeting convened for the same
                                        day and place shall have been
                                        concluded or or adjourned.

Dated the 10th day of February, 2000

Conyers Dill & Pearman
Attorneys for Terra Nova (Bermuda) Holdings Ltd.
By Order of the Supreme Court of Bermuda

                               Table of Contents

                                                                           Page
                                                                           ----
Questions and Answers About the Merger and Scheme of Arrangement..........   1
Summary...................................................................   2
  The Transactions........................................................   2
  What You Will Receive...................................................   2
  Material U.S. Federal Tax Consequences of the Transactions..............   3
  Markel Shareholder Approval.............................................   3
  Terra Nova Shareholder Approval.........................................   3
  Dissenter's Rights......................................................   4
  Treatment of Outstanding Options........................................   4
  Reasons for the Transactions; Recommendation............................   4
  Interests of Terra Nova Officers and Directors that are Different From
   Yours..................................................................   4
  Opinion of Terra Nova's Financial Advisor...............................   6
  Opinion of Markel's Financial Advisor...................................   6
  What We Need to do to Complete the Proposed Transactions................   6
  Terminating the Agreement; Who Pays for What............................   7
  Accounting Treatment of the Proposed Transactions.......................   7
  Governmental and Regulatory Approvals...................................   7
  Comparison of Rights of Markel and Terra Nova Shareholders to their
   Rights as
   Markel Holdings Shareholders...........................................   7
  Markel..................................................................   7
  Terra Nova..............................................................   7
  Markel Holdings.........................................................   8
Comparative Per Share Market Prices and Dividend Information..............   9
Summary Comparative Historical and Pro Forma Per Share Information .......  10
Markel Corporation Summary Historical Financial Information...............  11
Terra Nova (Bermuda) Holdings Ltd. Summary Historical Financial
 Information..............................................................  12
Summary Unaudited Selected Pro Forma Condensed Financial Information......  13
Recent Developments.......................................................  14
Forward-Looking Information...............................................  15
The Markel Special Meeting................................................  16
  Date, Time and Place....................................................  16
  Matters to Be Considered at the Markel Special Meeting..................  16
  Voting and Proxies......................................................  16
  Solicitation of Proxies.................................................  17
The Terra Nova Meetings...................................................  17
  Date, Time and Place....................................................  17
  Matters to Be Considered at the Terra Nova Meetings ....................  17
  Voting and Proxies......................................................  17
  Solicitation of Proxies.................................................  19
The Transactions..........................................................  19
  Background of the Agreement.............................................  19
  Reasons for the Proposed Transactions...................................  20
  Opinion of Terra Nova's Financial Advisor...............................  23
  Opinion of Markel's Financial Advisor...................................  28
  General Description of the Transactions.................................  35
  Cash in Lieu of Fractional Interests....................................  37
  Material U.S. Federal Tax Consequences..................................  37

                                                                            Page
                                                                            ----
Interests of Terra Nova Officers and Directors in the Transactions.........  43
  Employment Agreements--Change of Control Arrangements....................  43
  Special Bonus............................................................  44
  Effects of Transaction on Share Option Plans.............................  44
  Directors Plan...........................................................  45
  Octavian Stock Option Plan...............................................  45
  New Benefit Plan.........................................................  46
  Interests of Financial Advisor...........................................  46
  Registration Rights......................................................  46
  Board of Directors of Markel.............................................  46
  Indemnification and Insurance............................................  46
Anticipated Accounting Treatment...........................................  46
Regulatory Matters.........................................................  47
  Approvals and Consents...................................................  47
  Antitrust Filings........................................................  47
  U.S. Antitrust Laws......................................................  47
  Financial Services Authority Consent.....................................  47
  Lloyd's Consent..........................................................  48
  U.S. Insurance Regulatory Approvals......................................  48
  Other....................................................................  48
  Status of Regulatory Approvals and Other Information.....................  48
  Supreme Court of Bermuda Approval........................................  48
  Restrictions on Resales..................................................  49
No Dissenter's Rights......................................................  49
Market for the Markel Holdings Shares and Contingent Value Rights..........  50
Management and Operations After the Transactions...........................  50
The Agreement..............................................................  50
  Representations and Warranties...........................................  50
  Certain Covenants and Agreements.........................................  53
  Conditions Precedent to the Merger and Scheme of Arrangement.............  54
  Amendment, Waiver........................................................  56
  No Solicitation..........................................................  56
  Termination..............................................................  58
  Termination Fee and Expenses.............................................  58
  Effect of Termination....................................................  60
  Indemnification; Insurance...............................................  60
  Registration Rights Agreement............................................  60
  Shareholders Agreements..................................................  61
Effective Time.............................................................  63
Unaudited Pro Forma Condensed Financial Information........................  63
The Companies..............................................................  71
  Markel...................................................................  71
  Terra Nova...............................................................  72
  Markel Holdings..........................................................  73
Description of Contingent Value Rights.....................................  73
  Payment in Cash or Market Holdings Common Shares; No Interest............  73
  Payment at Maturity Date.................................................  73
  Payment Upon the Occurrence of a Disposition.............................  74
  Event of Default.........................................................  74
  Early Redemption.........................................................  75
  Automatic Extinguishment.................................................  75

                                                                           Page
                                                                           ----
  Certificate of Calculations............................................   75
  Antidilution; Disposition Adjustments..................................   75
  Current Market Value Calculations......................................   75
  Restrictions on Purchases by Markel Holdings and Affiliates............   76
  Issuance of the CVRs...................................................   76
Description of Markel Holdings Capital Shares............................   77
  Preferred Shares.......................................................   77
  Common Shares..........................................................   77
Rights of Shareholders of Markel Holdings Compared to Markel and Terra
 Nova....................................................................   77
Comparison of Rights of Markel Holdings and Markel Shareholders..........   78
Comparison of Rights of Terra Nova Shareholders to their Rights as Markel
 Holdings Shareholders...................................................   78
  Comparison of Bermuda and Virginia Corporate Law.......................   78
  Voting Rights with Respect to Extraordinary Corporate Transactions.....   78
  Appraisal Rights.......................................................   78
  Derivative Suits.......................................................   79
  Special Meetings of Shareholders.......................................   80
  Action by Consent......................................................   80
  Amendments to Charter..................................................   81
  Anti-takeover Statutes.................................................   81
  Limitations on Director Liability......................................   82
  Indemnification of Directors and Officers..............................   83
  Inspection of Books and Records; Shareholder and Shareholder Lists.....   83
Legal Matters............................................................   84
Experts..................................................................   84
Other Matters............................................................   84
Where You Can Find More Information......................................   85
Appendix A--Agreement and Plan of Merger and Scheme of Arrangement.......  A-1
Appendix B--Plan of Merger...............................................  B-1
Appendix C--Opinion of Terra Nova Financial Advisor......................  C-1
Appendix D--Opinion of Markel Financial Advisor..........................  D-1
Appendix E--Chairman's Letter, Explanatory Statement and Bermuda Scheme
 of Arrangement..........................................................  E-1

   All information contained in this joint proxy statement/prospectus concerning Markel has been furnished by Markel, all information concerning Markel Holdings has been furnished by Markel Holdings and all information concerning Terra Nova has been furnished by Terra Nova.

        Questions and Answers About the Merger and Scheme of Arrangement

Q: How do I vote?

A: After you read this document, sign and mail your proxy card in the enclosed return envelope, as soon as possible, so that your shares may be represented at your special meeting, in the case of Markel shareholders, or special general meeting and court meetings, in the case of Terra Nova shareholders. In order to assure that your vote is obtained, please sign and mail your proxy as instructed on your proxy card even if you currently plan to attend the applicable meeting or meetings in person.

Q:  If I previously returned a proxy, do I need to vote again?

A: Yes. Your earlier proxy card will not be voted. In order to vote, you must return your enclosed proxy card, even if you have previously sent a proxy card.

Q  What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to your company's corporate secretary. Or you can attend your special meeting, in the case of Markel shareholders, or special general meeting or court meetings, in the case of the Terra Nova shareholders, in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's corporate secretary at:

                                                    Terra Nova:
  Markel:


                                                    Terra Nova (Bermuda)
     Markel Corporation                             Holdings Ltd.
                                                    Richmond House
     4521 Highwoods Parkway                         12 Par-La-Ville Road
     Glen Allen, Virginia 23060
                                                    Hamilton HM 08
                                                    Bermuda

Q: If my broker holds my shares in "street name," will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them. You should be sure to provide your broker with instructions on how to vote your shares by completing and returning the enclosed form.

Q: When should Terra Nova shareholders send in their share certificates?

A: You will receive separate instructions on surrendering share certificates in the next several weeks. You should not send your share certificates until you receive these instructions.

Q: Should Markel shareholders send in their share certificates?

A: No. Markel shareholders will not need to surrender or exchange their certificates as a result of the proposed transactions.

Q: When do you expect the transactions to be completed?

A: We are working to complete the transactions as quickly as possible. We hope to complete the transactions shortly after the shareholder meetings, assuming the required shareholder approvals are obtained and the scheme is approved by the Supreme Court of Bermuda.

Q: Who do I call if I have questions about the special meetings or the transactions?

A: Markel

  You should call Markel's investor relations department at (804) 747-0136. Questions about completing and mailing your proxy should be directed to First Union National Bank at (800) 829-8432.

  Terra Nova

  You should call Georgeson Shareholder Communication Inc., with any questions about the special general meeting or court meetings or the transactions or about completing and mailing your proxy at 800-223-2064 (toll free in the United States).

                                    Summary

   This summary highlights information from this joint proxy statement/prospectus which we believe is the most important information about the transactions. We urge you to read this entire document carefully and the documents to which we refer you for a complete description of the transactions and our business. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary.

The Transactions (page 35)

   The transactions consist of the merger of a wholly-owned subsidiary of Markel Holdings into Markel and the scheme of arrangement between Terra Nova and its shareholders.

   Upon completion of the transactions:

  .  shareholders of Markel will become shareholders of Markel Holdings;

  . shareholders of Terra Nova will receive shares of Markel Holdings, cash and contingent value rights of Markel Holdings for their Terra Nova shares; and

  . Markel and Terra Nova will become subsidiaries of Markel Holdings, and Markel Holdings will change its name to Markel Corporation.

   Bermuda law permits a company to reorganize its share capital in a scheme of arrangement between the Company and its shareholders, if the shareholders approve the scheme and the Bermuda Supreme Court sanctions the scheme following a court hearing.

   A copy of the Scheme of Arrangement presented to the court on February 8, 2000, and an explanatory statement in compliance with Section 100 of the Bermuda Companies Act, are included as Appendix E to this joint proxy statement/prospectus. We encourage you to read these materials.

   The agreement is the legal document that governs the transactions. A copy of the agreement is included as Appendix A to this joint proxy statement/prospectus. We encourage you to read the agreement.

What You Will Receive (page 35)

   Markel Shareholders. Each Markel common share that you own at the effective time will convert into one Markel Holdings common share and will continue to be represented by your current Markel stock certificate.

   Terra Nova Shareholders. Each share of Terra Nova that you own at the effective time will convert into the right to receive $13.00 in cash, 0.07027 of a Markel Holdings common share, and 0.07027 of a contingent value right of Markel Holdings. Markel Holdings will not issue fractional shares or contingent value rights. Instead, you will receive the value of any fractional interest in cash.

   We have fixed the cash price and exchange ratios for shares and contingent value rights and will not adjust them based on changes in market prices or any other factor. Because we cannot predict the market price of Markel Holdings common shares or contingent value rights immediately after the effective time of the transactions, we cannot predict the value of the Markel Holdings common shares or contingent value rights you will receive. The value of the consideration received for each Terra Nova ordinary share at that time, based on reported market prices, may be significantly higher or lower than the value of the consideration on the date of this joint proxy statement/prospectus.

Material U.S. Federal Tax Consequences of the Transactions (p. 37)

   As a condition to the transactions, we must receive opinions from the parties' counsels, that, taken together, indicate that the transactions will not result in the recognition of gain or loss by Markel, Terra Nova, Markel Holdings, Markel shareholders, or Terra Nova shareholders except each Terra Nova shareholder will recognize gain up to the sum of the amount of cash plus the fair market value of the contingent value rights that the shareholder receives in the transactions. These opinions will be based upon facts, representations by management of the companies, foreign counsel and others and assumptions set forth in the opinions. We have not nor will we request any Internal Revenue Service rulings regarding any tax matters relating to the transactions. We urge you to consult your tax advisors as to the tax consequences of the transactions to you under U.S. federal, state, local or any other applicable law.

Markel Shareholder Approval (page 16)

   As of the record date, 5,588,873 Markel common shares were outstanding and entitled to vote at the Markel special meeting. Assuming a quorum is present, holders of at least two-thirds or approximately 66.7% of the Markel common shares outstanding and entitled to vote at the Markel special meeting must approve the transactions.

   Markel officers and directors beneficially owned approximately 29% of the outstanding Markel common shares on the record date. These officers and directors have either granted Terra Nova an irrevocable proxy to vote their Markel common shares in favor of the transactions or have indicated to Markel that they intend to vote in favor of the transactions.

Terra Nova Shareholder Approval (page 17)

   As of the record date, 24,348,192 Terra Nova Class A ordinary shares were outstanding. Assuming a quorum is present, a majority in number of Terra Nova Class A shareholders who represent at least 75% in value of the Terra Nova Class A ordinary shares present and voting must

  .  approve the scheme of arrangement at the court meeting, and

  . approve the agreement and the transactions, including the scheme of arrangement, at the special general meeting.

   Terra Nova officers and directors beneficially owned approximately 651,953 or 2.6% of the outstanding Terra Nova Class A ordinary shares on the record date and the officers and directors have indicated to Terra Nova that they intend to vote in favor of the transactions. In addition, holders of 5,362,403 or approximately 21% of the outstanding Terra Nova Class A ordinary shares have granted Markel an irrevocable proxy to vote shares in favor of the transactions. Thus, a total of 6,014,356 or 23.6% of the outstanding Terra Nova Class A ordinary shares have indicated their intention to vote or have granted proxies to vote in favor of the transactions. In addition, one of the holders granting an irrevocable proxy has agreed to use commercially reasonable efforts to cause an additional 1,214,414 or approximately 5% of the outstanding Terra Nova Class A ordinary shares to be voted in favor of the transactions.

   As of the record date, 1,796,217 Terra Nova Class B ordinary shares were outstanding. Assuming a quorum is present, a majority in number of Terra Nova Class B shareholders who represent at least 75% in value of the Terra Nova Class B ordinary shares present and voting must approve the scheme of arrangement at the court meeting. The holders of all of the Terra Nova Class B ordinary shares have granted Markel an irrevocable proxy to vote all of the Terra Nova Class B ordinary shares in favor of the transactions.

   Former Terra Nova ordinary shareholders and option holders will own approximately 24% of Markel Holdings' outstanding common shares after we complete the transactions. In the transactions, Terra Nova ordinary shareholders and option holders will receive approximately 1,758,000 Markel Holdings common shares, approximately $325.2 million in cash, and approximately 1,758,000 Markel Holdings contingent value rights.

Dissenter's Rights (page 49)

   The shareholders of Terra Nova and Markel do not have dissenter's rights or other similar rights in connection with the transactions.

Treatment of Outstanding Options (page 44)

   Markel--When we complete the transactions, all outstanding options to purchase Markel common shares held by existing option holders, whether or not exercisable, will convert into options to purchase the same number of Markel Holdings common shares on the identical terms and conditions as the existing options.

   Terra Nova--When we complete the arrangement, we will treat each outstanding option under the Terra Nova Approved and Non Approved Executive Share Option Schemes and, if issued before January 1, 2000, the Octavian Stock Option Plan as fully exercisable, each option will be deemed valued at the excess of $26.00 over its exercise price. We will calculate a number of option units by dividing the aggregate value of all options held by a holder by $26.00 and the holder will receive, for each option unit, $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 Markel Holdings contingent value rights. Before we complete the arrangement, we will attempt to terminate the Octavian Stock Option Plan for consideration to be agreed or amend the terms of the plan.

Reasons for the Transactions; Recommendation (page 20)

   We believe the combination of our two companies will create an organization able to compete more effectively in the international insurance markets. The transactions should also provide opportunities to achieve benefits that would not be available to either company alone, such as:

  . opportunities for Markel to cross-sell its insurance products as a result of Terra Nova's presence in London, Bermuda and other international insurance markets,

  . increased access to U.S. markets for Terra Nova's insurance products as a result of Markel's presence in the United States, and

  . enhanced ability as a company with larger size and scale to attract business where size and financial strength are purchasing factors.

   The Markel board and the Terra Nova board have each unanimously concluded that the merger and scheme of arrangement are in the best interests of their respective shareholders, and each unanimously recommends that its shareholders vote for approval and adoption of the Agreement and Plan of Merger and Scheme of Arrangement and the transactions contemplated by the agreement.

Interests of Terra Nova Officers and Directors that are Different From Yours (page 43)

   In considering the recommendations of the Terra Nova board that Terra Nova shareholders approve the agreement and the proposed transactions, you should be aware of the interests which executive officers and directors of Terra Nova have in the transactions that are different from your interest.

   These interests include the following:

  . Nigel H. J. Rogers, President and Chief Executive Officer and a director, may terminate his employment and receive, under change of control provisions in his existing employment agreement, payments estimated to be approximately, $5.5 million. This amount may be higher or lower depending on the manner in which Mr. Rogers' bonuses, if any, as an Octavian executive are factored into the agreement.

  . John Dwyer, Terra Nova's Chairman, and Jean Waggett, Terra Nova's Senior Vice President, General Counsel and Secretary, had employment agreements that have been canceled in exchange for a payment in settlement of their rights under the employment agreements and bonuses in respect of 1999 of $3,707,500, in the case of Mr. Dwyer and $1,165,000 in the case of Ms. Waggett. Terra Nova made these payments to minimize the costs of such agreements to Terra Nova by reducing the officers' exposure to special excise tax imposed on certain U.S. taxpayers.

  . Mr. Rogers will also receive a $2 million one-time bonus upon completion of the transactions.

  . Markel Holdings is discussing a new employment arrangement with Mr. Rogers which would provide compensation levels comparable to those under his current agreement. Mr. Rogers would receive a $5 million bonus payment in cash and Markel Holdings common shares, one half of which would be paid upon completion of the transactions and the remainder vesting in six month increments over 30 months. If Mr. Rogers were to terminate his employment during the first year after completion of the transactions, the $2.5 million initial payment would be offset against the change of control termination payment.

  . Terra Nova's executive officers hold options for Terra Nova ordinary shares, with exercise prices equal to or greater than the fair market value on the grant dates. In the transactions, we will treat the options as fully exercisable. We will value each option at the excess of $26.00 over its exercise price, and calculate a number of option units by dividing the aggregate value of all options held by a holder by $26.00. The holder will receive, for each option unit, $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 of a Markel Holdings contingent value right. Messrs. Dwyer, Rogers, William J. Wedlake, senior vice president and chief financial officer, Ian L. Bowden, chief investment officer, Ms. Waggett and all six executive officers as a group, have options valued, based on the spread between $26.00 and the option exercise prices, of $1,204,309, $758,534, $355,841, $955,228,
     $297,586, and $3,828,926.

  . The management of Terra Nova's subsidiary, Octavian Syndicate Management Limited, is entitled to options under the Octavian Stock Option Plan established at the time of the acquisition of Octavian. The options are and will be based on profit commissions to be received by Octavian for the 1996 to 2000 years of account. We expect Mr. Rogers will receive 13% of the options to be granted. Prior to the effective time of the transactions, the parties will attempt to terminate the Octavian Stock Option Plan for consideration to be agreed or to amend the terms so that the participants receive up to a maximum of 62,087 Markel Holding options instead of options for Terra Nova ordinary shares.

  . Markel Holdings expects to establish a new benefit plan to replace Terra Nova's existing plan for key management employees, which is expected to include Terra Nova's executive officers other than Mr. Rogers. We expect this plan to allocate up to $7.75 million in Markel Holding common shares, cash or a combination of both.

  . Donaldson, Lufkin & Jenrette Securities Corporation has acted as financial advisor to Terra Nova, provided a fairness opinion regarding the proposed transactions and is receiving fees from Terra Nova. Affiliates of Donaldson, Lufkin & Jenrette are shareholders of Terra Nova and their new shares of Markel Holdings will have the benefit of a registration rights agreement. Robert S. Fleischer and David L. Jaffe are directors of Terra Nova and are managing directors of affiliates of these shareholders.

  . Markel Holdings common shares that will be issued to John J. Byrne and related entities and to Marsh & McLennan Risk Capital Holdings, Ltd. and related entities will have the benefit of a registration rights agreement. Mr. Byrne is a director of Terra Nova and Mr. Phillip F. Petronis, a director of Terra Nova, is an executive officer of an affiliate of Marsh & McLennan.

  . Markel has agreed that the board of directors of Markel Holdings will include Mr. Rogers and two other directors of Terra Nova, John J. Byrne and Mark J. Byrne.

  . Markel will indemnify present and former officers and directors of Terra Nova, subject to specified limitations, for claims arising as a result of their service to Terra Nova or relating to the agreement and the transactions, and will maintain directors and officers liability insurance coverage for them for 7 years.

Opinion of Terra Nova's Financial Advisor (page 23)

   Donaldson, Lufkin & Jenrette Securities Corporation delivered its written opinion to the Terra Nova board that, as of August 15, 1999, the consideration that shareholders of Terra Nova, other than shareholders who were affiliates of Donaldson, Lufkin & Jenrette, would receive in the transactions was fair to them under the original agreement from a financial point of view. On January 27, 2000, Donaldson, Lufkin & Jenrette delivered its opinion to the Board of Directors of Terra Nova that, as of that date, the consideration that the shareholders of Terra Nova, other than shareholders who were affiliates of Donaldson, Lufkin & Jenrette, would receive in the transaction was fair to them from a financial point of view. The opinion of Donaldson, Lufkin & Jenrette is not a recommendation as to how any holder of Terra Nova ordinary shares should vote with respect to the transaction or whether any holder should elect to receive stock consideration or cash consideration.

   We have attached as Appendix C the full text of that written opinion, which describes the methods, assumptions, limitations and qualifications that Donaldson, Lufkin & Jenrette used, and the matters considered, to develop its opinion. We urge you to read the opinion carefully and in its entirety.

Opinion of Markel's Financial Advisor (page 28)

   Salomon Smith Barney Inc. delivered its written opinion to the Markel board that, as of August 15, 1999, the consideration proposed to be paid for each outstanding Terra Nova ordinary share under the original agreement was fair, from a financial point of view, to Markel shareholders. On January 27, 2000, SSB rendered an oral opinion, later confirmed in writing, to the Markel board of directors that, as of that date, the consideration that Markel Holdings would pay for each outstanding Terra Nova ordinary share under the amended agreement was fair, from a financial point of view, to Markel shareholders. The opinion of SSB is not a recommendation as to how any holder of Markel common shares should vote with respect to the transactions contemplated by the agreement.

   We have attached as Appendix D the full text of SSB's January 27, 2000 written opinion, which describes the methods, assumptions, limitations and qualifications that it used to develop its opinion. We urge you to read the opinion carefully and in its entirety.

What We Need to do to Complete the Proposed Transactions (page 54)

   To complete the transactions:

  .  the shareholders of Markel and Terra Nova must approve the transactions;

  . we must receive all required regulatory consents and approvals, including the approval of the scheme of arrangement by the Supreme Court of Bermuda;

  . no temporary restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition may prevent completion of the transactions; and

  . Markel and Terra Nova must each receive a legal opinion addressing the tax consequences of the proposed transactions.

   We have received the required regulatory consents and approvals, except the Supreme Court of Bermuda's approval of the scheme of arrangement. Unless prohibited by law, either Markel or Terra Nova could elect to extend the time for the performance of any obligation of the other party or waive a condition that has not been satisfied by the other party and complete the transactions anyway.

Terminating the Agreement; Who Pays for What (page 58)

   Either Markel or Terra Nova may terminate the agreement at any time before we complete the proposed transactions, either before or after shareholder approval, if one of the termination conditions in the agreement, described on page 58, occurs. Based upon the circumstances of the termination, Markel or Terra Nova may be obligated to pay a $27 million termination fee and/or the other party's expenses associated with the transaction up to $3 million.

   Whether or not we complete the proposed transactions, Markel and Terra Nova will each pay their own fees and expenses, except as described in the immediately preceding paragraph and except that Markel and Terra Nova will each pay one-half of the costs and expenses incurred in printing and mailing this joint proxy statement/prospectus and the related SEC filing fees.

Accounting Treatment of the Proposed Transactions (page 46)

   We will account for the proposed transactions as a "purchase." This means that for accounting and financial reporting purposes, we expect to treat our companies as one company beginning as of the date we complete the transactions.

Governmental and Regulatory Approvals (page 47)

   We have received the required governmental and regulatory consents and approvals, except the Supreme Court of Bermuda's approval of the scheme of arrangement. We have received early termination from the Antitrust Division of the Department of Justice and the Federal Trade Commission of the waiting period that is required prior to consummating the transactions.

Comparison of Rights of Markel and Terra Nova Shareholders to their Rights as Markel Holdings Shareholders (page 77)

   At the effective time, shareholders of Markel and Terra Nova will become shareholders of Markel Holdings. As shareholders of Markel Holdings, your rights will be governed by the Articles of Incorporation and Bylaws of Markel Holdings and the Virginia Stock Corporation Act. The rights of shareholders of Markel Holdings will be similar to the rights of current Markel shareholders. The rights of shareholders of Markel Holdings will differ from the rights of current holders of Terra Nova ordinary shares.

Markel (page 71)

   Markel Corporation markets and underwrites specialty insurance products and programs to a variety of niche markets. In each of these markets, Markel seeks to provide quality products and excellent customer service so that it can be a market leader. Markel's financial goals are to earn consistent underwriting profits and superior investment returns to build shareholder value.

Terra Nova (page 72)

   Terra Nova is the holding company for wholly owned operating entities. The five principal operating entities are:

  .  Terra Nova Insurance Company Limited in the U.K.

  .  Terra Nova (Bermuda) Insurance Company Ltd.

  .  "Corifrance" in Paris--Compagnie de Reassurance d'Ile de France

  . Terra Nova Capital Limited, Terra Nova's corporate capital provider at Lloyd's, and

  .  Octavian Syndicate Management Limited

   Octavian manages the six Lloyd's syndicates in which Terra Nova has a participation. Through these subsidiaries, Terra Nova writes specialty property, casualty, marine and aviation insurance and reinsurance business worldwide.

Markel Holdings (page 73)

   Markel Holdings is a Virginia corporation that has been formed for the purpose of the transactions. Markel Holdings is currently a subsidiary of Markel. Upon completion of the transactions, Markel Holdings will be the parent corporation of Markel and Terra Nova, and its name will be changed to Markel Corporation.

          Comparative Per Share Market Prices and Dividend Information

   Markel common shares are traded on the New York Stock Exchange under the symbol "MKL", and Terra Nova Class A ordinary shares are traded on the NYSE under the symbol "TNA". Prior to June 11, 1997, Markel's common shares traded in the NASDAQ stock market under the symbol "MAKL". The following table sets forth the range of high and low sale prices for Markel Corporation common shares and Terra Nova Class A ordinary shares for the periods indicated, as reported on the NYSE and NASDAQ stock market.

                             Markel Corporation         Terra Nova (Bermuda)
                         --------------------------- --------------------------
                           High      Low    Dividend   High     Low    Dividend
                         --------- -------- -------- -------- -------- --------
1997
  First Quarter......... $ 113.500 $ 89.000    --    $ 21.500 $ 18.750  $ 0.02
  Second Quarter........   131.000  102.500    --      22.125   18.000    0.05
  Third Quarter.........   157.500  127.500    --      27.250   20.875    0.05
  Fourth Quarter........   161.000  144.000    --      29.625   24.250    0.05
1998
  First Quarter.........   177.500  150.000    --      30.500   23.813    0.05
  Second Quarter........   180.500  158.500    --      33.000   29.000    0.06
  Third Quarter.........   185.000  141.000    --      34.500   25.875    0.06
  Fourth Quarter........   183.750  132.750    --      29.938   23.063    0.06
1999
  First Quarter.........   184.500  166.500    --      26.750   21.750    0.06
  Second Quarter........   192.000  176.500    --      27.750   21.500    0.06
  Third Quarter.........   191.500  174.000    --      32.438   23.000    0.06
  Fourth Quarter .......   180.500  145.000    --      31.825   28.563    0.06
2000
  First Quarter (through
   February 8, 2000)....   167.063  134.688    --      30.375   20.813      --

   On August 13, 1999, the last trading day prior to the announcement by Markel and Terra Nova that they had reached an agreement concerning the original transactions, the closing sale prices of Markel common shares and Terra Nova Class A ordinary shares as reported on the NYSE were $184.500 and $25.938, respectively. On February 8, 2000, the closing sale prices of Markel common shares and Terra Nova Class A ordinary shares as reported on the NYSE were $158.188 and $22.625, respectively. The market price of Markel and Terra Nova shares will fluctuate between the date of this joint proxy statement/prospectus and the date on which the transactions occur. We urge you to obtain current share price quotations for Markel and Terra Nova shares.

   The Terra Nova Class B ordinary shares are not traded in any regularly established securities market. The Terra Nova Class B ordinary shares may be converted into Class A ordinary shares at the election of the holder of such shares.

   As of December 20 and December 23, 1999, the respective record dates for the special meetings, there were 497 record holders of Markel common shares and 83 record holders of Terra Nova Class A ordinary shares and six record holders of the Terra Nova Class B ordinary shares.

   Following the transactions, Markel Holdings shares will be traded on the NYSE under the symbol "MKL" and Terra Nova Class A ordinary shares will cease to be traded and there will be no further market for such shares.

       Summary Comparative Historical and Pro Forma Per Share Information

   The following table sets forth historical income from continuing operations per share, historical book value per share and historical cash dividends per share for Markel and Terra Nova, unaudited pro forma per share information for Markel and unaudited pro forma equivalent per share information for Terra Nova based on the 0.07027 exchange ratio of Markel Holdings common shares, cash and
0.07027 exchange ratio of contingent value rights that will be received by Terra Nova shareholders for each Terra Nova ordinary share.

   The information presented in the table should be read in conjunction with the unaudited pro forma condensed financial statements and the separate historical consolidated financial statements of Markel and Terra Nova and the related notes contained elsewhere or incorporated by reference in this joint proxy statement/prospectus. See "Unaudited Pro Forma Condensed Financial Information", "Recent Developments" and "Where You Can Find More Information."

                                        Historical            Pro Forma
                                     ----------------- -----------------------
                                                       Markel/Terra
                                     Markel Terra Nova     Nova     Terra Nova
                                     ------ ---------- ------------ ----------
Income from continuing operations
 per basic share:
  Year ended December 31, 1998 (1).. $10.41   $ 3.30      $10.05      $ 1.41
  Nine months ended September 30,
   1999.............................   6.34     1.83        6.25         .88
Income from continuing operations
 per diluted share:
  Year ended December 31, 1998 (1).. $10.17   $ 3.22      $ 9.32      $ 1.31
  Nine months ended September 30,
   1999.............................   6.27     1.77        5.85         .82
Book value per share as of (2):
  December 31, 1998................. $77.02   $22.51      $98.74      $13.88
  September 30, 1999................  68.96    20.74       92.38       12.98
Dividends per share (3):
  Year ended December 31, 1998...... $  --    $ 0.23      $  --       $  --
  Nine months ended September 30,
   1999.............................    --      0.18         --          --

--------
(1) Excludes an extraordinary charge of $11.6 million (net of $5.2 million income tax benefit), $0.46 per basic share or $0.45 per diluted share, relating to the debt extinguishment by Terra Nova for the year ended December 31, 1998.

(2) Book value per share assumes pro forma shareholders' equity of $718.8 million and pro forma shares outstanding of 7.3 million as of December 31, 1998. As of September 30, 1999 pro forma shareholders' equity was $679.5 million and pro forma shares outstanding were 7.4 million.
(3) Dividends per share on a pro forma Markel/Terra Nova basis are based on Markel's historical dividend policy. Markel Holdings does not expect to pay dividends.

          Markel Corporation Summary Historical Financial Information

   Markel derived the following summary selected consolidated financial information for, and as of the end of each of the years in the five year period ended December 31, 1998 from Markel's audited consolidated financial statements. Markel derived the financial information for the nine-month periods ended September 30, 1999 and 1998 and as of September 30, 1999 from Markel's unaudited consolidated financial statements. These unaudited consolidated financial statements include, in Markel's opinion, all adjustments, consisting only of normal recurring items, necessary for a fair presentation of Markel's financial position and results of operations for the covered periods. You should read the following information along with Markel's consolidated financial statements and related notes incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

                              Nine Months  Ended           Year Ended
                                 September 30,            December 31,
                              ------------------- -----------------------------
                                1999      1998    1998  1997  1996  1995  1994
                              --------- --------- ----- ----- ----- ----- -----
                                    (in millions, except per share data)
Operating Results:
  Revenues................... $     404 $     313 $ 426 $ 419 $ 367 $ 344 $ 280
  Income from continuing
   operations................        35        40    57    50    47    34    19
  Income from continuing
   operations per basic
   share.....................      6.34      7.25 10.41  9.20  8.58  6.38  3.44
  Income from continuing
   operations per diluted
   share.....................      6.27      7.07 10.17  8.92  8.30  6.15  3.33
  Cash dividends per share...        --        --    --    --    --    --    --
  Weighted average shares
   outstanding:
    Basic....................      5.58      5.50  5.51  5.48  5.44  5.41  5.40
    Diluted..................      5.64      5.64  5.64  5.65  5.62  5.61  5.57

                              September 30,            December 31,
                              ------------- -----------------------------------
                                  1999       1998    1997    1996   1995  1994
                              ------------- ------- ------- ------- ----- -----
                                                (in millions)
Balance Sheet Data:
  Total investments..........    $ 1,652    $ 1,481 $ 1,408 $ 1,131 $ 909 $ 612
  Total assets...............      2,507      1,921   1,870   1,605 1,315 1,103
  Long-term obligations and
   redeemable preferred
   stock.....................        308        243     243     115   107   101
  Shareholders' equity.......        386        425     357     268   213   139

  Terra Nova (Bermuda) Holdings Ltd. Summary Historical Financial Information

   Terra Nova derived the following summary selected consolidated financial information for, and as of the end of each of the years in the five year period ended December 31, 1998 from Terra Nova's audited consolidated financial statements. Terra Nova derived the financial information for the nine-month periods ended September 30, 1999 and 1998 and as of September 30, 1999 from Terra Nova's unaudited consolidated financial statements. These unaudited consolidated financial statements include, in Terra Nova's opinion, all adjustments, consisting only of normal recurring items, necessary for a fair presentation of Terra Nova's financial position and results of operations for the covered periods. You should read the following information along with Terra Nova's consolidated financial statements and related notes incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information."

                                       Nine Months
                                          Ended
                                        September           Year Ended
                                           30,             December 31,
                                       ----------- ----------------------------
                                       1999  1998  1998  1997  1996  1995  1994
                                       ----- ----- ----- ----- ----- ----- ----
                                         (in millions, except per share data)
Operating Results:
  Revenues............................ $ 571 $ 479 $ 675 $ 534 $ 378 $ 337 $321
  Income from continuing operations
   (1)................................    46    65    84    73    64    43   27
  Income from continuing operations
   per basic share (1)................  1.83  2.55  3.30  2.87  2.77  2.94  --
  Income from continuing operations
   per diluted share (1)..............  1.77  2.48  3.22  2.82  2.68  2.59  --
  Cash dividends per share............  0.18  0.17  0.23  0.17  0.06   --   --
  Weighted average shares outstanding:
    Basic ............................ 25.29 25.47 25.45 25.59 22.68 13.44  --
    Diluted........................... 26.11 26.20 26.10 26.00 24.26 17.67  --

                               September 30,            December 31,
                               ------------- ----------------------------------
                                   1999       1998   1997   1996   1995   1994
                               ------------- ------ ------ ------ ------ ------
                                                (in millions)
Balance Sheet Data:
  Total investments...........    $1,410     $1,535 $1,366 $1,240 $1,079 $  816
  Total assets................     2,608      2,479  2,220  1,867  1,785  1,752
  Long-term obligations and
   redeemable preferred
   stock......................       175        175    175    100    134    119
  Shareholders' equity........       526        571    482    399    197     59

--------
(1) Excludes an extraordinary charge of $11.6 million (net of $5.2 million income tax benefit), $0.46 per basic share or $0.45 per diluted share, relating to the debt extinguishment by Terra Nova for the year ended December 31, 1998.

      Summary Unaudited Selected Pro Forma Condensed Financial Information

   The following summary unaudited selected pro forma condensed financial information is intended to give you a better picture of what our businesses might have looked like if Markel and Terra Nova had been combined for the periods, and as of the date, presented. The pro forma results of operations information assumes that the transactions and scheme of arrangement were completed as of the beginning of each of the periods provided. The pro forma condensed balance sheet information assumes that the merger and scheme of arrangement were completed as of the date indicated. We derived this condensed financial information from our separate historical consolidated financial statements and other financial information, which includes adjustments for goodwill and financing costs. We have included this unaudited pro forma condensed financial information for comparative purposes only, and it does not necessarily indicate the results of operations or financial position which actually would have been obtained if we had completed the merger and scheme of arrangement at the beginning of the periods or as of the date presented. This pro forma condensed financial information does not represent the results of operations or financial position that we will experience in the future. See "Unaudited Pro Forma Condensed Financial Information" and "Recent Developments."

                                Nine Months Ended         Year Ended
                                  September 30,          December 31,
                               --------------------     -------------------
                                       1999                  1998
                               --------------------     -------------------
                               (in millions, except per share data)
   Operating Results:
     Revenues.................                    $970                  $1,217
     Income from continuing
      operations (1)..........                      46                      73
     Income from continuing
      operations per basic
      share (1)...............                    6.25                   10.05
     Income from continuing
      operations per diluted
      share (1)...............                    5.85                    9.32
     Cash dividends per
      share...................                     --                      --
     Weighted average shares
      outstanding
       Basic..................                    7.34                    7.26
       Diluted................                    7.84                    7.83

                                                                   September 30,
                                                                   -------------
                                                                       1999
                                                                   -------------
                                                                   (in millions)
   Balance Sheet Data:
     Total investments............................................    $ 2,951
     Total assets.................................................      5,167
     Long-term obligations and redeemable preferred stock.........        732
     Shareholders' equity.........................................        679

--------
(1) Excludes an extraordinary charge of $11.6 million (net of $5.2 million income tax benefit), $0.46 per basic share or $0.45 per diluted share, relating to the debt extinguishment by Terra Nova for the year ended December 31, 1998.

                            Recent Developments

   Terra Nova will report an operating loss* for the fourth quarter of 1999 and the full year ended December 31, 1999. The fourth quarter operating loss results from several factors, including:

  . significant catastrophe losses in the quarter, primarily from two intense storms in late December which caused severe damage to areas of western Europe, an earlier December storm in Denmark and hurricanes in the Caribbean

  . adverse development on claims relating to certain property loss events, in large part because of deterioration on proportional property treaties

  . a charge taken to recognize the cost of buying additional reinsurance protection for the runoff of certain lines of aviation and satellite business written by one of Terra Nova's Lloyd's syndicates which has merged with another of its syndicates for the 2000 underwriting year

   Based on the preliminary information, Terra Nova estimates that the after-tax operating loss will be $79.0 million or $3.01 per share for the fourth quarter and $55.6 million or $2.13 per share for the year ended December 31, 1999. Terra Nova also estimates that its book value as at December 31, 1999 will be $439.3 million or $17.32 per share.


--------

* Operating losses represent net losses before extraordinary charges, discontinued operations, minority interests and realized gains on investments after tax. Terra Nova management believes this measure is relevant and useful to the investor as it shows income or losses from core operations. It excludes non-recurring items and realized gains on investments which reflect management's decision to sell investments from time to time. The measure does not replace operating income or net income, computed in accordance with generally accepted accounting principles, as a measure of profitability.

                          Forward-Looking Information

   This joint proxy statement/prospectus contains or incorporates by reference forward-looking statements and information relating to Markel and Terra Nova that are based on the beliefs of their respective managements as well as assumptions made by and information currently available to each of Markel and Terra Nova. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan" and "intend" and similar expressions, as they relate to Markel and Terra Nova or their respective managements, are intended to identify forward-looking statements. These forward-looking statements are based on current management assumptions and are subject to uncertainties and inherent risks that could cause actual results to differ materially from those contained in any forward-looking statement. Markel and Terra Nova have identified factors that could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors include, but are not limited to, the following:

  . uncertainties and changes in government policy, regulatory policy, statutory law or case law with respect to the companies, their respective brokers or customers;

  . the occurrence of man-made or natural catastrophic events with a frequency or severity exceeding the estimates of the companies;

  .  the uncertainties of the reserving process;

  .  loss of the services of any of the companies' executive officers;

  . the competitive environment in which the companies operate and related pricing weaknesses in some lines of business;

  .  changing rates of inflation and other economic conditions;

  .  losses due to foreign currency exchange rate fluctuations;

  .  ability to collect reinsurance recoverables;

  .  changes in the availability, cost or quality of reinsurance;

  . developments in global financial markets that could affect the companies' investment portfolios;

  . changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

  . the impact of Year 2000 related issues, including their impact on the companies' technology systems and underwriting exposures; and

  .  the effects of mergers, acquisitions and divestitures.

   Neither Markel nor Terra Nova undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

                           The Markel Special Meeting

Date, Time and Place

   The Markel special meeting was convened on February 10, 2000 was adjourned and will be reconvened and held, in the Markel American Building, 4501 Highwoods Pkwy., Glen Allen, Virginia on March 16, 2000 at 10:00 a.m.

Matters to Be Considered at the Markel Special Meeting

   At the Markel special meeting, holders of Markel common shares will be asked to vote on a proposal to approve and adopt the agreement and the related plan of merger.

Voting and Proxies

   The Markel board has fixed the close of business on December 20, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Markel special meeting. At that date, there were outstanding 5,588,873 Markel common shares. No other voting securities of Markel are outstanding.

   The presence at the Markel special meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the Markel special meeting constitutes a quorum for the transaction of business at the Markel special meeting. If a quorum should not be present, the Markel special meeting may be adjourned from time to time until a quorum is obtained. Assuming a quorum is present, the vote of at least two-thirds of the outstanding Markel common shares entitled to be cast at the Markel special meeting is required to approve the agreement and the related plan of merger.

   At the close of business on the record date, there were 5,588,873 Markel common shares outstanding and entitled to vote at the Markel special meeting, of which the directors and officers of Markel beneficially owned approximately
1.6 million shares, representing approximately 29% of the outstanding shares. These officers and directors have either granted Terra Nova an irrevocable proxy to vote their Markel common shares in favor of the transactions or have indicated to Markel that they intend to vote in favor of the transactions. Holders of Markel common shares will be entitled to one vote per share on each matter submitted to the Markel special meeting.

   Markel common shares represented by properly executed proxies will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted for approval of the agreement and in the best judgment of the individuals named in the accompanying proxy on any other matters which may properly come before the Markel special meeting. Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by filing a notice of revocation or a duly executed proxy bearing a later date with the Secretary of Markel at 4521 Highwoods Parkway, Glen Allen, Virginia 23060. Any proxy may also be revoked by the shareholder's attendance at the Markel special meeting and voting in person. A notice of revocation need not be on any specific form.

   Any proxy may also be revoked by attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute revocation of a proxy. Markel has not adjourned the special meeting for a period of time long enough to require the setting of a new record date for the meeting. The adjournment will have no effect on the ability of Markel's shareholders of record as of the record date to exercise their voting rights. Your earlier proxy card will not be voted.

   Abstentions may be specified with respect to the approval of the agreement by properly marking the "ABSTAIN" box on the proxy, and will be counted as present for the purpose of determining the existence of a quorum. Abstentions and broker non-votes will have the same effect as a vote against the approval of the agreement.

Solicitation of Proxies

   Proxies are being solicited by and on behalf of the Markel board. Markel and Terra Nova will share the expenses related to printing this joint proxy statement/prospectus as well as all mailing and SEC filing fees incurred in connection with the joint proxy statement/prospectus. Markel has not engaged the services of any party to solicit proxies or to assist in the distribution of proxy materials, but Markel reserves the right to retain such services or assistance at its discretion. In addition to soliciting proxies by mail, officers, directors and employees of Markel, without receiving additional compensation, may solicit proxies by telephone, telegraph, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Markel common shares, and Markel will reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding information.

                            The Terra Nova Meetings

Date, Time and Place

   The Terra Nova special general and court meetings were convened on February 10, 2000, were adjourned and will reconvene and be held at the offices of Terra Nova, Richmond House, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda on March 16, 2000 commencing at 10:00 a.m. local time. The court meeting for the Class A ordinary shareholders will reconvene and be held at 10:00 a.m., followed by the court meeting for the Class B ordinary shareholders. The special general meeting will be held 10:30 a.m. or immediately after the court meetings.

Matters to be Considered at the Terra Nova Meetings

   At the court meetings, holders of Terra Nova Class A ordinary shares and Class B ordinary shares, each acting separately as a class, will be asked to vote on a proposal to approve the scheme of arrangement to be filed at the effective time. Terra Nova is required to obtain the approval of the Class A and Class B ordinary shareholders at the separate court meetings as a prerequisite to obtaining the Supreme Court of Bermuda's approval of the scheme.

   At the special general meeting, holders of Terra Nova Class A ordinary shares will be asked to vote on proposals to approve the agreement and the transactions contemplated by the agreement, including the scheme of arrangement and the resulting changes to issued share capital, and on such other matters as may properly come before the special general meeting. The special general meeting is being held in accordance with Terra Nova's bye-laws.

Voting and Proxies

   The Terra Nova board has fixed the close of business, 5:00 p.m., New York City time, on December 23, 1999 as the record date for determining the holders of Terra Nova ordinary shares entitled to notice of, and to vote at, the court meetings and the special general meeting. Only holders of record of Terra Nova Class A and Class B ordinary shares at the close of business on the record date will be entitled to notice of, and to vote at, the court meetings. Only holders of record of Terra Nova Class A ordinary shares at the close of business on the record date will be entitled to notice of, and to vote at, the special general meeting.

   At the close of business on the record date,

  . 24,348,192 Terra Nova Class A ordinary shares were issued and outstanding and entitled to vote at the special general meeting and to vote at the court meetings as a separate class and

  . 1,796,217 Terra Nova Class B ordinary shares were issued and outstanding and entitled to vote at the court meeting as a separate class.

   Holders of record of Terra Nova Class A ordinary shares are entitled to one vote at the special general meeting and one class vote at the Class A court meeting for each share of Terra Nova Class A ordinary share held of record on the record date on any matter which may properly come before the special general meeting and the court meeting, respectively. Holders of record of Terra Nova Class B ordinary shares are entitled to one class vote at the Class B court meeting for each share of Terra Nova Class B ordinary shares held of record on the record date on any matter which may properly come before the court meeting.

   The presence at the court meetings, either in person or by proxy, of the holders of a majority of the outstanding Terra Nova Class A ordinary shares and Terra Nova Class B ordinary shares entitled to vote, respectively, is necessary to constitute a quorum in order to transact business at such court meetings. In the event that a quorum is not present at a court meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies. The presence at the special general meeting, either in person or by proxy of the holders of a majority of the outstanding Terra Nova Class A ordinary shares entitled to vote is necessary to constitute a quorum in order to transact business at the special general meeting. In the event that a quorum is not present at the special general meeting, it is expected that such meeting will be adjourned or postponed in order to solicit additional proxies.

   Approval of the proposal to adopt the scheme of arrangement at the Class A and Class B court meetings will require the respective affirmative vote of

  . a majority in number of Terra Nova Class A shareholders who represent at least 75 percent in value of the Terra Nova Class A ordinary shares present and voting at the related court meeting and

  . a majority in number of Terra Nova Class B shareholders who represent at least 75 percent in value of the Terra Nova Class B ordinary shares present and voting at the related court meeting.

   Approval of the proposals to adopt the agreement and the transactions contemplated by the agreement, including the scheme of arrangement and the resulting changes to issued share capital, at the special general meeting will require the affirmative vote of a majority in number of Terra Nova Class A shareholders who represent at least 75 percent in value of the Terra Nova Class A ordinary shares present and voting at the special general meeting.

   Under applicable Bermuda law, brokers who hold Terra Nova Class A or Class B ordinary shares as nominees, in the absence of instructions from the beneficial owners thereof, will not have discretionary authority to vote such shares for or against the approval and adoption of the agreement and the transactions. Any shares covered by proxies which indicate that they are non-voting because the nominee-broker lacks discretionary authority will be counted as present for determining the existence of a quorum, but will not otherwise be counted in the voting.

   Abstentions may be specified with respect to the approval of the agreement by properly marking the "ABSTAIN" box on the proxy, and will be counted as present for the purpose of determining the existence of a quorum, but will not otherwise be counted in the voting.

   Terra Nova will not vote the proxy cards mailed to you with the joint proxy statement/prospectus, dated December 27, 1999, at the special general meeting or court meetings.

   Shares represented by properly executed proxies received in time for the court meetings and the special general meeting will be, unless the proxies have been properly revoked, voted at such meetings in the manner specified by such proxies. Terra Nova shareholders should be aware that, if your proxy is properly executed but does not contain voting instructions, your proxy for the special general meeting will be voted FOR approval of the agreement and the transactions contemplated by the agreement and your proxy for the court meetings will be voted FOR the scheme of arrangement. The grant of a proxy on the enclosed special general meeting proxy card and court meeting proxy card does not preclude a shareholder from voting in person. A shareholder of Terra Nova may revoke a proxy at any time prior to its exercise by filing a written notice of revocation or a duly executed proxy bearing a later date with the secretary of Terra Nova at the address given on the notice of special general meeting or notice of court meetings accompanying this joint proxy statement/ prospectus. Any proxy may also be revoked by attending the special general meeting or the relevant court meeting, as the case may be, and voting in person. Attendance at the special general meeting or court meeting will not by itself constitute revocation of a proxy. Terra Nova does not expect to adjourn either the special general meeting or the court meetings for a period of time long enough to require the setting of a new record date for such meeting. If an adjournment occurs, it will have no effect on the ability of Terra Nova's shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.


Solicitation of Proxies

   Proxies are being solicited by and on behalf of the Terra Nova board. Terra Nova will bear the cost of solicitation of proxies from its own shareholders, except that Terra Nova and Markel will share the expenses related to printing this joint proxy statement/prospectus, as well as all mailing and SEC filing fees incurred in connection with the joint proxy statement prospectus. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Terra Nova shares held of record by such persons, and Terra Nova will reimburse its custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. In addition to soliciting proxies by mail, officers, directors and employees of Terra Nova, without receiving additional compensation, may solicit proxies by telephone, telegraph, in person or by other means. Terra Nova has also made arrangements with Kissell-Blake to assist in soliciting proxies from shareholders.

                                The Transactions

Background of the Agreement

   Both Markel and Terra Nova have a history of growth through acquisitions. Senior management of Markel has felt for some time that an acquisition which expanded Markel's base of profitably underwritten business and also provides opportunities for increased investment leverage would be very beneficial. Senior management of Terra Nova believed that an appropriate acquisition or combination providing access to the U.S. insurance markets would be beneficial to Terra Nova.

   In the spring of 1998, Terra Nova's financial advisors contacted Steven Markel, vice chairman of Markel, to explore interest in a possible business combination. The transaction discussed at that time involved an acquisition by Markel which would have been structured so the surviving entity would be a Bermuda corporation not subject to U.S. tax. Representatives of Terra Nova and Markel held numerous discussions throughout the early summer but reached no agreement. Both parties agreed that discussions might re-commence in the future.

   In early December 1998, Steven Markel contacted John Dwyer, chairman of Terra Nova, to discuss the possibility of continuing discussions. Mr. Markel and Mr. Dwyer met on December 21 and determined that it would be beneficial for each of Terra Nova and Markel to conduct a due diligence review of the other. A mutual confidentiality agreement was executed in early January and the parties and their representatives conducted due diligence reviews throughout January and early February of 1999. The transaction under discussion continued to involve a Bermuda based surviving entity and would have utilized pooling of interests accounting treatment. No agreement was reached, and the parties formally terminated discussions on April 1, 1999.

   During June of 1999, Steven Markel and Markel's financial advisors met with Terra Nova's financial advisors and other representatives of Terra Nova to discuss the due diligence results and explore whether a transaction was still possible. No agreement was reached at that time. On July 23, 1999, Steven Markel wrote to the board of directors of Terra Nova indicating that Markel was willing to make a proposal to acquire all outstanding equity interests in Terra Nova for $33.00 per share with the consideration being 1/3 cash and 2/3 Markel common shares. The proposed transaction did not contemplate a Bermuda-based surviving entity nor would it have been accounted for as a pooling of interests.

   On August 4 and 5, 1999, the board of directors of Terra Nova held a regularly scheduled meeting at which it considered the letter from Steven Markel and directed the executive committee to continue discussions with Markel executives and advisors regarding the proposal.

   On August 6, 1999, Terra Nova issued a press release announcing that it had received an unsolicited proposal for a merger and that it was in the advanced stages of negotiating an agreement to acquire another company.

   On August 6, 1999, the executive committee of Terra Nova's board of directors advised Steven Markel that it was willing to discuss a transaction and that Markel should complete any additional due diligence as quickly as possible. Both parties conducted additional due diligence between August 6 and August 13, and the parties' legal representatives commenced drafting and negotiation of definitive agreements.

   On August 13, 1999, Steven Markel and Darrell Martin, Markel's executive vice president and chief financial officer, along with Markel's financial advisors met with the Terra Nova executive committee and Terra Nova's financial advisors. Numerous issues were discussed and negotiated but no final agreement was reached as to price or as to the proposed mix of cash and shares to be offered Terra Nova shareholders. The parties' legal representatives continued to revise the proposed definitive agreements. Meetings continued on August 14 with final agreements as to price and consideration being reached, subject to approval of the respective boards of directors of each party. On August 15, 1999, the board of directors of each of Markel and Terra Nova approved the Agreement and Plan of Merger and Scheme of Arrangement and definitive agreements were executed and delivered by the parties.

   In mid January, 2000, Terra Nova management informed Markel management that Terra Nova was likely to incur an operating loss for the fourth quarter. Upon receipt of this information Steven Markel contacted Terra Nova's executive committee to request further information. After reviewing preliminary fourth quarter and year-end Terra Nova financial information, Steven Markel expressed concern to Terra Nova's executive committee that the transaction might not be consummated. Terra Nova management continued its efforts to produce additional financial and operating data which was shared with Markel management on January 18, 2000. This additional preliminary information indicated that Terra Nova's fourth quarter losses would likely result in a loss for the year ended December 31, 1999 and Markel raised questions about Terra Nova's operating profitability for 2000 and 2001.

   After reviewing this additional information Steven Markel advised Terra Nova's executive committee that Markel was unlikely to proceed with the original transaction but was willing to discuss a revised transaction. Terra Nova's executive committee indicated that its willingness to consider a revised transaction would depend on proposed terms. The parties and their advisors discussed numerous issues and proposals from January 18 through January 24 but no agreement was reached.

   The parties continued discussions on January 25 and reached an agreement in principle on revised terms late in the evening, subject to negotiation of definitive documentation and full board approval. Each of the Terra Nova and Markel Board's approved the transaction, subject to completion of definitive documentation, on January 27. Definitive documentation was completed on January 28.

Reasons for the Proposed Transactions

   We believe the combination of our two companies, both of which focus on underwriting profitability, will create an organization able to compete more effectively in the international insurance markets. The transactions should also provide opportunities to achieve benefits that would not be available to either company alone, such as:

  . opportunities for Markel to cross-sell its insurance products as a result of Terra Nova's presence in London, Bermuda and other international insurance markets,

  . increased access to U.S. markets for Terra Nova's insurance products as a result of Markel's presence in the United States, and

  . enhanced ability as a company with larger size and scale to attract business where size and financial strength are purchasing factors.

   The Markel board also considered a number of other items and factors, including, without limitation, the following:

  . Markel's business and strategic objectives and the recommendation of Markel's management;


  . Terra Nova's products are specialized and not sold on the basis of price alone;

  . current industry, economic and market conditions, including the intensification of competition in the property and casualty insurance and reinsurance business and the recent consolidation activity in the insurance and reinsurance industry;

  . Markel's knowledge and review of the financial condition, results of operations and business prospects of Terra Nova, including the results of Markel's due diligence review of Terra Nova;

  . the investment leverage in Terra Nova's investment portfolio and opportunities to enhance investment performance and contribute to greater profitability for the combined group;

  . the lack of overlap between Terra Nova and Markel's distribution systems or customer bases;

  . Terra Nova's presence in London, Bermuda and other international insurance markets and opportunities for the combined group to cross sell products and enhance the combined group's future rate of growth;

  . the terms and conditions of the transactions and the respective representations, warranties, covenants, agreements and conditions to their respective obligations, including the condition that the transaction be approved by the Markel shareholders;

  . the financial condition and business reputation of Terra Nova, and the strength of its management team;

  . the combined group's size and scale, which should enhance the companies' ability to attract and retain business where size and financial strength are purchasing factors; and

  . the financial presentation of Salomon Smith Barney Inc. to the Markel board and the oral opinion of SSB to the effect that, as of January 27, 2000, and based upon the assumptions made, general procedures followed, matters considered and limits on the review undertaken by SSB described in its written opinion, dated January 27, 2000, the consideration to be received by the shareholders of Terra Nova in the scheme of arrangement under the amended agreement was fair, from a financial point of view, to the shareholders of Markel.

   The Terra Nova board also considered a number of other items and factors, including, without limitation, the following:

  . Terra Nova's business, management, financial performance and condition, strategic objectives, prospects and competitive position, and the recommendations of Terra Nova's management;

  . a review of strategic alternatives, including other possible business combinations and, based on the foregoing, the belief that a transaction with another company could not reasonably be expected to offer terms with advantages superior to those of a business combination with Markel;

  . Markel's culture, similar to Terra Nova's, which is focused on underwriting profitability;

  . the current industry, economic and market conditions, including in particular the intensification of competition in the property and casualty insurance and reinsurance business and the resulting downward pressure on pricing, together with the recent consolidation trend within the insurance and reinsurance industry;

  . the current and historical trading prices and values of Terra Nova ordinary shares and Markel common shares and the current and historical trading multiples of other comparable companies;

  . the fact that the consideration on a per share basis represented a premium over recently prevailing market prices of Terra Nova ordinary shares;

  . the increased liquidity to Terra Nova's shareholders resulting from a substantial portion of the consideration consisting of cash;

  . the Terra Nova shareholders will only recognize gain for U.S. tax purposes to the extent of the amount of cash consideration and the value of the contingent value rights they receive;

  . its knowledge and review of the financial condition, results of operations and business prospects of Markel, as well as the results of Terra Nova's due diligence review of Markel, and its belief that the merger and scheme of arrangement would not be likely to adversely affect Terra Nova's relationships with its clients and associates;

  . the terms and conditions of the transactions and the parties' respective representations, warranties, covenants, agreements and conditions to their respective obligations, including the condition that the transactions be approved by the Terra Nova shareholders;

  . the Terra Nova board's belief that conducting an auction after receipt of Markel's proposal might (a) expose Terra Nova's business to competitive harm, (b) cause Markel to withdraw its proposal and (c) not assure Terra Nova of receiving any other acceptable offers;

  . the financial condition and business reputation of Markel, and the strength of its management team;

  . the risk that benefits sought in the transactions would not be obtained, the risk that the transactions would not be consummated, and the effect of the public announcement of the transactions on the trading price of Markel common shares and Terra Nova ordinary shares; and

  . the financial presentation of Donaldson, Lufkin & Jenrette Securities Corporation to the Terra Nova board and the oral opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of January 27, 2000 and based upon the qualifications and assumptions made and matters considered by Donaldson, Lufkin & Jenrette described in its written opinion dated January 27, 2000, the consideration to be received by the shareholders of Terra Nova, other than shareholders who are affiliates of Donaldson, Lufkin & Jenrette, in the transaction is fair to such shareholders from a financial point of view.

   Each company's board determined that the potential advantages of the transactions far outweigh the disadvantages. Each company's board believes that the transactions will result in its respective shareholders realizing greater value than its company could deliver to them alone. Based on the consideration of these and other relevant matters, each company's board unanimously determined that the agreement and the transactions contemplated by the agreement are in the best interests of its company and its company's shareholders.

   The foregoing discussion of the factors considered by each company's board is not intended to be exhaustive, but is believed to include all material factors considered by each company's board. In reaching its decision to approve the agreement and the transactions contemplated by the agreement, neither company's board quantified or assigned any relative weights to the factors considered, or considered any one factor to be determinative, and individual directors may have given different weight to different matters.

   The Markel board of directors and the Terra Nova board of directors have each unanimously concluded that the merger and scheme of arrangement are in the best interests of their respective shareholders, and each unanimously recommends that its shareholders vote for approval and adoption of the agreement and the transactions.

Opinion of Terra Nova's Financial Advisor

   Terra Nova requested Donaldson, Lufkin & Jenrette Securities Corporation, as financial advisor to Terra Nova, to render an opinion to the Terra Nova board of directors regarding the fairness from a financial point of view to Terra Nova's shareholders of the consideration to be received by such holders in the transaction. In the scheme of arrangement each ordinary share of Terra Nova will be converted into the right to receive:

   $13.00 in cash;

   0.07027 of a Markel Holdings common share; and

   0.07027 of a Markel Holdings Contingent Value Right.

   In determining the value of the consideration receivable for purposes of its analysis, Donaldson, Lufkin & Jenrette determined the value of .07027 of a Markel Holdings common share was $10.89, based on the closing price for Markel common stock as of January 26, 2000 of $155 per share. Based on the same price for Markel common stock, Donaldson, Lufkin & Jenrette determined that the value of .07027 of a Contingent Value Right was a range of $1.10 to $1.32 as determined by the Black-Scholes method of option valuation. These assumptions resulted in a range of values of the consideration receivable of $24.99 to $25.21 for each Terra Nova ordinary share.

   On January 27, 2000, Donaldson, Lufkin & Jenrette delivered its opinion to the board of directors of Terra Nova that, as of that date, and based on and subject to the assumptions, limitations and qualifications set forth in the written opinion, the consideration receivable by Terra Nova's shareholders, other than shareholders who were affiliates of Donaldson, Lufkin & Jenrette, was fair to the shareholders from a financial point of view.

   The full text of the Donaldson, Lufkin & Jenrette opinion is attached as Appendix C. We urge you to read the opinion carefully and in its entirety for the procedures followed, assumptions made, other matters considered and limits of the review by Donaldson, Lufkin & Jenrette in connection with its opinion.

   Donaldson, Lufkin & Jenrette prepared its opinion for the board of directors of Terra Nova. The opinion addressed only the fairness from a financial point of view of the consideration receivable by Terra Nova's shareholders as of January 27, 2000. Donaldson, Lufkin & Jenrette did not consider the fairness of the consideration receivable to shareholders who are its affiliates. Donaldson, Lufkin & Jenrette necessarily based its opinion on economic, market, financial and other conditions as they existed on the date of its opinion and on the information made available to it as of that date. Although subsequent developments may affect the assumptions, analyses or conclusions of the opinion, Donaldson, Lufkin & Jenrette does not have any obligation to update, revise or reaffirm its opinion. Donaldson, Lufkin & Jenrette expressed no opinion as to the prices at which Markel Holdings common shares or the contingent value rights might actually trade at any time. The opinion is not a recommendation to any Terra Nova shareholder as to how such shareholder should vote on the transaction. The opinion did not address the relative merits of the transaction compared to the business strategies considered by Terra Nova's board of directors or the board of directors' decision to proceed with the transaction.

   In arriving at its opinion, Donaldson, Lufkin & Jenrette:

  .  reviewed the agreement and the amended agreement;

  . reviewed financial and other information that was publicly available or furnished to it by Terra Nova and Markel, including information provided during discussions with the respective managements of Terra Nova and Markel;

  . reviewed earnings projections of Terra Nova for the period beginning October 1, 1999 and ending December 31, 2000 prepared by the management of Terra Nova. For earnings projections of Terra Nova for periods subsequent to December 31, 2000, Donaldson, Lufkin & Jenrette used estimates of long-term earnings growth from I/B/E/S International, Inc., a database source for institutional analyst's earnings estimates;

  . reviewed earnings projections of Markel for the period beginning October 1, 1999 and ending December 31, 2003 prepared by the management of Markel;

  . compared financial and securities data of Terra Nova and Markel with data of various other companies whose securities are traded in public markets;

  . reviewed the historical share prices and trading volumes of Markel common shares;

  . reviewed prices paid in other relevant business combinations of property-casualty insurance companies, selected on the basis of their mix of business; and

  . conducted such other financial studies, analyses and investigations as Donaldson, Lufkin & Jenrette deemed appropriate for purposes of the opinion.

   In rendering its opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Terra Nova and Markel or their respective representatives, or that it otherwise reviewed. The management of Terra Nova and Markel believe that their financial projections are based on reasonable assumptions. Donaldson, Lufkin & Jenrette did not make any independent evaluation of any assets or liabilities or make any independent verification of any of the information that it reviewed.

   The following is a summary of the presentation that Donaldson, Lufkin & Jenrette made to the Terra Nova board of directors at the board's January 27, 2000 meeting in connection with rendering its fairness opinion. The chart below summarizes the ranges of implied per share prices resulting from each of the analyses prepared by Donaldson, Lufkin & Jenrette and compares these ranges with the range of values of the consideration receivable by holders of Terra Nova ordinary shares. For a detailed description of each of Donaldson, Lufkin & Jenrette's analyses, see the discussion of the individual analyses below:

                                     [logo]

   1. Analysis of Consideration Receivable Based on Selected Publicly Traded Property-Casualty Insurance Companies. Donaldson, Lufkin & Jenrette compared the range of values of the consideration receivable by holders of Terra Nova ordinary shares to the range of values of Terra Nova ordinary shares implied by the relative valuation multiples of the following publicly traded property-casualty insurance companies, selected on the basis of their mix of business:

  .  Ace Limited

  .  W.R. Berkley Corporation

  .  Everest Reinsurance Holdings, Inc.

  .  PartnerRe Ltd.

  .  Transatlantic Holdings, Inc.

  .  Trenwick Group Inc.

  .  XL Capital Ltd.

   Donaldson, Lufkin & Jenrette analyzed the equity value of each of these selected companies using trading valuations as of January 26, 2000, measured as a multiple of selected financial data, including 2000 estimated earnings per share and the September 30, 1999 book value per share. The 2000 estimated earnings per share of the selected companies were based on I/B/E/S estimates. Based on this analysis, Donaldson, Lufkin & Jenrette developed the following ranges of valuation multiples:

  .  6.4x--12.8x for 2000 estimated earnings per share; and

  .  0.70x--1.08x for September 30, 1999 book value per share.

   In determining the ranges of valuation multiples, Donaldson, Lufkin & Jenrette excluded the high and low multiple for each set of selected financial data, Donaldson, Lufkin & Jenrette then applied the resulting ranges of valuation multiples to Terra Nova's respective data to determine the range of implied equity values of Terra Nova. Terra Nova's respective data included management earnings estimates for 2000 and management estimates of Terra Nova's book value per share as of December 31, 1999. The analysis resulted in a range of implied values per share for Terra Nova of $14.38 to $25.87. The range of values of the consideration receivable by holders of Terra Nova ordinary shares is within the resulting implied range of value of Terra Nova's ordinary shares.

   2. Analysis of Consideration Receivable Based on Acquisitions of Property-Casualty Insurance Companies. Donaldson, Lufkin & Jenrette compared the range of values of the consideration receivable by Terra Nova's shareholders to the range of values of Terra Nova's ordinary shares implied by the relative purchase price multiples generated from 13 acquisitions of property-casualty insurance companies, selected on the basis of their mix of business, that have occurred since January 1, 1997. These 13 selected acquisitions are:

  .  Trenwick Group Inc. acquisition of LaSalle Re Holdings Ltd.;

  . Royal & SunAlliance Insurance Group PLC acquisition of Orion Capital Corporation;

  .  Trenwick Group Inc. acquisition of Chartwell Inc.;

  .  ACE Limited acquisition of Capital Re Corporation;

  .  XL Capital Ltd. acquisition of Nac Re Corp.;

  .  Chubb Corporation acquisition of Executive Risk Inc.;

  . ACE Limited acquisition of CIGNA Corporation property and casualty operations;

  . Ohio Casualty Corporation acquisition of Great American Insurance Co. (Commercial Lines);

  .  Gerling Kozern Versicherungs acquisition of Constitution Re Corp.;

  .  Liberty Mutual Insurance Co. acquisition of Summit Holding Southeast
     Inc.;

  .  ACE Limited acquisition of Cat Ltd.;

  .  XL Capital Ltd. acquisition of Mid Ocean Ltd.; and

  .  XL Capital Ltd. acquisition of GCR Holdings Ltd.

Donaldson, Lufkin & Jenrette analyzed the equity value paid for each of the acquired companies, measured as a multiple of selected financial data, including estimated earnings per share for the next twelve months subsequent to the announcement date of each acquisition and book value per share for the most recent quarter prior to the announcement date of each acquisition. Based on this analysis, Donaldson, Lufkin & Jenrette developed the following ranges of acquisition multiples based on a subset of such property-casualty acquisitions, selected on the basis of their mix of business:

  .  7.2x--14.1x for next twelve months estimated earnings per share; and


  .  0.89x--1.51x for current book value per share.

Donaldson, Lufkin & Jenrette then applied these ranges of acquisition multiples to Terra Nova's respective data to determine the range of implied equity values of Terra Nova. Terra Nova's respective data included earnings estimates based on management tax affected earnings estimates for 2000 and estimates of Terra Nova's book value per share as of December 31, 1999. Terra Nova's management prepared earnings estimates on the assumption that Terra Nova would continue to operate as a Bermuda domiciled company which would not be subject to U.S. taxes. The transaction will, however, subject Terra Nova's earnings to current U.S. taxes. Therefore for purposes of its analysis, Donaldson, Lufkin & Jenrette adjusted Terra Nova's earnings estimates as if Terra Nova were taxed at the U.S. corporate statutory rate. The analysis resulted in a range of implied values per share for Terra Nova of $14.80 to $26.86. The range of values of the consideration receivable by holders of Terra Nova ordinary shares is within this range of implied values.

   3. Analysis of Consideration Receivable Based on an Analysis of Discounted Future Equity Value. Donaldson, Lufkin & Jenrette compared the range of values of the consideration receivable by holders of Terra Nova ordinary shares to the range of values of Terra Nova ordinary shares implied by an analysis of discounted future equity value. For purposes of this analysis, Donaldson, Lufkin & Jenrette assumed

  . annual cash flows for 1999 to 2003 equal to common share dividends distributed by Terra Nova assuming Terra Nova's current annual common share dividend of $0.24 per share increased annually at the same rate as GAAP net operating income as projected by management for 1999 and 2000 and according to the I/B/E/S long-term earnings growth estimates for 2001, 2002 and 2003 and

  . a terminal value in 2003 based on a range of multiples, 8.0x--10.0x, of 2004 earnings which were estimated based on I/B/E/S long-term earnings growth estimates.

   Donaldson, Lufkin & Jenrette discounted the resulting cash flows and terminal value using a range of discount rates of 11.5%--13.5%, based on Terra Nova's estimated cost of equity capital. The analysis resulted in a range of implied values per share of Terra Nova of $17.72 to $23.79. The range of values of the consideration receivable by Terra Nova shareholders is above the resulting implied range of values of Terra Nova ordinary shares.

   4. Analysis of Markel Common Shares. In order to analyze the value of the Markel Holdings common shares to be received by Terra Nova shareholders, Donaldson, Lufkin & Jenrette reviewed the historical share prices and trading volumes of Markel's common shares for the past three years and compared them with the following group of publicly traded companies, selected on the basis of their mix of business:

  .  American International Group Inc.

  .   W.R. Berkeley Corporation

  .  Capitol Transamerica Corporation

  .  Frontier Insurance Group Inc.

  .  HCC Insurance Holdings Inc.

  .  HSB Group Inc.

  .  RLI Corporation

   Specifically, Donaldson, Lufkin & Jenrette compared the historical share prices of Markel common shares to those of the selected publicly traded companies for the past three years, compared the historical price to earnings multiples of Markel common shares to those of the selected publicly traded companies for the past three years, and compared the historical book value per share multiples of Markel common shares to those of the selected publicly traded companies for the past three years.

   Donaldson, Lufkin & Jenrette also:

  . analyzed pro forma financial effects of the transaction on Markel's 1999, 2000 and 2001 estimated earnings per share and shareholders' equity per share. In conducting its analysis, Donaldson, Lufkin & Jenrette relied upon financial projections provided by the management of Terra Nova that were adjusted to reflect the fact that Terra Nova's earnings will be subject to current U.S. taxes as a result of the transaction, and financial projections provided by the management of Markel;

  . compared the projected 1999, 2000 and 2001 earnings per share of Terra Nova and Markel on a stand-alone basis to Terra Nova and Markel projected pro forma 1999, 2000 and 2001 earnings per share; and

  . compared the estimated December 31, 1999 book value per share of Markel to the pro forma estimated December 31, 1999 book value per share of Markel.

   This analysis resulted in immediate accretion to Markel's estimated book value per share as of December 31, 1999 and accretion to Markel's estimated earnings per share in the years 2000 and 2001.

   In its analysis, Donaldson, Lufkin & Jenrette assumed that the transaction occurred on January 1, 1999.

   The summary set forth above is not a complete description of the analyses performed by Donaldson, Lufkin & Jenrette but summarizes the material elements of its presentation to the Terra Nova board of directors on January 27, 2000 in connection with preparation of the opinion. When Donaldson, Lufkin & Jenrette prepares a fairness opinion it must determine the most appropriate and relevant methods of financial analysis and apply these methods to the particular circumstances. Donaldson, Lufkin & Jenrette conducted each of the analyses in order to provide a different perspective on the transaction and to add to the total mix of information available. In reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all the analyses taken as a whole. Donaldson, Lufkin & Jenrette did not place particular reliance or weight on any individual analysis. Accordingly, Donaldson, Lufkin & Jenrette has indicated to Terra Nova that it believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The results of Donaldson, Lufkin & Jenrette's analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

   Pursuant to the engagement agreement dated August 13, 1999, Terra Nova

  . has paid to Donaldson, Lufkin & Jenrette a fee of $750,000 relating to the delivery of the fairness opinion;

  . upon completion of the transaction, will pay to Donaldson, Lufkin & Jenrette an additional amount equal to 0.60% of the aggregate value of Terra Nova's ordinary shares, treating any shares issuable upon exercise of options, warrants or other rights of conversion as outstanding, plus the amount of any debt assumed, acquired, remaining outstanding, retired or defeased or preferred shares redeemed or remaining outstanding in connection with the transaction, minus the sum of

    . $750,000, which was already paid to Donaldson, Lufkin & Jenrette in connection with the fairness opinion, and

    .  $250,000.

   The formula used to determine Donaldson, Lufkin & Jenrette's fee depends in part on the value per share of Terra Nova's ordinary shares at the time of closing, which is determined in part on the value of Markel Holdings common shares at the time of closing. For this reason, we cannot at this time determine the exact amount of the fees that Terra Nova will pay to Donaldson, Lufkin & Jenrette. However, these fees will not exceed $6,500,000 unless the value per Terra Nova ordinary shares for purposes of calculating the amount paid above, is greater than $36.00 per share. In addition, Terra Nova agreed to reimburse Donaldson, Lufkin & Jenrette from time to time for all out-of-pocket expenses, including the reasonable fees and expenses of counsel, that it incurs in connection with its engagement and to indemnify Donaldson, Lufkin & Jenrette and related persons against specified liabilities in connection with its engagement, including liabilities under U.S. federal securities laws.

  Donaldson, Lufkin & Jenrette and Terra Nova negotiated the terms of the fee arrangement, and the Terra Nova board of directors was aware of the arrangement, including the fact that a significant portion of the aggregate fee payable to Donaldson, Lufkin & Jenrette is contingent upon consummation of the transaction. Donaldson, Lufkin & Jenrette believes that the terms of this fee arrangement are customary for transactions of this nature.

   As part of its investment banking business, Donaldson, Lufkin & Jenrette regularly engages in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Donaldson, Lufkin & Jenrette or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the accounts of customers, in equity or debt securities of Terra Nova or Markel. Donaldson, Lufkin & Jenrette has performed investment banking and other services for Terra Nova and for Markel in the past and has received compensation for its services. In considering the opinion of Donaldson, Lufkin & Jenrette, Terra Nova shareholders should be aware that:

  . affiliates of Donaldson, Lufkin & Jenrette own, in the aggregate, approximately 18% of the outstanding ordinary shares of Terra Nova;

  . two members of the board of directors of Terra Nova are Managing Directors of Donaldson, Lufkin & Jenrette or one or more of its affiliates;

  . affiliates of Donaldson, Lufkin & Jenrette and other shareholders of Terra Nova have entered into a shareholder agreement, pursuant to which they have agreed to vote Terra Nova's ordinary shares held by them in favor of the transaction;

  . Donaldson, Lufkin & Jenrette and affiliates are parties to a registration rights agreement covering Markel Holdings common shares to be received by affiliates of Donaldson, Lufkin & Jenrette in the transaction.

Opinion of Markel's Financial Advisor

   Markel retained Salomon Smith Barney Inc. to act as financial advisor to Markel in connection with the possible acquisition of Terra Nova. On August 15, 1999, SSB rendered an opinion to the Markel board of directors to the effect that, based upon and subject to the considerations set forth in the opinion, as of that date, the consideration proposed to be paid for each outstanding Terra Nova ordinary share under the original agreement was fair, from a financial point of view, to Markel shareholders. On January 27, 2000, SSB rendered an oral opinion, later confirmed in writing, to the Markel board of directors to the effect that, as of the date, the consideration of $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 of a Markel Holdings contingent value right proposed to be paid for each outstanding Terra Nova ordinary share under the amended agreement was fair, from a financial point of view to Markel shareholders.

   The full text of SSB's opinion dated January 27, 2000, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is attached as Appendix D to this document and is incorporated by reference. Markel did not impose any limitations on SSB with respect to the investigations made or procedures followed by it in rendering its January 27, 2000 opinion. Shareholders are urged to read SSB's January 27, 2000 opinion carefully and in its entirety.

   In connection with rendering its January 27, 2000 opinion, SSB among other things:

  . reviewed the original agreement and a summary presented to the Markel board of directors of the proposed amended terms of the merger and the scheme of arrangement;

  . reviewed publicly available business and financial information relating to Markel and Terra Nova;

  . reviewed other financial information and operating data provided to it by or on behalf of Markel and Terra Nova relating to their businesses, including information relating to the strategic implications and operational benefits anticipated to result from the merger and the scheme of arrangement;

  . held discussions with senior officers, directors and other representatives and advisors of Markel and senior officers, directors and other representatives and advisors of Terra Nova concerning the businesses, operations and prospects of Markel and Terra Nova;

  . evaluated the potential pro forma impact of the merger and the scheme of arrangement on Markel;

  . compared the financial terms of the merger and the scheme of arrangement as set forth in the agreement to, among other things: current and historical market prices and trading volumes of the Terra Nova ordinary shares; the historical and projected earning and other operating data of Markel and Terra Nova; and the capitalization and financial condition of Markel and Terra Nova;

  . reviewed publicly available information concerning the financial terms of other transactions recently effected that SSB considered relevant to its inquiry; and

  . reviewed publicly available information relating to the businesses of other companies whose operations SSB considered relevant in evaluating those of Markel and Terra Nova; and

  . conducted other analyses and examinations and considered other financial, economic and market criteria that it deemed appropriate.

   SSB was not requested to and did not approach, or hold discussions with, third parties to evaluate alternate acquisition candidates for Markel.

   In rendering its January 27, 2000 opinion, SSB assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information and data publicly available or furnished to or otherwise reviewed and discussed with it. SSB also assumed, with Markel's consent, that the final terms of the amended agreement would not vary materially from the summary presented to the Markel board of directors of the proposed amended terms of the merger and the scheme of arrangement reviewed by SSB and that the merger would qualify as a tax-free reorganization for U.S. federal income tax purposes. Markel management advised SSB that the financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it were reasonably prepared on bases reflecting management's best currently available estimates and judgments as to the future financial performance of Markel and Terra Nova and the strategic implications and operational benefits anticipated to result from the merger and the scheme of arrangement.

   SSB's January 27, 2000 opinion relates to the relative values of Markel and Terra Nova and does not express any opinion as to what the value of the Markel Holdings common shares or Markel Holdings contingent value rights actually will be when issued in the merger and the scheme of arrangement, or the price at which the Markel common shares or the Terra Nova ordinary shares will trade subsequent to the announcement of the merger and the scheme of arrangement. SSB did not make and was not provided with an independent evaluation or appraisal of the assets and liabilities, contingent or otherwise, of Markel or Terra Nova nor did it make any physical inspection of the properties or assets of Markel or Terra Nova. SSB's January 27, 2000 opinion is necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to it, as of January 27, 2000.

   In connection with rendering its January 27, 2000 opinion, SSB made a presentation to the Markel board of directors on January 27, 2000, with respect to the material analyses it performed in evaluating the fairness of the consideration to be received by Terra Nova shareholders in the scheme of arrangement.

   The following is a summary of that presentation. To the extent earnings forecasts for Markel or Terra Nova were used in its analyses, SSB relied on Markel management estimates of Markel and Terra Nova earnings. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to January 25, 2000. Therefore, that information is not necessarily indicative of current or future market conditions.

   The following summary of financial analyses includes information presented in tabular format and in order to understand fully these analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

 Analyses Used to Derive Implied Per Share Equity Reference Ranges of Terra
Nova

   SSB used the following methodologies to derive implied per share equity reference ranges of Terra Nova:

  .  comparable public company analysis;

  . price to book value versus projected return on average common equity regression analysis;

  .  comparable precedent transaction analysis; and

  .  dividend discount analysis.

   The per share equity reference ranges derived from these analyses were then used as a basis to evaluate the consideration to be received by Terra Nova shareholders in the scheme of arrangement. The various methodologies and the implied per share equity reference ranges of Terra Nova are summarized in the following table:

                                                                   Implied Per Share
                                                                   Equity Reference
Methodology              Summary Description Of Methodology        Range of Terra Nova
-----------              ----------------------------------        -------------------
Comparable Public        Analysis of common stock trading          $20.39-$29.00
Company Analysis         multiples of selected comparable public
                         companies, adjusted to reflect implied
                         private market valuation

Price to Book Value vs.  Analysis of implied private market        $24.35-$26.38
Projected Return on      valuation based on a regression of
Average Common Equity    comparable public companies' trading
Regression Analysis      price to book value multiples versus
                         projected return on average common equity

Comparable Precedent     Analysis of consideration paid in         $19.86-$28.09
Transaction Analysis     selected comparable transactions

Dividend Discount        Net present value of various financial    $16.09-$26.29
 Analysis                projections of dividends and terminal
                         values using selected discount rates

I. Comparable Public Company Analysis

   SSB reviewed publicly available financial, operating, and stock market information for Markel, Terra Nova and the following other publicly-traded property casualty insurance companies:

   .  XL Capital Ltd.;

   .  ACE Limited;

   .  Transatlantic Holdings, Inc.;

   .  Everest Reinsurance Holdings, Inc.;

   .  HSB Group, Inc.;

   .  HCC Group, Inc.;

   .  RLI Corp.;

   .  Capital Transamerica Corporation;

   .  W.R. Berkley Corporation;

   .  Frontier Insurance Group Inc.; and

   .  Trenwick Group Inc.

   SSB considered these companies to be reasonably similar to Terra Nova insofar as they participate in business segments similar to Terra Nova's business segments. However, it noted that none of these companies has the same management, makeup, size and combination of businesses as Terra Nova.

   For each of the comparable companies, SSB calculated, among other things, the multiples, based on trading information as of January 25, 2000, of:

  .  market price to estimated 2000 operating earnings;

  .  market price to estimated 2001 operating earnings; and

  .  market price to book value.

   SSB then compared these multiples to the comparable multiples for Terra Nova. Operating earnings per share estimates for the comparable companies were based on median I/B/E/S International Inc. estimates as of January 25, 2000. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. The complete range of multiples calculated by SSB for the comparable companies and Terra Nova are presented below.

                          Market Price/1999  Market Price/ 2000
                         Estimated Operating Estimated Operating Market Price/ Book
                         Earnings Per Share  Earnings Per Share   Value Per Share
                         ------------------- ------------------- ------------------
Comparable
 Companies/1........./..     3.3x-13.5x          5.6x-13.1x         0.51x-2.52x
Terra Nova..............          17.7x/2/            13.3x/2/            1.28x

--------

1  As of September 30, 1999.

2  Terra Nova operating earnings estimates were provided by Markel management.

   SSB analyzed the multiples of the comparable companies based on market price to book value, market price to 2000 estimated earnings and market price to 2001 estimated earnings. Based on a selected range of these multiples and an estimated acquisition premium of 25%, a level SSB considered representative of the acquisition premiums paid in comparable acquisitions, the implied per share equity reference range for Terra Nova was from $20.39 to $29.00.

II. Price to Book Value versus Projected Return on Average Common Equity Regression Analysis

   SSB analyzed the implied relationship between a company's multiple of trading price to book value versus its projected return on average common equity. SSB examined this relationship by performing a regression analysis on the comparable companies. Based on this analysis, and based on an estimate of Terra Nova book value per share and estimated stand-alone 2001 return on average common equity, SSB noted an implied per share equity reference range of $19.86 to $28.09. This range includes an acquisition premium of 20% to 30%, levels SSB considered representative of the acquisition premiums paid in comparable acquisitions.

III. Comparable Precedent Transaction Analysis

   SSB analyzed publicly available financial, operating and stock market information for the following merger and acquisition transactions involving specialty insurance and reinsurance companies since 1997:


               Target                               Acquiror
   .  Underwriters Re                       .  Swiss Re;
   .  Risk Capital Reinsurance Company      .  Folksamerica Reinsurance Company;
   .  LaSalle Re Holdings Ltd.              .  Trenwick Group Inc.;
   .  Chartwell Re Corp.                    .  Trenwick Group Inc.;
   .  NAC Re Corp.                          .  XL Capital Ltd.;
   .  Clarendon America Insurance Company   .  Hannover Rueckversicherungs;
   .  Constitution Re                       .  Gerling Kozern Versicherungs;
   .  CAT Ltd.                              .  Ace Ltd.;
   .  Mid Ocean Ltd.                        .  Exel Ltd.;
   .  Unionamerica Holdings Plc.            .  MMI Cos.;
   .  Sphere Drake Holdings Ltd.            .  Fairfax Financial Holdings Ltd.;
   .  GCR Holdings Ltd.                     .  Exel Ltd.; and
   .  SAFR                                  .  PartnerRe Ltd.

   SSB considered these transactions to be reasonably similar to the scheme of arrangement. However, it noted that none of these transactions is identical to the scheme of arrangement.

   The following table presents the complete ranges for the precedent transactions of the implied value per share of the target shares in each precedent transaction, based on the price of the acquiror shares for the trading day immediately prior to announcement of the transaction, to the IBES estimated forward earnings per share and the book value per share. The following table presents these statistics in comparison to the implied multiples indicated for the scheme of arrangement. Additionally, the table presents the range of premiums paid in the precedent transactions to the closing price of the target shares for the day prior to announcement and to the closing price of the target shares for the 30th trading day prior to announcement.

                                                    Precedent         Scheme of
                                                Transaction Range    Arrangement
                                                -----------------    -----------
Implied Acquisition Price to:
  Estimated Forward Earnings...................    7.3x-14.0x           15.7x
  Book Value...................................    0.82x-2.06x          1.45x
Premium to Market Price:
  Day Prior to Announcement....................    11.1%-57.5%           NM/1/
  30th Day Prior...............................    17.3%-45.5%           NM/1/

--------

1 Not meaningful given that the Terra Nova market price reflected the original transaction with Markel.

   Based on a selected range of the outlined statistics, SSB derived an implied per share equity reference range of Terra Nova from $20.39 to $29.00.

IV. Dividend Discount Analysis

   SSB also performed a dividend discount analysis in which the value of the Terra Nova ordinary shares was estimated by adding:

  . the estimated present value of Terra Nova's future stream of dividend payments to Terra Nova's shareholders for the years 2000 through 2004; and

  . the estimated present value of the terminal value per share of the Terra Nova ordinary shares at the end of the year 2004.

   This analysis was based upon Markel management estimated operating earnings for 2000, 2001 and 2002, and an assumed 4% compound annual growth in 2003, 2004 and 2005.

   SSB utilized discount rates of 9.0%, 10.0%, 11.0%, 12.0% and 13.0% which resulted in the following per share ranges of value for the Terra Nova ordinary shares:

                                                                   Terra Nova
                                                                    Ordinary
                                                                   Share Value
        Terminal Value                                 Multiples    Per Share
        --------------                                ----------- -------------
As a Multiple of Projected 2005 Operating Earnings..  11.0x-15.0x $14.84-$23.68
As a Multiple of Projected Book Value at the End of
 2003...............................................  1.00x-1.80x $14.16-$29.43

   SSB noted that the appropriate per share equity reference range implied by the analysis was $16.09 to $26.29.

   Historical Trading Analyses. For the periods January 1, 1998 through August 13, 1999, the last trading day immediately prior to the announcement of the original transaction with Markel, and August 16, 1999 through January 25, 2000 SSB compared the performance of the Markel common shares and the Terra Nova ordinary shares against each other and against:

  .  the Standard & Poors Composite Average;

  .  the Standard & Poors Insurance Index (Property and Casualty); and

  .  the Salomon Smith Barney Insurance Comparables Index.

   Contribution Analyses. SSB performed analyses of the relative contributions of each of Markel and Terra Nova to Markel Holdings with respect to market and financial data, including items in the following table.

                                                          Markel     Terra Nova
                                                       Contribution Contribution
                                                       ------------ ------------
2000 Estimated Operating Earnings/1/ .................    57.1%        42.9%
2001 Estimated Operating Earnings/1/ .................    52.6%        47.4%
Shareholders' Equity as of December 31, 1999..........    46.8%        53.2%
Assets as of December 31, 1999........................    49.0%        51.0%

--------

1  Terra Nova operating earnings were provided by Markel management.

                                                        Markel     Terra Nova
                                                     Shareholders Shareholders
                                                     ------------ ------------
Pro Forma Ownership Resulting From the Scheme of
 Arrangement
  Pro Forma Ownership excluding Options.............    75.8%        24.2%
  Pro Forma Ownership including Options.............    75.4%        24.6%

   Merger Consequences Analysis. Based upon Markel management earnings estimates for each of Markel and Terra Nova, Markel Holdings would have estimated operating earnings per share, representing estimated potential accretion/(dilution) to holders of Markel common shares as described in the table below.

                                                  Operating
                                                  Earnings  Estimated Potential
                                                  Per Share Accretion/(dilution)
                                                  --------- --------------------
   2000 Estimated................................  $ 9.29           (5.7)%
   2001 Estimated................................  $11.98            9.4 %

   SSB additionally noted that Markel Holdings would have an estimated book value per share of $84.21, representing estimated potential accretion of 24.4% to holders of the Markel common shares.

   Using Markel management estimates of Markel and Terra Nova earnings, taking into account the pro forma adjustments with respect to the merger and the scheme of arrangement described above and varying the estimated combined ratio resulting from the merger and the scheme of arrangement, SSB reviewed the sensitivity of operating earnings per share accretion from the perspective of the Markel shareholders.

   The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. SSB made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, SSB believes that its analyses, including the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by it, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses and the opinion.

   With regard to the comparable public company analysis and the comparable transaction analysis summarized above, SSB selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business. However, no public company or transaction utilized as a comparison is identical to Terra Nova, any business segment of Terra Nova or the scheme of arrangement. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the comparable companies and other factors. These factors could affect the transaction or public trading value of the comparable companies and transactions to which Terra Nova, the business segments of Terra Nova, and the scheme of arrangement, are being compared.

   In its analyses, SSB made numerous assumptions with respect to Markel, Terra Nova, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Markel and Terra Nova. Any estimates contained in SSB's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Markel, Terra Nova, the Markel board of directors, SSB or any other person assumes responsibility if future results or actual values differ materially from the estimates. SSB's analyses were prepared solely as part of its analysis of the fairness, from a financial point of view, of the consideration to be received by Terra Nova shareholders in the scheme of arrangement, and were provided to the Markel board of directors in that connection.

   SSB is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Markel selected SSB to act as its financial advisor on the basis of its international reputation and its familiarity with Markel. SSB and its predecessors had previously rendered investment banking and financial advisory services to Markel, for which they received customary compensation. In addition, in the ordinary course of its business,

SSB and its affiliates including Citigroup Inc. may trade the debt and equity securities of both Markel and Terra Nova for their own accounts and for the accounts of customers. Accordingly, SSB and those affiliates may at any time hold a long or short position in such securities.

   Under the terms of its engagement letter, Markel paid SSB a fee of $500,000 upon delivery of its opinion relating to the originally contemplated merger and scheme of arrangement. Markel has also agreed to pay SSB an additional fee of $4.8 million, less the $500,000 previously paid, upon consummation of the merger and the scheme of arrangement. Markel has also agreed to reimburse SSB for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel. In addition, Markel will indemnify SSB against liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

   The consideration to be received by Terra Nova shareholders in the scheme of arrangement was determined by arm's length negotiations between Terra Nova and Markel, in consultation with their respective financial advisors and other representatives, and was not established by those financial advisors.

General Description of the Transactions

   As a result of the transactions, Markel Holdings will become the holding company for Markel and Terra Nova and the shareholders of Markel and Terra Nova will be the shareholders of Markel Holdings.

   The transactions include the merger and the scheme of arrangement. The merger will include the merger of Markel Holdings Sub Ltd., a subsidiary of Markel Holdings that has been formed for the purpose of the transactions, into Markel. Markel will be the surviving corporation in the merger and the shareholders of Markel will become shareholders of Markel Holdings. The scheme of arrangement will involve a Bermuda court proceeding whereby the shareholders of Terra Nova will have their Terra Nova shares cancelled and will be given the right to receive a combination of cash, Markel Holdings common shares, and contingent value rights of Markel Holdings, and newly issued Class A ordinary shares of Terra Nova will be issued to Markel Holdings. The merger and the scheme of arrangement will be completed simultaneously and neither of them will be completed unless both of them are completed.

   Based upon the number of Markel common shares and Terra Nova ordinary shares and options outstanding as of the date of the agreement, approximately 7.3 million Markel common shares will be outstanding immediately following the effective time, of which approximately 1.76 million shares representing approximately 24% of the total, will be held by former Terra Nova shareholders.

 Treatment of Shares

   When we complete the transactions:

  . each outstanding Terra Nova ordinary share, other than 2,069 Class A ordinary shares held by Markel, will be cancelled and, except for shares owned by Markel, Terra Nova or any of their subsidiaries, will be automatically converted into the right to receive $13.00 in cash,
     0.07027 of a Markel Holdings common share, and 0.07027 of a contingent value right of Markel Holdings;

  . each Markel common share, except for shares owned by Markel, Terra Nova or any of their subsidiaries, will convert into one Markel Holdings common share and continue to be represented by the current Markel stock certificates;

  . outstanding Markel common shares owned by Markel, Terra Nova or any of their subsidiaries, will be automatically canceled and no consideration will be paid for them;

  . Markel Holdings common shares outstanding immediately before we complete the merger will be automatically cancelled and no consideration will be paid for them;

  . 40,000,000 new Terra Nova Class A ordinary shares will be issued to Markel Holdings.

 Treatment of Share Options

 Terra Nova Approved and Non Approved Executive Share Option Schemes

   When we complete the transactions, we will treat each outstanding option as fully exercisable.

   Subject to the fractional interest provisions described below, each option holder may receive consideration for the holder's options calculated as follows:

  . we will determine a number of option units by calculating the excess of $26.00 per Terra Nova ordinary share issuable upon the exercise of each Terra Nova option held over the exercise price payable in respect of that Terra Nova option, aggregating the resulting amounts for all options held and dividing the result by $26.00; and

  . the option holder will then receive as consideration for each option unit, $13.00 in cash, 0.07027 of a Markel Holdings common share and
     0.07027 of a Markel Holdings contingent value right.

   Option holders may exercise their options by delivering a notice of exercise that contains a waiver or acknowledgment of full satisfaction of all rights in respect of options, the option plans and the Employee Plan Grantor Trust, to Terra Nova.

   Immediately before we complete the merger and the scheme of arrangement, Terra Nova will use commercially reasonable efforts to terminate the Employee Plan Grantor Trust and distribute all of the assets held in the trust to Terra Nova.

 Terra Nova 1997 Non-Employee Directors Share Unit Plan

   When we complete the transactions, each participant, each of whom is a current or former non-employee director, in the plan will receive, for each whole share unit credited to the participant under the plan, $13.00 in cash,
0.07027 of a Markel Holdings common share and 0.07027 of a Markel Holdings contingent value right plus the amount of cash credited to the participant's account in accordance with the terms of the plan.

   Immediately after we complete the merger and scheme of arrangement and the participants receive the payments, Terra Nova will terminate the Directors Plan Grantor Trust and obtain a waiver or acknowledgment of full satisfaction of all rights in respect of such plan and the Directors Plan Grantor Trust from each participant receiving the payments.

 Octavian Syndicate Management Ltd. 1996 Option Plan

   When we complete the transactions, we will treat options issued before January 1, 2000 in the same manner as options issued under the Terra Nova Approved and Non Approved Executive Share Option Schemes.

   Before we complete the transactions, Terra Nova and Markel will attempt to terminate the Octavian Plan for such consideration as the participants in the plan and Markel mutually agree upon. If the Octavian Plan is not terminated, Terra Nova and Markel will attempt to amend the terms of the Octavian Plan so that:

  . the book value of Terra Nova for purposes of determining the option grants for the year 2000 is set at December 31, 1999; and

  . the participants in the plan will be entitled to receive, in lieu of options with respect to Terra Nova ordinary shares, options to purchase a number of Markel Holdings common shares equal to the product of the number of Terra Nova ordinary shares subject to such options multiplied by 0.14054.

   In attempting to amend the plan, Markel Holdings will obligate itself to issue no more than an aggregate number of 62,087 Markel Holdings common shares. We will set the exercise price or prices for the Markel Holdings replacement options issued or to be issued under the terms of the Octavian Plan so that the aggregate exercise price payable in respect of the Terra Nova ordinary share options will equal the aggregate exercise price payable in respect of the exercise of the Markel Holdings replacement options.

 Cash in Lieu of Fractional Interests

   Markel Holdings will not issue a certificate representing fractional Markel Holdings common shares or contingent value rights in exchange for Terra Nova ordinary share certificates or Terra Nova options. Each holder of Terra Nova ordinary shares or Terra Nova options who, after taking into account all Markel Holdings shares that holder is entitled to receive in the aggregate, would otherwise be entitled to receive a fractional Markel Holdings common share or fractional contingent value right will be entitled to receive cash equal to the product of such fractional interest multiplied by the closing trading price for a Markel common share on the day preceding the day we close the transactions in the case of Markel Holdings common shares and multiplied by fair value agreed to by Markel and Terra Nova in the case of contingent value rights.

 Exchange of Terra Nova Ordinary Share Certificates

   At the time we complete the transactions, Markel and Markel Holdings will deposit, in trust with the exchange agent, certificates representing the shares of Markel Holdings and an estimated amount of cash to be paid to holders of Terra Nova ordinary shares and Terra Nova share options in the transactions.

   As soon as practicable after we complete the transactions and after delivery of Terra Nova share certificates or the electronic equivalent or a notice of exercise of Terra Nova options, each holder of certificates or options will receive certificates or the electronic equivalent for the Markel Holdings common shares to which the holder is entitled, confirmation of the contingent value rights of Markel Holdings to which the holder is entitled, and a check for the cash consideration and any fractional share interests the holder is entitled to receive. No interest will be paid on any consideration to be paid pursuant to the transactions.

   Markel Holdings will not pay Terra Nova shareholders or option holders entitled to receive dividends or other distributions with respect to Markel Holdings common shares, dividends declared with a record date after the time we complete the transactions and no cash payment in lieu of fractional shares will be paid to any such holder until those shareholders have properly surrendered their Terra Nova ordinary shares and Terra Nova options. Any payments to which a holder is entitled will be made after delivery of any such certificates or options as required.

 Fixed Consideration

   The cash and other consideration to be paid for each Terra Nova ordinary share is fixed at $13.00 in cash, 0.07027 of a Markel Holdings common share, and 0.07027 of a contingent value right of Markel Holdings. This cash and other consideration will not be adjusted based on changes in market prices or any other factor.

   There will be a time delay, which may be significant, between the date when shareholders vote on the arrangement at the court meetings and the special general meeting and the date of completion. The values of Terra Nova ordinary shares and Markel common shares may fluctuate during that period. The relative prices of Terra Nova ordinary shares and Markel common shares may vary significantly between the date of this joint proxy statement/prospectus, the date of the shareholder's meetings and the effective time of the proposed transactions. Accordingly, it is impossible to accurately predict the market price of Markel Holdings common shares and contingent value rights immediately after the effective time of the transactions, and therefore, impossible to accurately predict the value of the total consideration to be received by Terra Nova shareholders.

Material U.S. Federal Tax Consequences

   This discussion describes the material U.S. federal tax consequences of the merger and the scheme of arrangement. It does not consider all of the possible U.S. federal tax consequences that might affect you. In addition, this discussion does not provide information as to the tax consequences of the merger and scheme of arrangement under state, local, or foreign tax laws. We based this discussion on current provisions of the

Internal Revenue Code, Treasury regulations, and administrative and judicial interpretations of each. These provisions and interpretations may change at any time, and the changes may apply retroactively. This discussion applies only to shareholders that hold their Terra Nova or Markel shares as capital assets. It does not apply to Terra Nova or Markel shares:

  . received when exercising an option or other similar security or otherwise received as compensation;

  . held as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment; or

  . held by other types of shareholders subject to special rules, such as financial institutions, insurance companies, tax-exempt organizations, and broker dealers.

   We urge you to consult your tax advisors to determine the income, gift, and estate tax consequences to you of the merger and the scheme of arrangement.

 The Merger and Scheme of Arrangement

   At closing, we expect to receive the following tax opinions:

  . the opinion of McGuire, Woods, Battle & Boothe LLP that the merger will qualify as a tax deferred reorganization for U.S. federal income tax purposes within the meaning of Section 368 of the Internal Revenue Code, and

  . the opinion of Debevoise & Plimpton that the scheme of arrangement, together with the merger, will result in a partially tax deferred exchange for U.S. federal income tax purposes as described in Section 351 of the Internal Revenue Code.

We will file these opinions as exhibits to the registration statement relating to this joint proxy statement prospectus by post-effective amendment. Neither Markel nor Terra Nova will waive the condition to the agreement requiring delivery of these opinions by tax counsel. We will resolicit proxies from shareholders if we amend the agreement to waive this condition.

   Our counsel will base their opinions on representations of fact contained in certificates of officers and shareholders of Markel, Terra Nova, foreign counsel and others and on conditions and assumptions set forth in the opinions. The parties will provide this information before closing, and the information must be correct as of the date it is provided and the time of the closing.

   We did not obtain any ruling by the Internal Revenue Service concerning the U.S. federal income tax consequences of the merger or the scheme of arrangement. Furthermore, opinions of counsel such as those to be provided to Markel and Terra Nova do not bind the Internal Revenue Service or any court. The Internal Revenue Service may disagree with the opinions and contest our opinion of the tax treatment of the transactions, and a court may sustain this contest.

 Tax Treatment of U.S. Holders

   This discussion applies only to a beneficial holder of Terra Nova or Markel shares that, for purposes of U.S. federal income tax laws, is:

  .  a U.S. citizen or resident alien individual,

  .  a domestic corporation or partnership,

  . an estate, if the estate's income is subject to U.S. federal income taxation regardless of its source, or

  . a trust, if any U.S. court may exercise primary jurisdiction over the trust's administration and if one or more U.S. persons have authority to control all substantial decisions of the trust.

   We refer to individuals or entities that meet any of these descriptions as "U.S. holders" in the discussion below.

 Tax Consequences to Markel Shareholders

   In general, if you do not hold Terra Nova shares, you will not recognize any gain or loss on the exchange of your Markel shares for Markel Holdings shares in the merger. Your adjusted tax basis in the Markel Holdings shares that you receive in the merger will equal your adjusted tax basis in the Markel shares that you surrendered. The holding period for your Markel Holdings shares that you receive in exchange for your Markel shares will include your holding period for the Markel shares that you surrendered. We describe the treatment of a Markel shareholder that also holds Terra Nova shares and that receives cash and contingent value rights in the scheme of arrangement in "-- Tax Consequences to Terra Nova Shareholders."

 Tax Consequences to Terra Nova Shareholders

   If you hold Terra Nova shares, you will recognize gain, but not loss, on your receipt of Markel Holdings shares, cash and contingent value rights in the exchange.

   The amount of gain will equal the lesser of the following:

  . the amount of cash, excluding cash paid for fractional shares, plus the fair market value of the contingent value rights that you receive in the exchange and

  .  the amount of gain that you realize in the exchange.

   The amount of gain that you realize in the exchange will equal:

  . the amount of cash, excluding cash paid for fractional shares, plus the fair market value of the contingent value rights, plus the fair market value of the Markel Holdings shares that you receive in the scheme of arrangement and merger minus

  . the adjusted tax basis of the Terra Nova shares and the Markel shares, if any, that you surrendered in the scheme of arrangement and merger, excluding the adjusted tax basis allocated to fractional shares.

Any gain you recognize will constitute long-term capital gain if your holding period in your Terra Nova shares and your Markel shares, if any, exceeds one year at the time of the exchange.

  Your tax basis in the contingent value rights generally will equal the fair market value of the contingent value rights at the time we complete the transactions.

   Terra Nova Shareholders Who Receive Cash for a Fractional Share. If you receive cash for a fractional share, you will be treated as if you received the fractional share in the scheme of arrangement and then exchanged the fractional share for cash in a redemption by Markel Holdings. You must allocate to that fractional share the portion of your adjusted tax basis attributable to that fractional share. The amount of any capital gain or loss attributable to the redemption will equal the difference between the cash that you receive for the fractional share and the portion of your adjusted tax basis allocated to the fractional share.

   Withholding. Unless an exemption applies, the exchange agent must withhold 31% of any cash payments you are entitled to in the scheme of arrangement. The exchange agent will not withhold this amount if you provide your tax identification number, social security or employer identification number and certify that the number is correct. You must complete and sign the Form W-9 that will be included as part of the transmittal letter to avoid backup withholding unless you prove that an applicable exemption exists in a manner satisfactory to Markel or Terra Nova, as the case may be, and the exchange agent.

 Ownership of Contingent Value Rights

   In this discussion, we refer to contingent value rights as CVRs. The Federal income tax consequences to you from the payment at or before maturity, lapse, or disposition of any CVRs that you receive in the scheme of arrangement will depend upon how the Internal Revenue Service characterizes the CVRs for Federal income tax purposes. The Internal Revenue Service has taken the position that taxpayers should treat rights similar to the CVRs as cash settlement put options for Federal income tax purposes. However, it is possible that the CVRs might be treated as debt instruments or in some other manner. Subsequent legislation, regulations, court decisions, and revenue rulings could affect the Federal income tax treatment of the CVRs. Markel Holdings anticipates that it will treat the CVRs as cash settlement put options for Federal income tax purposes, and the following summary assumes that the IRS will treat the CVRs as cash settlement put options for Federal income tax purposes, except as specifically noted.

   Unless the straddle rules described below apply, upon the payment at or before maturity or sale or exchange of the CVRs, generally you will recognize capital gain or loss in an amount equal to the difference between the cash or fair value of the Markel Holdings shares paid in respect of the CVRs and your tax basis in the CVRs. In the event your CVRs lapse without any payment to you, you will recognize capital loss equal to your tax basis in your CVRs. Your capital gain or loss will be long term if your holding period in the CVRs is more than one year at the time of payment, lapse, sale or exchange.

   The straddle rules may apply to you while you hold both CVRs and Markel Holdings shares. In the event your CVRs and your Market Holdings shares comprise a straddle:

  . some or all of the capital loss that you would otherwise recognize on your CVRs may be deferred until a later tax year. The amount deferred would be equal to the amount by which the fair value of the shares of Markel Holdings you own exceeds your tax basis in the Markel Holdings shares on the last trading day of the tax year in which you would otherwise recognize the capital loss.

  . if you had a holding period in your Markel Holdings shares of one year or less when you received your CVRs, some or all of the capital gain or loss that you would otherwise recognize upon a payment at or before maturity, lapse, sale or exchange of the CVRs may be short term capital gain or loss instead of long term capital gain or loss.

  . if you had a holding period of one year or less in your Markel Holdings shares when you received your CVRs, some or all of the capital loss that you would otherwise recognize on a disposition of your Markel Holdings shares may be deferred and be short term instead of long term.

  . if you had a holding period in your Markel Holdings shares of more than one year when you received your CVRs, some or all of the capital loss that you would otherwise recognize on the disposition of your Markel Holdings shares may be deferred, and some or all of the capital gain may be short term instead of long term, but any capital loss recognized by you on your CVRs will be long term, regardless of your holding period in the CVRs.

  . you may not be able to deduct interest and carrying charges allocable to the CVRs or your Markel Holdings shares. These items will increase your tax basis in the CVRs and Markel Holdings shares, respectively.

  . if you are a corporation, your holding period for your Markel Holdings shares will not include any day on which you also own the CVRs. Therefore, the dividends received deduction may not be available to you for dividend income on your Markel Holdings shares.

  Treatment of the CVRs as debt instruments. If the Internal Revenue Service were to assert successfully that the CVRs are treated as debt for Federal income tax purposes, the character of income and loss that you would recognize with respect to your CVRs and your Markel Holdings shares, as well as the timing of the recognition of income and loss, could be substantially different from the treatment discussed above. In particular, all of the income from your CVRs could be treated as ordinary income, and you could recognize income before you receive any cash with respect to the CVRs. Alternatively, amounts received with respect to the CVR's could be treated as additional consideration with respect to the Terra Nova shares you will surrender in the scheme of arrangement. We urge you to consult your tax advisors regarding the consequences of the possible treatment of the CVRs as debt for Federal income tax purposes.

 U.S. Treatment of Non-U.S. Holders

   We limit this discussion to the U.S. federal income and estate tax consequences relevant to a non-U.S. holder. We refer to any beneficial holder of Terra Nova or Markel shares who is not a U.S. holder, as defined above, as a "non-U.S. holder."

   The Merger and Scheme of Arrangement. A non-U.S. holder will not be subject to U.S. federal income tax on the exchange of Markel shares for Markel Holdings shares in the merger or on the exchange of Terra Nova shares for Markel Holdings shares in the scheme of arrangement unless the non-U.S. holder receives cash and contingent value rights in the scheme of arrangement and one of the following conditions applies:

  . the gain is "U.S. trade or business income," which means that the income or gain is attributable to the conduct of a trade or business in the U.S. or, in the case of a treaty resident, means that the income or gain is attributable to a permanent establishment or, in the case of an individual treaty resident, a fixed base, in the U.S.;

  . the non-U.S. holder is an individual who holds the Terra Nova or Markel shares as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition, unless an exception applies; or

  . the non-U.S. holder is a Markel shareholder and is subject to tax as a result of U.S. tax law that applies to some U.S. expatriates, including former citizens or residents of the United States.

   Dividends. U.S. federal income tax withholding of 30% applies to dividends paid to a non-U.S. holder of Markel Holdings shares unless an income tax treaty applies. Regular U.S. federal income tax rates apply, however, to dividends that constitute U.S. trade or business income and withholding generally does not apply. An additional "branch profits tax" of 30% or less, depending on the application of an income tax treaty, may apply to U.S. trade or business income of a corporation that is a non-U.S. holder of the shares. A non-U.S. holder wishing to claim an exemption from withholding for dividends that constitute U.S. trade or business income generally must satisfy certification and documentation requirements.

   In determining whether to withhold and whether to apply a tax treaty rate, current rules presume that dividends paid to an address in a country other than the United States are paid to a resident of that country unless the payor of the dividend knows that the recipient is not a resident of that country. New Treasury regulations will apply to dividend and other payments made after December 31, 2000. The new regulations will require a non-U.S. holder that beneficially owns dividends paid on Markel Holdings shares and that wishes to claim the benefit of an applicable treaty to satisfy certification and documentation requirements. The new regulations include provisions for determining who beneficially owns the dividends and in some cases require non-U.S. holders to make recertifications for periods after December 31, 2000.

   A non-U.S. holder of Markel Holdings shares that is eligible for a reduced rate of U.S. withholding under an applicable income treaty may obtain a refund of any excess amounts withheld by filing a claim with the Internal Revenue Service.

  Sale, Exchange or Redemption of Markel Holdings Shares and the Contingent Value Rights. U.S. federal income tax generally will not apply to gain realized by a non-U.S. holder on the future sale, exchange, or redemption of Markel Holdings shares, or on the future sale, exchange, payment at or before to maturity of the contingent value rights, except where the discussion below concerning backup withholding is applicable. U.S. federal income tax will apply, however, if:


  .  the gain is U.S. trade or business income, as defined above;

  . the non-U.S. holder is an individual who holds the Markel Holdings shares or the contingent value rights, respectively, as a capital asset and is present in the U.S. for 183 days or more in the taxable year of the disposition, subject to certain exceptions;

  . the non-U.S. holder is subject to tax as a result of U.S. tax law applicable to certain U.S. expatriates, including certain former citizens or residents of the United States; or

  . in the case of Markel Holdings shares, Markel Holdings is a United States real property holding corporation for U.S. federal income tax purposes.

We do not expect Markel Holdings to become a real property holding corporation in the future.

   Estate Tax. The United States will impose a federal estate tax on the Markel Holdings shares or contingent value rights that an individual non-U.S. holder who is a nonresident alien owns, or is treated as owning, at the time of his or her death, unless an applicable tax treaty provides that the estate will not include the shares.

   Information Reporting and Backup Withholding. Markel Holdings must report annually to the Internal Revenue Service and to each non-U.S. holder any dividend subject to U.S. withholding or exempt from U.S. withholding as a result of a tax treaty. Markel Holdings may also make copies of this information available to the tax authorities of the country in which the non-U.S. holder resides under a specific treaty or agreement.

   If you sell your Markel Holdings shares or contingent value rights through a U.S. office of any broker, U.S. or foreign, the broker must report the sale to the Internal Revenue Service and withhold 31% of the proceeds. The broker need not withhold this amount if you certify under penalty of perjury that you are a non-U.S. holder or otherwise establish an exemption and the broker does not know that you are, in fact, a U.S. holder or that the exemption does not apply.

   If you sell your Markel Holdings shares or contingent value rights through a foreign branch of a U.S. brokerage firm, the broker must report the sale to the Internal Revenue Service unless the broker knows that you are a non-U.S. holder. Backup withholding will not apply to payments made through foreign offices of brokers that are not U.S. persons or U.S. related persons unless the broker knows that the person receiving payment is a U.S. person.

   Provided that the Internal Revenue Service receives the required information, U.S. federal income tax rules permit a credit or refund of amounts withheld from a payment to a non-U.S. holder under the backup withholding rules against the non-U.S. holder's U.S. federal income tax liability.

   The new Treasury regulations applicable to dividend and other payments made after December 31, 2000 modify the withholding, backup withholding, and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. We urge Terra Nova and Markel shareholders to consult their own tax advisors regarding these new regulations.

   Treatment of the CVRs as debt instruments. If the Internal Revenue Service were to assert successfully that the CVRs are treated as debt for Federal income tax purposes (as described above under "-- Ownership of the Contingent Value Rights"), the character of income and loss that a non-U.S. shareholder would recognize with respect to the CVRs and Markel Holdings shares, as well as the timing of the recognition of income and loss, could be substantially different from the treatment discussed above. In particular, U.S. 30% withholding tax could apply to any deemed interest payments on the CVRs unless the non-U.S. holder proved that an exception to the withholding requirement applies, either under the rules for portfolio interest or under a tax treaty between the United States and a foreign country.

   We urge you to consult your own tax advisor as to the particular tax consequences to you of the merger and scheme of arrangement. We urge each shareholder to consult his own tax advisor concerning the application and effect of any U.S. federal, state or local tax laws, any United Kingdom or foreign tax laws, and any proposed changes to applicable tax laws.

       Interests of Terra Nova Officers and Directors in the Transactions

   In considering the recommendation of the Terra Nova board that you vote for the transactions, you should be aware that, as described below, members of Terra Nova's management and board may have interests in the transactions that are different from, or in addition to, their interests solely as shareholders of Terra Nova and that may create potential conflicts of interest. The Terra Nova board was aware of these interests when it considered and approved the agreement and the transactions.

Employment Agreements--Change of Control Arrangements

   Terra Nova has an employment agreement with Nigel H.J. Rogers, President and Chief Executive Officer and a director, which provides for

  . a base salary which is subject to review for increase at the discretion of the board;

  . participation in Terra Nova's annual and long term incentive compensation programs;

  .  reimbursement for, or payment of, reasonable expenses; and

  . the right to participate in other employee or benefit programs as are in effect from time to time.

   The employment agreement of Mr. Rogers expires on December 31, 2002, but is automatically extended for an additional period of one year from the expiration date and each anniversary thereof unless Terra Nova or the applicable executive provides written notice at least 90 days prior to the then-scheduled expiration date. The agreement is automatically extended upon a change of control until the third anniversary of the date of such change of control. The merger and scheme will be a change of control under the employment agreement.

   If Terra Nova terminates Mr. Rogers' employment other than for cause, including termination for gross misconduct or dishonesty, or he terminates his employment at any time for a defined good reason or he voluntarily terminates employment without good reason during the one year period beginning on a defined change of control, then Terra Nova will pay to him

  .  his base salary through the termination date;

  . a cash amount, without offset for other amounts payable in conjunction with a change of control, equal to three times the sum of (i) his base salary and (ii) the greater of (x) the highest bonus amount paid to or deferred by Mr. Rogers in respect of any of the last three fiscal years of Terra Nova ending immediately prior to the change of control or (y) the amount that would have been payable to such executive as a target bonus for the year in which the change of control occurs; and

  .  benefits and perquisites paid annually to the executive.

   Markel Holdings is discussing a new employment arrangement with Mr. Rogers which would provide for him to continue employment at annual compensation levels comparable to those under his current agreement and to receive a $5 million bonus payment in a combination of cash and Markel Holdings common shares, one half of which would be paid immediately with the remainder vesting in six-month increments over 30 months. If Mr. Rogers were to terminate his employment during the first year after completion of the transactions, the initial bonus payment of $2.5 million would be deducted from the payment that would become due under his existing change in control benefit provisions. Markel is also discussing an arrangement pursuant to which, following the first year after the transactions, if Markel Holdings were to terminate Mr. Rogers' employment without cause or fail to renew the agreement, Mr. Rogers would be entitled to continued base salary for two years.

   John J. Dwyer, Terra Nova's Chairman, and Jean M. Waggett, Terra Nova's Senior Vice President General Counsel and Corporate Secretary, each had employment agreements substantially similar to Mr. Rogers agreement, except that the cash amount payable to Ms. Waggett on termination was based on a multiple of two rather than three years.

   Mr. Dwyer and Ms. Waggett are U.S. citizens and could have been subject to excise taxes under the Internal Revenue Code for change of control payments made to them. If this tax were to have been imposed on either of them, Terra Nova would have to make specified additional payments to compensate the affected executive for the taxes payable in respect of the additional payment.

   Whether the excise tax is payable is partially a function of the amounts actually paid to an affected individual for the five calendar years preceding the year in which a change of control occurs. We expected that Mr. Dwyer and Ms. Waggett would each become entitled to payments under the agreements and would have been subject to the excise taxes, had the employment agreements continued in effect until 2000 and following the effective time of the scheme and merger. Accordingly, Terra Nova entered into settlement agreements with each of Mr. Dwyer and Ms. Waggett for payments of $3,707,500 and $1,165,000 respectively, in settlement of their rights under the employment agreements and bonuses in respect of 1999.

   Under these agreements, Mr. Dwyer is to remain in Terra Nova's employment until the earlier of the effective date of the merger and March 31, 2000, and Ms. Waggett is to remain employed until the earlier of the end of the month following the effective date and April 30, 2000. Due to the delay in the effective date, Terra Nova will extend the fixed date so that the executives remain with Terra Nova at least until the effective date.

Special Bonus

   Terra Nova's board of directors has declared a one-time bonus in the amount of $2 million for Mr. Rogers in recognition of his contribution to Terra Nova. This bonus will be payable as of the effective time of the transactions.

Effects of Transaction on Share Option Plans

   Terra Nova's executive officers hold options for Terra Nova ordinary shares pursuant to Terra Nova's Approved and Non Approved Executive Share Option Schemes. The plans provide the right to purchase Class A ordinary shares at the fair market value as of the date grant. At June 30, 1999, the outstanding option shares had exercise prices between $5.80 and $27.05. Options granted in 1997 have a price adjustment provision that, as of each January 1 prior to the date the option is exercised, increases the option exercise price per share pursuant to a stated formula. Options generally vest over a five-year period and expire no later than 10 years after the grant date. In connection with the merger and scheme of arrangement, escalation of exercise prices after August 15, 1999 has been eliminated and all of the options under the plans, except for options granted in February 1999 which were based on the performance of Terra Nova prior to the effective time of the merger and scheme of arrangement, will, at their election, be treated as fully exercisable at the effective time. Each of these executives holds options that, in the ordinary course, would not have been exercisable and vested at the effective time. In the transaction, we will value each option at the excess of $26.00 over its exercise price. We will calculate a number of option units for each holder by dividing the aggregate value of all the options held by a holder by $26.00. The holder will receive, for each option unit, $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 of a Markel Holdings contingent value right.

   The following table sets forth the value of the options outstanding under the share option schemes, based on the spread between $26.00 and the exercise price of each option, held by Terra Nova's five most highly compensated executive officers and all of the executive officers as a group:

                                                                       Option
   Option Holder                                                       Value
   -------------                                                     ----------
   John J. Dwyer.................................................... $1,204,309
   Nigel H. J. Rogers...............................................    758,534
   William J. Wedlake...............................................    355,841
   Ian L. Bowden....................................................    955,228
   Jean M. Waggett..................................................    297,586
   All executive officers as a group (6 persons)....................  3,828,926

Directors Plan

   Terra Nova's non-employee directors are participants in Terra Nova's 1997 Non-Employee Directors Share Unit Plan, pursuant to which they may elect to defer all or a portion of their annual director's fee in the form of share units in the plan in lieu of cash. At the effective time of the merger and scheme of arrangement, each participant will receive, for each whole share unit under the plan, $13.00 in cash, 0.07027 of a Markel Holdings common share and
0.07027 of a Markel Holdings contingent value right, plus the amount of cash that had been credited to the participant in accordance with the plan.

Octavian Stock Option Plan

   In connection with its acquisition of Octavian Syndicate Management Limited, Terra Nova established the Octavian Stock Option Plan providing for the grant of options to members of the management of Octavian, including Mr. Rogers, based on profit commissions received by Octavian for the 1996 to 2000 years of account. It is expected that Mr. Rogers will receive 13% of the options to be granted. Under the Octavian Stock Option Plan, these members of management will receive annual option grants to purchase a number of ordinary shares equal in the aggregate to

  . 90% of the profit commission received by Octavian from the Octavian Syndicates (less underwriters' and management bonuses relating thereto and corporate taxes) for each year of account, divided by

  . the fully-diluted net asset value (as defined in the Octavian Stock Option Plan) per ordinary share of Terra Nova as of the end of that year.

   The aggregate Profit Commission Component for the 1996 to 2000 underwriting years of account is subject to a maximum of (Pounds)10.0 million ($16.0 million, assuming an exchange rate of $1.60 to (Pounds)1.0) and no further options shall be issued once such maximum has been reached. The options will be granted upon receipt of the profit commissions by Octavian on closure of each year of account under applicable Lloyds' regulations, which currently are the years 1999 to 2003 with regard to the years 1996 to 2000, respectively. The options have a nominal exercise price and become exercisable on or after the January 1 next succeeding the date of grant, commencing January 1, 2000, provided that all options granted after January 1, 2002 become immediately exercisable. As of December 31, 1998, 214,158 Terra Nova shares were reserved for grant under the Octavian Stock Option Plan.

   Prior to the effective time of the merger and scheme of arrangement, the parties will attempt either to terminate the Octavian Stock Option Plan for consideration to be agreed upon by the participants of the plan and Markel or to amend the terms of the plan so that the participants will receive up to a maximum of 62,087 Markel Holdings options in lieu of options for Terra Nova ordinary shares.

New Benefit Plan

   Markel Holdings expects to establish a new benefit plan designed to replace Terra Nova's existing stock option plan for key management of Terra Nova which would include current Terra Nova executive officers other than Mr. Rogers. This plan is expected to allocate up to $7.75 million in Markel Holdings common shares, cash, or a combination of both, for awards which are expected to be made in five equal increments over a 30-month period.

Interests of Financial Advisor

   Donaldson, Lufkin & Jenrette has acted as financial advisor to Terra Nova and provided a fairness opinion regarding the proposed transactions and is receiving customary fees from Terra Nova. Affiliates of Donaldson, Lufkin & Jenrette are shareholders of Terra Nova and their new shares and contingent value rights of Markel Holdings will have the benefit of a registration rights agreement. Robert S. Fleischer, a director of Terra Nova, is a managing director of Donaldson, Lufkin & Jenrette Securities Corporation and David L. Jaffe, a director of Terra Nova, is a managing director of DLJ Merchant Banking, Inc., affiliates of which are shareholders of Terra Nova. See "Appendix C-Opinion of Terra Nova Financial Advisor" and "Registration Rights Agreement."

Registration Rights

   Markel Holdings common shares and contingent value rights that will be issued to John J. Byrne and related entities over which he has voting or dispositive power for Terra Nova ordinary shares and to Marsh & McLennan Risk Capital Holdings, Ltd. and related entities will have the benefit of a registration rights agreement. Mr. Byrne is a director of Terra Nova and Mr. Phillip F. Petronis, a director of Terra Nova, is an executive officer of an affiliate of Marsh & McLennan.

Board of Directors of Markel

   Following the transactions, Markel will take all necessary action to elect three directors of Terra Nova, Nigel Rogers, John J. Byrne and Mark J. Byrne, as directors of Markel Holdings. See "Management and Operations After the Transactions."

Indemnification and Insurance

   The agreement also provides that after the effective time, Markel Holdings will indemnify the present and former officers and directors of Terra Nova, subject to specified limitations, for all claims arising as a result of their service to Terra Nova, or relating to the agreement and the transactions, and to maintain directors and officers liability insurance coverage for Terra Nova's officers and directors for a period of seven years. See "Certain Provisions of The Agreement--Indemnification and Insurance."

                        Anticipated Accounting Treatment

   The transactions will be accounted for by Markel Holdings under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Markel Holdings in connection with the transactions, together with the direct costs of acquisition, will be allocated to Terra Nova's assets and liabilities based on their fair market values with the excess being treated as goodwill. The assets and liabilities and results of operations of Terra Nova will be consolidated into the assets and liabilities and results of operations of Markel Holdings after the transactions.

   We will settle options outstanding under the Terra Nova Share Option Plan, units under the 1997 Non-Employee Directors Share Unit Plan and, if issued before January 1, 2000, the Octavian Stock Option Plan as part of the transactions. The settlement costs will be recorded as compensation expense by Terra Nova and an adjustment to the purchase price by Markel. If Terra Nova terminates the Octavian Plan before completion of the transactions, it will reflect the impact of the termination as a charge to operations at that time. Otherwise, Markel Holdings will include in the total purchase consideration the fair value of the Terra Nova options exchanged for the Markel Holdings options. Markel Holdings will expense over the vesting period the value of options granted after the transactions under the Octavian Plan.

   Terra Nova will expense immediately before completion of the transactions the $2 million bonus for Nigel Rogers, declared by the Terra Nova board. If Markel Holdings pays the additional $5 million bonus payable to Mr. Rogers under the proposed new employment arrangement, Markel Holdings will expense $2.5 million immediately following completion of the transactions and will expense the remaining $2.5 million, which vests over 30 months, in five equal increments following completion of the transactions.

                               Regulatory Matters

Approvals and Consents

   The agreement provides that Markel and Terra Nova will use their commercially reasonable efforts to cause the transactions to be consummated, including the obtaining of all necessary consents, waivers, permits, authorizations, orders and consents of third parties, whether private or governmental, in connection with the transactions.

Antitrust Filings

   The businesses of Markel and Terra Nova involve transactions in numerous jurisdictions, and as a result, implementation of the transactions may be subject to antitrust laws in those jurisdictions.

U. S. Antitrust Laws

   Under the Hart-Scott-Rodino Act, specified business combination transactions may not be consummated unless notice has been given and required information furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied, unless earlier termination has been granted. Terra Nova and Markel each filed with the Department of Justice and the Federal Trade Commission a Notification and Report Form with respect to the merger and scheme on September 7, 1999. On September 21, 1999, Markel and Terra Nova received notice of early termination of the waiting period under the Hart-Scott-Rodino Act. At any time before or after the effective time, and notwithstanding that the Hart-Scott-Rodino Act waiting period has been terminated, the Department of Justice could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the merger and scheme of arrangement or seeking divestiture of substantial assets of Markel or Terra Nova. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

Financial Services Authority Consent

   Terra Nova Insurance Company, Ltd., a subsidiary of Terra Nova, is currently authorized to carry on an insurance business in the United Kingdom under the Insurance Companies Act 1982 and is, therefore, a United Kingdom-regulated insurance company. Consent must be obtained from the Financial Services Authority in the United Kingdom before any changes occur in the directors, managers or controllers of a United Kingdom-regulated insurance company. The insurance company must give written notice to the Financial Services Authority detailing the changes to be made and the Financial Services Authority must indicate whether or not it consents to the changes within three months following that notice. If that period elapses without the Financial Services Authority objecting consent is deemed to be given.

   A similar filing with similar notice periods has been made with the Financial Services Authority with respect to Terra Nova Asset Management, Ltd., an investment management company.

   We received the relevant consents.

Lloyd's Consent

   Terra Nova indirectly owns 100% of the share capital of Octavian Syndicate Management Limited, a Lloyd's managing agent and Terra Nova Capital Limited, a corporate member of Lloyd's. Once the transactions are completed, Markel Holdings will be a controller, as defined in the relevant Lloyd's rules, of the managing agent and the corporate member. The prior written consent of the Lloyd's council is required for Markel Holdings to become a controller of the managing agent and the corporate member. Markel Holdings has made the required filing and received the required approvals.

U.S. Insurance Regulatory Approvals

   Under applicable state laws the acquisition by Markel Holdings of all the outstanding interests in Markel may require notice to, and/or prior approval of, the insurance departments for the states where Markel's insurance subsidiaries are incorporated: California, Delaware, Illinois, New Jersey and Virginia. Markel has made the relevant notices and/or filings and has received all necessary regulatory approvals.

Other

   In addition to the foregoing, we may be required to obtain regulatory approvals, file notices, or make other filings in other jurisdictions in which one or the other maintains an office, conducts business or has customers. At the time of this filing, we do not expect any such other approvals, notices or other filings to be material in connection with the transactions.

Status of Regulatory Approvals and Other Information

   We have received all requisite regulatory approvals.

   We are not aware of any governmental approvals or actions that may be required for consummation of the transactions other than as described above. Should any other approval or action be required, we currently contemplate that such approval or action would be sought.

Supreme Court of Bermuda Approval

   The scheme of arrangement is subject to approval by the Supreme Court of Bermuda. In connection with obtaining this approval, Terra Nova filed an originating summons and supporting affirmation with the Supreme Court of Bermuda on December 10, 1999 and a hearing on such originating summons took place on December 16, 1999. At the originating summons hearing, the Supreme Court ordered that a notice of separate court meetings to be held among the holders of Terra Nova Class A ordinary shares as a class and Class B ordinary shares as a class be included in the scheme. Because of the revisions to the scheme of arrangement, Terra Nova filed a summons and supporting affidavit on February 8, 2000. The scheme of arrangement, including the notice of the court meetings, has been incorporated into this joint proxy statement/prospectus.

   The court meetings, originally scheduled for February 10, 2000, were convened on that date and adjourned. Terra Nova will reconvene and hold the court meetings on March 16, 2000, the same day that the special general meeting will be held. The court meetings will be held in accordance with the directions given by the Bermuda Supreme Court at the hearing of the originating summons. The special general meeting will be held in accordance with Terra Nova's bye-laws. Approval of the proposal to adopt the scheme of arrangement at the court meetings will require the affirmative vote of

  . a majority in number of Terra Nova Class A shareholders who represent at least 75 percent in value of the Terra Nova Class A ordinary shares present and voting at the court meeting; and

  . a majority in number of Terra Nova Class B shareholders who represent at least 75 percent in value of the Terra Nova Class B ordinary shares present and voting at the court meeting.

   Once the court meetings and the special general meeting are held, Terra Nova will file with the Bermuda Supreme Court a chairman's report of the results of the court meetings, a signed petition, an affirmation by the chairman in support of petition and an affidavit of posting of the scheme document by Terra Nova's secretary/share registrar. Assuming the requisite shareholder approvals are received at the court meetings and special general meeting on March 16, 2000, the Bermuda Supreme Court will conduct an open hearing on such petitions on March 23, 2000, at 9:30 a.m. Terra Nova shareholders will be entitled to be present and be heard. In order to approve the scheme, the Bermuda Supreme Court will consider, among other things, whether the scheme is fair to Terra Nova's shareholders. The scheme of arrangement will become effective when the supreme court order granted at the petition hearing is filed with the Registrar of companies, which Terra Nova expects will be made as soon as the other conditions to closing are met or waived.

Restrictions on Resales

   The Markel Holdings shares and contingent value rights issued to Markel and Terra Nova shareholders pursuant to the transactions will be registered under the Securities Act. As a result, the Markel Holdings shares and contingent value rights issued pursuant to the transactions will be freely transferable under the United States federal securities laws, except that Markel Holdings shares and contingent value rights received by persons who are deemed to be "affiliates", as such term is defined under the Securities Act, of Markel Holdings after the transactions, or of Markel or Terra Nova before the transactions, may be resold by them only in transactions permitted by the resale provisions of Rule 145 (d)(1), (2) or (3) promulgated under the Securities Act or as otherwise permitted under the Securities Act. Rule 145(d)(1) generally provides that "affiliates" of Markel Holdings, or Markel or Terra Nova before the transactions, may not sell securities of Markel Holdings received in the transactions unless pursuant to an effective registration statement or unless pursuant to the volume, current public information, manner of sale and timing limitations of Rule 144. These limitations generally require that any sale made by an affiliate in any three-month period not exceed the greater of 1% of the outstanding shares or contingent value rights, as the case may be, of Markel Holdings or the average weekly trading volume of that security over the four calendar weeks preceding the placement of the sell order and that such sales be made in unsolicited, open market "brokers transactions". Rules 145(d)(2) and (3) generally provide that the foregoing limitations lapse for non-affiliates after a period of one or two years, respectively, depending upon whether currently available information continues to be available with respect to Markel Holdings.

   Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or under common control with, such issuer, and may include officers and directors of such issuer as well as principal shareholders of such issuers.

   Terra Nova has agreed to use its reasonable best efforts to cause each person who is an "affiliate", for purposes of Rule 145 under the Securities Act, of Terra Nova to deliver to Markel, a written agreement in connection with restrictions on affiliates under Rule 145, in customary form mutually agreeable to Terra Nova and Markel.

                             No Dissenter's Rights

   There are no dissenter's rights or other similar rights of appraisal available to the shareholders of Markel in connection with the transactions.

   Any Terra Nova shareholder who wishes to oppose the sanctioning of the scheme of arrangement at the hearing of the petition at the court must record its vote against the resolution at the Terra Nova special general meeting and/or court meetings at which the shareholder is entitled to vote. At the hearing of the petition itself the Terra Nova shareholders who have so voted will be entitled to make presentations to the court on the hearing of the petition. If the scheme of arrangement is approved by the requisite vote at the Terra Nova special general meeting and the court approves the scheme of arrangement, the order of the court will bind any dissenters to the terms of the scheme of arrangement.

     Market for the Markel Holdings Shares and Contingent Value Rights

   The NYSE has approved the Markel Holdings common shares to be issued pursuant to the transactions, or reserved for issuance upon exercise of Markel Holdings options, for listing on the NYSE, subject to shareholder approval at the special meeting and to notice of issuance. This listing is a condition to the completion of the transactions. So long as Markel and Terra Nova continue to meet the requirements of the NYSE, Markel common shares, and Terra Nova Class A ordinary shares, as the case may be, will continue to be listed on the NYSE until the effective time.

   Markel Holdings will not list the contingent value rights on any exchange and there can be no assurance that a trading market for the contingent value rights will develop.

                Management and Operations After the Transactions

   After the transactions, Markel Holdings will be the parent corporation of Markel and Terra Nova and the subsidiaries of Markel and Terra Nova will remain as subsidiaries of those companies.

   Except as indicated in this joint proxy statement/prospectus, Markel Holdings does not have any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Markel Holdings, a sale or transfer of a material amount of assets of Markel Holdings or any material change in Markel Holdings' capitalization or any other material changes in Markel Holdings' business.

   It is currently anticipated that the business and operations of Markel Holdings will be continued substantially as they are currently conducted by Markel and Terra Nova. Changes may be made as are deemed appropriate and Markel Holdings' assets, businesses, operations, properties, policies, corporate structure, capitalization and management will be reviewed in the future to determine if any changes would be desirable in light of the circumstances then existing. The current Chairman and Chief Executive Officer, Vice Chairman, President and Chief Operating Officer and Executive Vice President and Chief Financial Officer of Markel will continue to fulfill these functions for Markel Holdings after the transactions. Nigel Rogers is expected to be elected Executive Vice President of International Operations for Markel Holdings. The board of directors of Markel Holdings will be comprised of the current Markel board, Nigel Rogers, John J. Byrne and Mark J. Byrne.

                                 The Agreement

   The following is a summary of the material terms of the Agreement and Plan of Merger and Scheme of Arrangement not discussed elsewhere in this joint proxy statement/prospectus. The agreement is incorporated by reference in its entirety and attached to this joint proxy statement/prospectus as Appendix A. You are urged to read the agreement in its entirety for a more complete description of the transactions.

Representations and Warranties

   The agreement contains representations and warranties by Markel relating to a number of matters, including:

  . the due organization, valid existence and good standing of Markel and its subsidiaries;

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

  .  the capital structure of Markel and its subsidiaries;

  . the authorization, execution, delivery and enforceability of the agreement and related matters;

  . the absence of conflict with Markel's or its subsidiaries charters and bylaws, with material agreements of Markel or its subsidiaries, except as disclosed, or under any governmental order or law as a result of the execution of the agreement and related matters and that subject to the exceptions set forth in the agreement, no governmental filings and approvals will be necessary to effect the transactions;

  . the filing of documents and financial statements by Markel with the SEC and the accuracy of the information contained therein;

  .  the absence of undisclosed liabilities and obligations;

  . the filing of documents by Markel's insurance subsidiaries with applicable regulatory authorities and the compliance of the information contained therein with applicable regulatory requirements;

  . the compliance of the insurance reserves of Markel's subsidiaries with generally accepted actuarial standards;

  . the absence of material claims or assessments pending or threatened against Markel's insurance subsidiaries by state insurance guaranty associations;

  . the absence of activity, except as disclosed, which would require registration as an investment advisor or investment company;

  . the accuracy of the information to be supplied by Markel for use in this joint proxy statement/prospectus;

  .  the absence of material litigation;

  . compliance by Markel and its subsidiaries with laws relating to employment and labor;

  .  employee benefit plan matters;

  .  tax matters and the payment of taxes;

  . the absence of any "excess parachute payments" resulting from the transactions;

  .  compliance by Markel and its subsidiaries with applicable law;

  . ownership by Markel and its subsidiaries of the assets shown on its financial statements;

  . the shareholders voting requirement for approval of the transactions by the shareholders of Markel;

  .  the absence of "takeover" statutes affecting the transactions;

  .  the absence of broker and other similar fees, except as disclosed;

  .  the absence of undisclosed related party transactions;

  .  the absence of undisclosed material contracts;

  . the absence of claims to intellectual property used by Markel and its subsidiaries;

  . the absence of events or conditions that would cause Markel to fail to satisfy applicable legal requirements relating to the transactions;

  . the absence of belief that any rating held by Markel or its subsidiaries is likely to be lowered other than as a result of the transaction;

  .  reinsurance matters; and

  . the absence of material exposure on hedging arrangements to which Markel or its subsidiaries are parties.

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

   The agreement also contains representations and warranties by Terra Nova relating to a number of matters, including:

  . the due organization, valid existence and good standing of Terra Nova and its subsidiaries;

  .  the capital structure of Terra Nova and its subsidiaries;

  . the authorization, execution, delivery and enforceability of the agreement and related matters;

  . the absence of conflict with Terra Nova's or its subsidiaries charters and bylaws, with material agreements of Terra Nova or its subsidiaries, except as disclosed, or under any governmental order or law as a result of the execution of the agreement and related matters and that subject to the exceptions set forth in the agreement, no governmental filings and approvals will be necessary to effect the transactions;

  . the filing of documents and financial statements by Terra Nova with the SEC and the accuracy of the information contained therein;

  .  the absence of material liabilities and obligations;

  . the filing of documents by Terra Nova's insurance subsidiaries with applicable regulatory authorities and the compliance of the information contained therein with applicable regulatory requirements;

  . the compliance of the insurance reserves of Terra Nova's subsidiaries with generally accepted actuarial standards;

  . the absence of material claims or assessments pending or threatened against Terra Nova's insurance subsidiaries by state insurance guaranty associations;

  . the absence of activity, except as disclosed, which would require registration as an investment advisor or investment company;

  . the accuracy of the information to be supplied by Terra Nova for use in this joint proxy statement/prospectus;

  . the absence of changes or events regarding Terra Nova's business, except as disclosed;

  .  the absence of material litigation;

  . compliance by Terra Nova and its subsidiaries with laws relating to employment and labor;

  .  employee benefit plan matters;

  .  tax matters and the payment of taxes;

  . the absence of any "excess parachute payments", except as disclosed, resulting from the transactions;

  .  compliance by Terra Nova and its subsidiaries with applicable law;

  . ownership by Terra Nova and its subsidiaries of the assets shown on its financial statements;

  . the shareholders voting requirement for approval of the transactions by the shareholders of Terra Nova;

  .  the absence of "takeover" statutes affecting the transactions;

  .  the absence of broker and other similar fees, except as disclosed;

  .  the absence of undisclosed related party transactions;

  .  the absence of undisclosed material contracts;

  . the absence of claims to intellectual property used by Terra Nova and its subsidiaries;

  . the absence of events or conditions that would cause Terra Nova to fail to satisfy applicable legal requirements relating to the transactions;

  . the absence of belief that any rating held by Terra Nova or its subsidiaries is likely to be lowered other than as a result of the transaction;

  .  reinsurance matters; and

  . the absence of material exposure on hedging arrangements to which Terra Nova or its subsidiaries are parties.

   Many of the representations and warranties of Markel and Terra Nova contained in the agreement are qualified by reference to materiality. The agreement defines a "material adverse effect" or "material adverse change" as any material adverse effect on or change with respect to:

  . the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Markel or Terra Nova, in each case together with their respective subsidiaries taken as a whole; or

  . the right of Markel or Terra Nova, or any of their respective subsidiaries, to complete the transactions contemplated by the agreement, other than any effect or change resulting from the agreement or the announcement of the transactions contemplated by the agreement.

   None of the representations or warranties in the agreement survive the completion of the transactions contemplated by the agreement.

Certain Covenants and Agreements

 Conduct of Business by Markel and Terra Nova

   We have agreed that during the period from the date of the agreement to the effective time, we will carry on our businesses in the ordinary and usual course in a manner consistent with past practices, and to the extent consistent therewith use our commercially reasonable efforts to preserve intact our current business organizations, keep available the services of our current officers and employees and preserve current business relationships. Without limiting the foregoing, without the prior written consent of the other, the agreement generally limits our ability to:

  . pay any dividends, other than dividends from direct or indirect subsidiaries and other than regular quarterly dividends by Terra Nova of $.06 per share except that Terra Nova will not pay quarterly dividends in the year 2000 with a record date prior to June 1, 2000;

  . split, combine or reclassify our shares or issue or authorize the issuance of other securities for our common shares, purchase, redeem or otherwise acquire any such shares or other securities;

  . authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any of our capital shares or the capital shares of subsidiaries, any other voting securities or securities convertible into, or rights to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents or contract obligations measured by reference to such shares;

  . amend our articles of incorporation, articles of association, bylaws or other comparable charter or organizational documents;

  . except in the ordinary course, consistent with past practice, acquire or agree to acquire the shares or assets of another business entity;

  . dispose of or encumber a material portion of our respective properties, except in the ordinary course of business consistent with past practice;

  . except in the ordinary course of business, consistent with past practice, incur indebtedness, guarantee the indebtedness of others, issue debt securities or rights to acquire debt securities or guarantee the debt securities of others;

  . except in the ordinary course of business, consistent with past practice, make loans to or an investment in any other person or entity;

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

  . acquire material assets other than acquisitions of portfolio investments of insurance subsidiaries in the ordinary course of business consistent with past practice;

  . make capital expenditures except in the ordinary course of business consistent with past practice;

  . pay any claims, liabilities or obligations except for liabilities for obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on August 15, 1999 and liabilities reflected or reserved in our most recent consolidated audited financial statements or the notes thereto filed with the SEC;

  . waive material rights or change in any material respect existing contracts, other than in the ordinary course of business consistent with past practice;

  . amend in any material respect compensation and employee benefit arrangements, except as required by law or the agreement;

  . change any material accounting principle used by us, except for changes required by generally accepted accounting principles or SEC regulations;

  . take actions that would result in the material inaccuracy of our respective representations and warranties or the conditions to our obligations not being satisfied;

  . except in the ordinary course of business and consistent with past practice, make or change any material tax election, file any material amendment to any material tax return or settle or compromise any material federal, state, local or foreign tax liability; or

  . take action that could reasonably be expected to cause the transactions not to qualify for the intended tax treatment.

   However, notwithstanding the provisions of the agreement, Markel and its subsidiaries are permitted to take any of the following actions without the consent of Terra Nova:

  . comply with the terms of all outstanding securities or agreements, including, without limitation, securities issued by Markel Capital Trust I;

  . issue securities or enter into loan or other agreements to provide financing for the transactions contemplated by the agreement;

  .  repurchase Markel capital shares at a cost of $100 million or less; or

  . acquire other businesses or organizations at a cost of $250 million or less.

Conditions Precedent to the Merger and Scheme of Arrangement

 Conditions to Each Party's Obligation to Effect the Transactions.

   Our obligation to effect the transactions is subject to the fulfillment of the following conditions:

  . Shareholder Approval. Each of the Terra Nova shareholder approvals and the Markel shareholder approval shall have been obtained.

  . Stock Exchange Listing. The authorization of the Markel Holdings common shares issuable in the transactions for listing on the New York Stock Exchange, subject to official notice of issuance.

  . Governmental Approvals. All required regulatory approvals or waiting periods shall have been obtained or lapsed, respectively, and the Bermuda Supreme Court shall have approved the scheme of arrangement on the terms contemplated by the agreement.

  . Registration Statement. The effectiveness of the registration statement of which this joint proxy statement/prospectus is a part with no stop orders in effect or threatened.

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

  . No Injunctions or Restraints. The absence of any effective temporary restraining order, preliminary or permanent injunction or other similar order or legal restraint or prohibition which would prevent the consummation of the transaction.

  . Antitrust laws. The waiting period, and any extension of time thereof, applicable to the transactions under the U.S. antitrust laws must have expired or have been terminated.

 Conditions to the Obligation of Markel to Effect the Transactions

   The obligation of Markel to effect the transactions is subject to the fulfillment of the following additional conditions:

  . Representations and Warranties. The accuracy, as of the date of the transactions, of the representations and warranties of Terra Nova in the agreement, subject to qualifications set forth in the agreement.

  . Material Adverse Change. There must have been no material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of Terra Nova and its subsidiaries taken as a whole since June 30, 1999 or any circumstance that with the passage of time would result in a material adverse change. Material adverse change does not include (i) changes solely in the market price of Markel shares or Terra Nova shares, (ii) any change resulting from changes in general economic conditions, changes in the market levels of investment portfolios or changes affecting the property-casualty insurance industry generally, or (iii) changes to Terra Nova or its subsidiaries taken as a whole reflected in Terra Nova's Amendment No. 2 Disclosure Letter to Markel, dated January 28, 2000.

  . Performance by Terra Nova. Terra Nova must have materially performed all covenants and agreements to be performed by it before the closing and materially complied with all conditions required by the agreement to be complied with by it before the closing.

  . Tax Opinion. Markel must receive from McGuire, Woods, Battle & Boothe LLP on the closing date a legal opinion that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Markel and Markel Holdings will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

 Conditions to the Obligation of Terra Nova to Effect the Transactions

   The obligations of Terra Nova to effect the transactions is subject to the fulfillment of the following additional conditions.

  . Representations and Warranties. The accuracy, as of the date of the transactions, of representations and warranties of Markel in the agreement, subject to qualifications set forth in the agreement.

  . No Material Adverse Change. There must have been no material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of Markel and its subsidiaries taken as a whole since June 30, 1999, or any circumstance that with the passage of time would result in a material adverse change. Material adverse change does not include (i) changes solely in the market price of Markel common shares or (ii) changes resulting from changes in general economic condition, changes in the market level of investment portfolios or changes affecting the property-casualty insurance industry generally.

  . Performance by Markel. Markel must have materially performed all covenants and agreements required to be performed by it before the closing and materially complied with all conditions required by the agreement to be complied with by it before the closing.

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

  . Tax Opinion. Terra Nova must receive an opinion from Debevoise & Plimpton on the closing date to the effect that the scheme of arrangement, when integrated with the merger, will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Internal Revenue Code.

   Neither Markel nor Terra Nova may rely on the failure of any condition set forth above to be satisfied if the failure of that condition was caused by the party's own failure to use reasonable efforts to complete the transactions contemplated by the agreement or the other agreements entered into in connection with the agreement.

Amendment, Waiver

   We may amend the agreement in writing by action of our boards of directors at any time before or after the approval of the transactions by the shareholders of Markel and Terra Nova. After shareholder approval is obtained, however, no amendment, modification or supplement may alter the amount or change the form of the consideration to be delivered to the shareholders of Markel or Terra Nova in the proposed transactions or in any other way alter the proposed transaction in a manner that would require further shareholder approval.

   At any time before the effective time, Markel or Terra Nova may:

  . extend the time for the performance of any of the obligations of the other party;

  .  waive a breach of a representation or warranty of the other party;

  .  waive compliance by the other party; or

  .  waive any of the conditions set forth in the agreement.

No Solicitation

   The agreement provides that we will not authorize or permit any of our respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to, directly or indirectly

  . solicit, initiate, facilitate or knowingly encourage any inquires that might constitute or lead to any acquisition proposal; or

  . participate in any discussions or negotiations regarding any acquisition proposal.

   If at any time the board of directors of either Markel or Terra Nova determines in good faith, after consultation with and taking into account the advice of independent legal counsel, who may be such company's regularly engaged counsel, that it is necessary to do so in order to act in a manner consistent with such board's fiduciary duties to such company's shareholders under applicable law, Markel or Terra Nova as the case may be, may in response to an unsolicited acquisition proposal and upon prompt notice to the other party orally and in writing in accordance with the agreement

  . furnish information with respect to Markel or Terra Nova as the case may be to any person pursuant to a confidentiality agreement in reasonably customary form; and

  . participate in discussions or negotiations regarding an acquisition proposal.

   An acquisition proposal means any inquiry, proposal or offer, or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in the foregoing, from any person relating to any:

  . direct or indirect acquisition or purchase of 20% or more of the assets of Markel or Terra Nova as the case may be and their respective subsidiaries taken as a whole or 20% or more of any class of equity securities of Markel or Terra Nova as the case may be;

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

  . tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Markel or Terra Nova as the case may be;

  . merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Markel or Terra Nova or any of their subsidiaries whose business constitutes 20% or more of the assets of Markel or Terra Nova and their respective subsidiaries as the case may be taken as a whole, other than the transactions contemplated by the agreement; or

  . other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the merger or which would reasonably be expected to dilute materially the benefits to the other of the transactions contemplated by the agreement.

   Except as set forth above, neither the board of directors of Markel or Terra Nova nor any committee thereof shall:

  . withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other company, the approval or recommendation by such board of directors or such committee of the agreement or the transactions contemplated hereby;

  . approve or recommend, or propose to approve or recommend, any acquisition proposal; or

  . cause Markel or Terra Nova as the case may be to enter into any agreement with respect to any acquisition proposal.

   However, if the board of directors of Markel or Terra Nova determines in good faith, after consultation with and taking into account the advice of independent legal counsel, who may be such company's regularly engaged independent counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to such company's shareholders under applicable law, such board of directors may, subject to the other provisions of
Section 5.3 of the agreement, withdraw or modify its approval or recommendation of the agreement and the transactions contemplated hereby, approve or recommend a superior proposal, cause Markel or Terra Nova as the case may be to enter into an agreement with respect to a superior proposal or terminate the agreement, but in any case involving an acquisition proposal only at a time that is after the third business day following the other company's receipt of written notice advising such company that the board of directors of the other has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal. In addition, if Markel or Terra Nova proposes to enter into an agreement with respect to any acquisition proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to the other $27 million and an expense reimbursement payment of up to $3 million.

   A superior proposal means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 20% of the capital shares then outstanding or all or substantially all the assets of Markel or Terra Nova and otherwise on terms which the board of directors of Markel or Terra Nova as the case may be determines in its good faith judgment, after consultation with and taking into account the advice of a financial advisor of nationally recognized reputation, to be more favorable to such company's shareholders than the transactions contemplated by the agreement.

   In addition, each of Markel and Terra Nova shall promptly advise the other orally and in writing of any request for information or of any acquisition proposal, the material terms and conditions of such request or acquisition proposal and the identity of the person making such request or acquisition proposal.

   Nothing contained in the agreement prohibits Markel and Terra Nova from taking and disclosing to its shareholders a position concerning a tender offer as contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to such company's shareholders if, in the good faith judgment of its board of directors, after consultation with independent legal counsel, who may be such company's regularly engaged independent counsel, failure so to disclose would be inconsistent with its fiduciary duties to such company's shareholders under applicable law. However neither Markel or Terra Nova nor their respective boards of directors nor any committee thereof shall, except as described above, withdraw or modify, or propose to withdraw or modify, its position with respect to the agreement or the transactions contemplated by the agreement, or approve or recommend, or propose to approve or recommend, an acquisition proposal.

Termination

   The agreement may be terminated at any time prior to the Closing whether before or after approval by the shareholders of either Markel or Terra Nova and without further shareholder action:

    (a) by the mutual consent of both parties;

    (b) by Markel, if any event occurs which renders impossible compliance by Terra Nova with any of Markel's conditions set forth in the agreement, which condition is not waived by Markel;

    (c) by Terra Nova, if any event occurs which renders impossible compliance by Markel with any of Terra Nova's conditions set forth in the agreement, which condition is not waived by Terra Nova;

    (d) by Markel, if (i) the board of directors of Terra Nova fails to approve and recommend or withdraws or modifies in a manner adverse to Markel its approval or recommendation of the arrangement or the agreement, or approves or recommends any acquisition proposal, (ii) Terra Nova enters into any agreement with respect to any superior proposal in accordance with the agreement or (iii) the board of directors of Terra Nova resolves to take any action described in (i) or
    (ii) above;

    (e) by Terra Nova, if (i) the board of directors of Markel fails to approve and recommend or withdraws or modifies in a manner adverse to Terra Nova its approval or recommendation of the merger or the agreement, or approves or recommends any acquisition proposal, (ii) Markel enters into any agreement with respect to any superior proposal in accordance with the agreement or (iii) the board of directors of Markel resolves to take any action described in (i) or (ii) above;

    (f) by Markel in connection with entering into a definitive agreement in accordance with the agreement as a result of receiving a superior proposal, provided that Markel has made the $27 million termination payment and the expense payment, if applicable, and complied with all other applicable provisions of the agreement;

    (g) by Terra Nova in connection with entering into a definitive agreement in accordance with the agreement as a result of receiving a superior proposal, provided that Terra Nova has made the $27 million termination payment and the expense payment, if applicable, and complied with all other applicable provisions in the agreement;

    (h) by either Terra Nova or Markel if, upon a vote at the Markel special meeting or any adjournment thereof, approval by the Markel shareholders of the agreement shall not have been obtained;

    (i) by either Markel or Terra Nova if, upon a vote at the Terra Nova special general meeting or any adjournment thereof, approval by the Terra Nova shareholders of the agreement shall not have been obtained;

    (j) by either Terra Nova or Markel, if the merger shall not have been consummated by 11:59 p.m., June 30, 2000.

Termination Fee and Expenses

   The expense payment is an amount equal to all of the charges and expenses incurred by either Terra Nova or Markel, as the case may be, in connection with the agreement, the registration rights agreement, the Terra Nova shareholders agreement and the Markel shareholders agreement up to a maximum amount of $3 million.

 Termination Fee and Expenses Payable by Terra Nova.

   The agreement obligates Terra Nova to pay to Markel $27 million and to make an expense payment to Markel if a Terra Nova acquisition proposal is made to Terra Nova or any of Terra Nova's subsidiaries or shareholders or any person has publicly announced its intent to make a Terra Nova acquisition proposal and:

  . Markel terminates the agreement under (d) or (f) in "Termination" above, or

  .  The agreement is terminated under (i) in "Termination" above and either
     (1) a transaction contemplated by a Terra Nova acquisition proposal is consummated within 12 months of the termination of the agreement or (2) a definitive agreement which relates to a Terra Nova acquisition proposal is signed within 12 months of the termination of the agreement and such a transaction is thereafter consummated.

   A Terra Nova acquisition proposal means any inquiry, proposal or offer, or public announcement of intention to do such, relating to

  .  the acquisition or purchase of 20% or more of the assets of Terra Nova,

  .  the acquisition or purchase of any class of equity securities of Terra
     Nova,

  . any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction of Terra Nova or of any subsidiary of Terra Nova which constitutes 20% or more of the assets of Terra Nova, or

  . any other transaction which could reasonably be expected to interfere with or materially delay the consummation of the agreement.

 Termination Fee and Expenses Payable by Markel.

   The agreement obligates Markel to pay to Terra Nova $27 million and to make an expense payment to Terra Nova if a Markel acquisition proposal is made to Markel or any of Markel's subsidiaries or shareholders or any person has publicly announced its intent to make a Markel acquisition proposal and:

  . Terra Nova terminates the agreement under (e) or (g) in "Termination" above, or

  .  The agreement is terminated under (h) in "Termination" above and either
     (1) a transaction contemplated by a Markel acquisition proposal is consummated within 12 months of the termination of the agreement or (2) a definitive agreement which relates to a Markel acquisition proposal is signed within 12 months of the termination of the agreement and such transaction is thereafter consummated.

   A Markel acquisition proposal is any inquiry, proposal or offer, or public announcement of intention to do such, relating to

  .  the acquisition or purchase of 20% or more of the assets of Markel,

  .  the acquisition or purchase of any class of equity securities of Markel,

  . any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction of Markel or of any subsidiary of Markel which constitutes 20% or more of the assets of Markel, or

  . any other transaction which could reasonably be expected to interfere with or materially delay the consummation of the agreement.

 Other Expenses

   Except as otherwise provided for in the expense reimbursement payment, all costs, fees and expenses incurred in connection with the agreement and the transactions contemplated by the agreement will be paid by the party incurring them, whether or not the merger is consummated, except each party will pay one-half of the cost of this joint proxy statement/prospectus.

Effect of Termination

   If Markel or Terra Nova terminate the Agreement, both of us are prohibited for a period of one year from termination from engaging in any of the following acts, unless one of us submits a written request for the other to do so:

  . disclose a plan or intent to enter into any form of business combination or similar transaction relating to the other party or an affiliate or the other party;

  . acquire ownership of any voting or other securities of the other party or of an affiliate of the other party;

  . solicit proxies with respect to any voting securities of the other party, participate in an election contest with respect to the other party, seek to influence others with respect to voting securities of the other party, or demand a copy of the list of the other party of its stockholders or other books and records;

  . participate in any group attempting to acquire beneficial ownership of the voting securities of the other party;

  . seek to control or influence the Board of Directors, management or policies of the other party;

  . disclose an intent to terminate, waive, or amend any of these provisions;

  . enter negotiations with any third party with respect to these provisions; or

  . take any action that might require either party to make a public announcement regarding a possible transaction involving the other party and any of these prohibited activities.

Indemnification; Insurance

   Markel has agreed, to the extent permitted by law, to indemnify, the officers and directors of Terra Nova and its subsidiaries against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of Markel (which may not be unreasonably withheld) arising out of the fact that such person is or was a director or officer of Terra Nova or any of its subsidiaries at or prior to the effective time, whether the matter was asserted before or after the effective time. Markel will pay all expenses in advance of the final disposition of any action or proceeding, to the fullest extent permitted by law.

   Markel and Terra Nova have also agreed that all rights of indemnification and exculpation of liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of Terra Nova and the subsidiaries of Terra Nova as provided in their respective Articles and By-laws, or comparable organizational documents, and any indemnification arrangements of Terra Nova, other than any entered into in violation of the agreement, will survive the merger and scheme of arrangement and shall continue in full force and effect in accordance with their respective terms.

   For a period of seven years after the Effective Time, Markel has agreed to maintain Terra Nova's current directors' and officers' liability insurance or substantially similar coverage.

Registration Rights Agreement

   Markel entered into a registration rights agreement with Donaldson, Lufkin & Jenrette and five of its affiliates, Marsh & McLennan Capital, Inc. on behalf of itself and/or related entities and John J. Byrne on his own behalf and on behalf of other entities as to which he has voting or dispositive power for Terra Nova ordinary shares. The registration rights agreement provides that any of the Marsh & McLennan entities and

Donaldson, Lufkin & Jenrette entities may require that Markel Holdings use its commercially reasonably efforts to register a specified number of registrable securities as defined in the registration rights agreement under the Securities Act. Markel Holdings is not required to effect:

  . more than three demand registrations requested by Donaldson, Lufkin & Jenrette entities,

  . more than two demand registrations requested by Marsh & McLennan entities,

  . any registration unless the registrable securities requested to be so registered have, in the reasonable judgement of the board of directors of Markel Holdings, exercised in good faith, an aggregate fair market value of at least $25,000,000 unless the registrable securities constitute all of the remaining registrable securities of the requesting shareholder.

   In addition, Markel Holdings is not required to effect any demand registration prior to the earlier of

  . the date that is six months after the effective date of Markel Holdings most recent registration statement pursuant to which registrable securities are or were sold in a demand registration, or

  . the date that is three months after the effective date of Markel Holdings most recent registration statement pursuant to which the Donaldson, Lufkin & Jenrette entities were entitled to request that registrable securities to be sold pursuant to an incidental registration.

   There are also incidental registration rights in the registration rights agreement which provide that Markel Holdings will include registrable securities, which are held by the Donaldson, Lufkin & Jenrette entities, the Marsh & McLennan entities or John J. Byrne, in registration statements for Markel Holdings common shares which Markel Holdings is filing for its own account or for other third parties. These rights are subject to rules of priority in the event the underwriters advise that the number of securities requested and otherwise proposed to be included exceed the maximum offering size as defined in the registration rights agreement.

   The registration rights agreement provides that specified expenses incurred by the seller of the registrable securities in a demand registration and an incidental registration will be paid for by Markel Holdings.

   The registration rights agreement also provides for indemnification by Markel Holdings of the seller of registrable securities and the indemnification by the seller of registrable securities of Markel Holdings, in each case in specified circumstances.

Shareholders Agreements

 Terra Nova Shareholders Agreement

   In connection with the agreement, Markel, Terra Nova and Donaldson, Lufkin & Jenrette and five of its affiliates, Marsh & McLennan Capital Inc. on behalf of itself and/or related entities and John J. Byrne, on his own behalf and on behalf of other entities as to which he has voting or dispositive power for Terra Nova ordinary shares entered into a shareholders agreement. Pursuant to the Terra Nova shareholders agreement, each of these Terra Nova shareholders granted, during the term of the shareholders agreement, an irrevocable proxy to Markel to vote the shares held by that shareholder in favor of the agreement and the scheme of arrangement. Markel is also allowed to vote against several other types of extraordinary transactions involving Terra Nova, including the sale of assets of Terra Nova and the sale of Terra Nova to another party.

   The Terra Nova shareholders agreement prohibits, during the term of the shareholders agreement, each of the Terra Nova shareholders who are bound by the shareholders agreement from soliciting, facilitating, participating in or initiating any proposal which constitutes, or may reasonably be expected to lead, to the acquisition of Terra Nova by any party other than Markel, subject to specified exceptions for a shareholder who is also a director of Terra Nova. Each Terra Nova shareholder who is a party to the Terra Nova shareholders agreement covenants, during the term of the shareholders agreement, not to:

  .  dispose of Terra Nova shares;

  . grant other proxies with respect to or deposit his or its Terra Nova shares in a voting trust; or

  . take any action that would make any representation or warranty in the Terra Nova shareholders agreement untrue or have the effect of rendering such shareholder unable to perform his or its obligations under the Terra Nova shareholders agreement.

The Terra Nova shareholders agreement terminates on the earlier of the:

  .  the effective time of the merger and the scheme of arrangement; or

  .  the termination of the agreement in accordance with its terms.

 Markel Shareholders Agreement

   In connection with the agreement, Markel, Terra Nova and Steven Markel, Anthony Markel and Alan Kirshner, who are shareholders of Markel, entered into a shareholders agreement. Pursuant to the Markel shareholders agreement, each of these Markel shareholders granted, during the term of the shareholders agreement, an irrevocable proxy to Terra Nova to vote his shares in favor of the agreement and the merger. Terra Nova is also allowed to vote against several other types of extraordinary transactions involving Markel, including the sale of assets of Markel and the sale of Markel to another party.

   The Markel shareholders agreement prohibits, during the term of the shareholders agreement, each Markel shareholder who is a party thereto from soliciting, facilitating, participating in or initiating any proposal which constitutes, or may be reasonably expected to lead to, the sale of his shares, or the acquisition of Markel by any party other than Terra Nova, subject to specified exceptions for a shareholder who is a director of Markel. Each Markel shareholder who is a party to the Markel shareholders agreement covenants not to:

  .  dispose of Markel shares subject to the shareholders agreement;

  . grant proxies with respect to or deposit his Markel shares in a voting trust; or

  . take any action that would make any representation or warranty in the Markel shareholders agreement untrue or have the effect of rendering such shareholder unable to perform his obligations under the Markel shareholders agreement.

The Markel shareholders agreement terminates on the earlier of the:

  .  the effective time of the merger; or

  .  the termination of the agreement in accordance with its terms.

 Effect of the Shareholders Agreements

   The shareholders agreements are intended to increase the likelihood that the merger and scheme of arrangement will be completed in accordance with the terms of the agreement. The shareholders agreements may have the effect of making an acquisition or other combination of Terra Nova or Markel by or with a third party more difficult and more costly as a result of the concentration of voting power under the shareholders agreements. We believe that the shareholders agreements may discourage a third party from proposing a competing acquisition or combination of Terra Nova or Markel.

                                 Effective Time

   We will complete the proposed merger and scheme of arrangement and they will become effective when both the order sanctioning the scheme of arrangement has been filed with the Registrar of Companies of Bermuda and the Virginia State Corporation Commission has issued a certificate of merger. We anticipate that this will occur on March 24, 2000, the day following the court hearing before the Supreme Court of Bermuda. However, this will not occur until all conditions to the agreement have been met or waived by Markel or Terra Nova, as appropriate.

              Unaudited Pro Forma Condensed Financial Information

   The following unaudited pro forma condensed financial information is based on the historical consolidated financial statements of Markel Corporation adjusted to give effect to the acquisition of Terra Nova (Bermuda) Holdings Ltd. The Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1998 for Markel, as adjusted, includes the effect of the January 15, 1999 acquisition of Gryphon Holdings Inc. as if that acquisition had occurred on January 1, 1998. In the opinion of management, the historical consolidated financial statements of Markel reflect all adjustments, which are of a normal recurring nature, to present fairly Markel's financial position as of September 30, 1999 and results of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

   The acquisition of Terra Nova will be accounted for using the purchase method of accounting. The purchase price for the acquisition will be allocated to tangible and identifiable intangible assets and liabilities based upon management's estimates of their fair value with the excess of purchase price over fair value of net assets acquired allocated to goodwill and amortized over 20 years. For purposes of presenting pro forma results, no changes in revenues and expenses have been made to reflect the results of any modification to operations that might have been made had the acquisition been consummated on the assumed effective date of the acquisition. The pro forma expenses include the recurring costs, which are directly attributable to the acquisition, such as amortization of goodwill and interest expense.

   The unaudited pro forma condensed financial information does not purport to represent what Markel's results of operations or financial position would actually have been had the acquisition in fact occurred on January 1, 1998 or September 30, 1999 or to project Markel's results of operations or financial position for or at any future period or date.

                               MARKEL CORPORATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            As of September 30, 1999
                                 (in thousands)
                                  (Unaudited)

                                                                      Markel and
                                Markel     Terra Nova   Pro Forma     Terra Nova
                             (historical) (historical) Adjustments    Pro Forma
                             ------------ ------------ -----------    ----------
          ASSETS
Investments
Fixed maturities...........   $1,285,686   $1,313,815   $ (71,250)A   $2,528,251
Equity securities..........      281,409       96,035         --         377,444
Short-term.................       85,391          --      (40,000)A       45,391
                              ----------   ----------   ---------     ----------
  Total investments........    1,652,486    1,409,850    (111,250)     2,951,086
                              ----------   ----------   ---------     ----------
Cash and cash equivalents..        1,476       87,486         --          88,962
Receivables................      102,699      454,206         --         556,905
Reinsurance recoverable on
 unpaid losses.............      400,037      248,583         --         648,620
Reinsurance recoverable on
 paid losses...............       38,697       53,650         --          92,347
Deferred policy acquisition
 costs.....................       50,859      133,386         --         184,245
Prepaid reinsurance
 premiums..................       72,636       93,150         --         165,786
Intangible assets..........       93,529       45,665     156,472 B      295,666
Other assets...............       94,917       81,766       6,868 D      183,551
                              ----------   ----------   ---------     ----------
  Total assets.............   $2,507,336   $2,607,742   $  52,090     $5,167,168
                              ==========   ==========   =========     ==========
      LIABILITIES AND
    SHAREHOLDERS' EQUITY
Unpaid losses and loss
 adjustment expenses.......   $1,376,745   $1,216,494         --      $2,593,239
Unearned premiums..........      288,164      537,235         --         825,399
Payables to insurance
 companies.................       67,396       61,442         --         128,838
Long-term debt.............      158,258      175,000     248,250 A      581,508
Other liabilities..........       80,790       91,557      36,354 C      208,701
Company-Obligated
 Mandatorily Redeemable
 Preferred Capital
 Securities of the
 Subsidiary Trust Holding
 Solely Junior Subordinated
 Deferrable Interest
 Debentures of Markel
 Corporation...............      150,000          --          --         150,000
                              ----------   ----------   ---------     ----------
  Total liabilities........    2,121,353    2,081,728     284,604      4,487,685
                              ----------   ----------   ---------     ----------
Shareholders' equity
Common stock...............       25,593      265,492      28,008 A,E    319,093
Retained earnings..........      339,229      277,866    (277,866)E      339,229
Accumulated other
 comprehensive income
 (loss)....................       21,161       (8,255)      8,255 E       21,161
Treasury stock and other...          --        (9,089)      9,089 E          --
                              ----------   ----------   ---------     ----------
  Total shareholders'
   equity..................      385,983      526,014    (232,514)       679,483
                              ----------   ----------   ---------     ----------
  Total liabilities and
   shareholders' equity....   $2,507,336   $2,607,742   $  52,090     $5,167,168
                              ==========   ==========   =========     ==========

See accompanying Notes to Pro Forma Condensed Consolidated Financial
Statements.

                               MARKEL CORPORATION

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      Nine Months Ended September 30, 1999
                     (in thousands, except per share data)
                                  (Unaudited)

                                                                      Markel and
                                  Markel     Terra Nova   Pro Forma   Terra Nova
                               (historical) (historical) Adjustments  Pro Forma
                               ------------ ------------ -----------  ----------
OPERATING REVENUES
  Earned premiums.............   $327,047     $459,371    $    --      $786,418
  Net investment income.......     66,253       69,745      (5,006)F    130,992
  Net realized gains from
   investment sales...........      9,297       29,626         --        38,923
  Agency income...............        --        11,577         --        11,577
  Other.......................      1,426          408         --         1,834
                                 --------     --------    --------     --------
      Total operating
       revenues...............    404,023      570,727      (5,006)     969,744
                                 --------     --------    --------     --------
OPERATING EXPENSES
  Losses and loss adjustment
   expenses...................    210,747      313,934         --       524,681
  Underwriting, acquisition
   and insurance expenses.....    123,463      185,142         --       308,605
  Agency expenses.............        --        10,003         --        10,003
  Other expenses..............        --         5,252         --         5,252
  Amortization of intangible
   assets.....................      4,184        3,184       4,396 G     11,764
                                 --------     --------    --------     --------
      Total operating
       expenses...............    338,394      517,515       4,396      860,305
                                 --------     --------    --------     --------
  Operating income............     65,629       53,212      (9,402)     109,439
  Interest expense............     19,098        9,300      15,191 H     43,589
                                 --------     --------    --------     --------
  Income before income taxes..     46,531       43,912     (24,593)      65,850
  Income taxes................     11,168       (2,355)     11,201 I     20,014
                                 --------     --------    --------     --------
  Income from continuing
   operations.................   $ 35,363     $ 46,267    $(35,794)    $ 45,836
                                 ========     ========    ========     ========
Income from continuing
 operations per share:
  Basic.......................   $   6.34          --          --      $   6.25
                                 ========     ========    ========     ========
  Diluted.....................   $   6.27          --          --      $   5.85
                                 ========     ========    ========     ========
Weighted average shares
 outstanding:
  Basic.......................      5,580          --          --         7,338
                                 ========     ========    ========     ========
  Diluted.....................      5,640          --          --         7,838
                                 ========     ========    ========     ========

See accompanying Notes to Pro Forma Condensed Consolidated Financial
Statements.

                               MARKEL CORPORATION

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          Year Ended December 31, 1998
                     (in thousands, except per share data)
                                  (Unaudited)

                                                                                                        Markel and
                            Markel      Gryphon     Pro Forma      Markel      Terra Nova   Pro Forma   Terra Nova
                         (historical) (historical) Adjustments  (as adjusted) (historical) Adjustments  Pro Forma
                         ------------ ------------ -----------  ------------- ------------ -----------  ----------
OPERATING REVENUES
 Earned premiums........   $333,267     $100,764    $    --       $434,031      $546,908    $    --     $  980,939
 Net investment income..     71,046       18,365      (6,042)J      83,369        93,262      (6,675)F     169,956
 Net realized gains from
  investment sales......     20,558       10,105         --         30,663        17,963         --         48,626
 Agency income..........        --           --          --            --         17,057         --         17,057
 Other..................      1,130            8         --          1,138          (586)        --            552
                           --------     --------    --------      --------      --------    --------    ----------
  Total operating
   revenues.............    426,001      129,242      (6,042)      549,201       674,604      (6,675)    1,217,130
                           --------     --------    --------      --------      --------    --------    ----------
OPERATING EXPENSES
 Losses and loss
  adjustment expenses...    203,336      103,302         --        306,638       359,567         --        666,205
 Underwriting,
  acquisition and
  insurance expenses....    124,841       55,013         --        179,854       180,702         --        360,556
 Agency expenses........        --           --          --            --         13,760         --         13,760
 Other expenses.........        --           --          --            --          4,836         --          4,836
 Amortization of
  intangible assets.....      2,033          145       3,259 K       5,437           781       9,326 G      15,544
                           --------     --------    --------      --------      --------    --------    ----------
  Total operating
   expenses.............    330,210      158,460       3,259       491,929       559,646       9,326     1,060,901
                           --------     --------    --------      --------      --------    --------    ----------
 Operating income
  (loss)................     95,791      (29,218)     (9,301)       57,272       114,958     (16,001)      156,229
 Interest expense.......     20,406        3,212       3,563 L      27,181        13,697      20,254 H      61,132
 Income (loss) before
  income taxes..........     75,385      (32,430)    (12,864)       30,091       101,261     (36,255)       95,097
 Income taxes...........     18,092      (13,128)     (3,362)M       1,602        17,221       3,292 I      22,115
                           --------     --------    --------      --------      --------    --------    ----------
 Income (loss) from
  continuing
  operations............   $ 57,293     $(19,302)   $ (9,502)     $ 28,489      $ 84,040    $(39,547)   $   72,982
                           ========     ========    ========      ========      ========    ========    ==========
Income from continuing
 operations per share:
 Basic..................   $  10.41          --          --       $   5.17           --          --     $    10.05
                           ========     ========    ========      ========      ========    ========    ==========
 Diluted................   $  10.17          --          --       $   5.05           --          --     $     9.32
                           ========     ========    ========      ========      ========    ========    ==========
Weighted average shares
 outstanding:
 Basic..................      5,506          --          --          5,506           --          --          7,264
                           ========     ========    ========      ========      ========    ========    ==========
 Diluted................      5,636          --          --          5,636           --          --          7,834
                           ========     ========    ========      ========      ========    ========    ==========

See accompanying Notes to Pro Forma Condensed Consolidated Financial
Statements.

                               MARKEL CORPORATION

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1.Basis of presentation

   On January 28, 2000, Markel entered into an Amended Agreement and Plan of Merger and Scheme of Arrangement (the Merger Agreement) to acquire Terra Nova. The unaudited Pro Forma Condensed Consolidated Balance Sheet, Statements of Income and Notes to Pro Forma Condensed Consolidated Financial Statements were prepared assuming consideration to each Terra Nova shareholder of $13.00 in cash, .07027 of a Markel Holdings common share and .07027 of a Markel Holdings contingent value right (CVR). Consideration to be exchanged consists of the following (in thousands, except per share data):

   Cash(1)............................................................  $356,500
   Markel common shares and Markel Holdings contingent value rights to be issued to Terra Nova shareholders (1,758 shares at $148.00 per
    share and 1,758 contingent value rights at $19.00 per right)......   293,500
                                                                        --------
   Total purchase consideration (2)...................................   650,000
   Direct costs of acquisition (3)....................................    12,000
                                                                        --------
   Total cost of acquisition..........................................   662,000
   Less: Fair value of Terra Nova net tangible and identifiable
    intangible assets as of September 30, 1999 (4)....................   459,863
                                                                        --------
   Excess of cost over fair value of net assets acquired..............  $202,137
                                                                        ========
   The acquisition will be funded as follows (in thousands):
   Available cash.....................................................  $111,250
   Borrowings under credit facilities.................................   257,250
   Markel common shares and CVRs to be issued to Terra Nova
    shareholders......................................................   293,500
                                                                        --------
   Total cost of acquisition..........................................  $662,000
                                                                        ========

   In addition, $175.0 million of Terra Nova's debt will remain outstanding.

  (1) 25 million Terra Nova shares at $13.00 per share and 1.1 million Terra Nova shares purchased by Markel in the open market prior to the close of the transaction, with an aggregate cost of $31.4 million.

  (2) Includes $11.0 million cash and $8.8 million of Markel common shares (59,000 shares at $148.00 per share) and $1.1 million of Markel contingent value rights (59,000 rights at $19.00 per right) to be issued to settle Terra Nova stock option plans.

  (3) The direct costs of the acquisition are investment banking fees of $10.0 million and estimated legal, tax and accounting fees of $2.0 million.

  (4) The preliminary purchase price allocation is based on the estimated fair value of the net tangible and identifiable intangible assets acquired. Investments are recorded at estimated fair value, based primarily on quoted market prices. Long term debt is recorded at estimated fair value, based on an independent third party quote. All other assets and liabilities are recorded at their historical bases which approximate fair value. While the purchase price allocation is preliminary, management is not aware of any material adjustments to the allocation.

   The accompanying unaudited Pro Forma Condensed Consolidated Financial Statements are provided to illustrate the effect of the acquisition on Markel and have been prepared using the purchase method of

                               MARKEL CORPORATION

                                  (Unaudited)

accounting. The unaudited Pro Forma Condensed Consolidated Financial Statements reflect how the balance sheet might have appeared as of September 30, 1999 if the acquisition had been consummated at that date and how the condensed statements of income for the nine months ended September 30, 1999 and for the year ended December 31, 1998 might have appeared had the acquisitions of Gryphon Holdings Inc. and Terra Nova been consummated on January 1, 1998. Certain reclassifications of Gryphon's and Terra Nova's historical financial statements have been made to conform with Markel's historical presentation.

2.Adjustments--Unaudited Pro Forma Condensed Consolidated Balance Sheet-- Markel/Terra Nova

   The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999 reflects certain adjustments which are explained below and are based on assumptions made by management. These adjustments are required to give effect to matters directly attributable to the acquisition. The explanations of these adjustments are as follows:

  (A) To record the cash paid, debt incurred and equity issued to finance the acquisition. In addition, Terra Nova's long term debt is reduced by $9.0 million to a fair value of $166.0 million.

  (B) To adjust the intangible assets to reflect the excess of cost over the fair value of net assets acquired resulting from the acquisition.

  (C) To accrue obligations as specified in various employment contracts and debt issuance costs. In addition, as a result of the merger, Terra Nova's operations will be subject to taxation in the United States. Deferred taxes have been recorded for the United States tax liabilities.

     Obligations under employment contracts (1)........................ $ 8,000
     Debt issuance costs (2)...........................................   4,000
     Deferred taxes (3)................................................  24,354
                                                                        -------
                                                                        $36,354
                                                                        =======

    (1) Certain employees of Terra Nova had employment agreements in place when the purchase agreement was signed. Obligations under these agreements will be triggered by the change in control of Terra Nova. The $8 million accrued obligation was calculated by external advisors in accordance with the terms of the employment agreements.

    (2) The debt issuance costs of $4 million include a commitment fee of $3.5 million related to the $500 million credit facility and estimated legal and accounting fees of $0.5 million. The commitment fee is calculated in accordance with the terms of the credit facility.

    (3) Deferred taxes primarily relate to Terra Nova's accumulated earnings which have not previously been subject to U.S. taxation and to record deferred income taxes which reflect the net tax effect of the temporary differences between the carrying amounts of the assets and liabilities for financial reporting purposes and their respective U.S. tax bases.

  (D) To record debt issuance costs and prepaid pension benefit costs as follows:

     Debt issuance costs (1)............................................ $4,000
     Write off Terra Nova Debt Costs (2)................................ (2,123)
     Pension Asset (3)..................................................  4,991
                                                                         ------
                                                                         $6,868
                                                                         ======

                               MARKEL CORPORATION

                                  (Unaudited)


    (1) Debt issuance costs are established as an intangible asset and amortized over the five year life of the credit facility.

    (2) Represents the adjustment to write off Terra Nova's unamortized debt issuance costs whichprovide no economic value to the combined entity.


    (3) A pension asset is recorded for the excess of the fair value of plan assets over projected benefit obligations. A recent external valuation of the pension plan was used to estimate the adjustment.

  (E) To record consolidating and eliminating entries.

3. Adjustments--Unaudited Pro Forma Condensed Consolidated Statements of Income--Markel/Terra Nova

   The accompanying unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1999 and for the year ended December 31, 1998 reflect certain adjustments which are explained below and are based on assumptions made by management. These adjustments are required to give effect to matters directly attributable to the acquisition. The explanations of these adjustments are as follows:

  (F) Reduction in net investment income due to net cash used in funding the transaction; the rate of return is calculated at 6%. The 6% rate of return is based on historical average yields for Markel's investment portfolio.

  (G) Excess of cost over fair value of net assets acquired is amortized on a straight line basis over 20 years. The estimated life of the business acquired was estimated based on the value of the Lloyd's franchise, the investment portfolio's earning power, profitable books of business acquired, as well as the capital requirements and other barriers to entering the business acquired.

  (H) Interest on borrowed funds under the revolving credit facility is assumed to be 7.125% which is calculated as LIBOR plus 1.125% as specified in the credit facility. For the nine months ended September 30, 1999, a change of 1/8 percent in the interest rate would result in a change in interest expense and income from continuing operations of $0.2 million and $0.2 million, respectively. For the year ended December 31, 1998, a change of 1/8 percent in the interest rate would result in a change in interest expense and income from continuing operations of $0.3 million and $0.2 million, respectively. In addition, the fair value adjustment for Terra Nova's long term debt is amortized over the remaining lives of those debt instruments.

  (I) Taxes on the reduction in net investment income and interest expense pro forma adjustments are calculated at an assumed 35% statutory rate. In addition, as a result of the merger, Terra Nova's operations will be subject to taxation in the United States. Taxes have been recorded for Terra Nova in accordance with United States tax regulations.

4. Adjustments--Unaudited Pro Forma Condensed Consolidated Statement of Income--Markel/Gryphon Holdings, Inc.

   On January 15, 1999, Markel acquired Gryphon Holdings, Inc. and its subsidiaries (Gryphon) as the result of the completion of a public tender offer. Gryphon is the holding company for three property and casualty insurance companies. Major lines of business include property and professional liability programs. Markel's results of operatons include Gryphon's results of operations since the date of acquisition. The acquisition was accounted for using the purchase method of accounting. Total consideration paid for Gryphon was

                               MARKEL CORPORATION

  NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)
                                  (Unaudited)

approximately $145.7 million. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired was recorded as goodwill and is being amortized using the straight-line method over 20 years. Markel funded the transaction with available cash of approximately $100.7 million and borrowings of approximately $50 million. In addition Markel refinanced $55.0 million of Gryphon's long-term debt.

   The accompanying unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1998 reflects adjustments which are explained below and are based on assumptions made by management. These adjustments are required to give effect to matters directly attributable to the acquisition. The explanations of these adjustments are as follows:

  (J) Reduction in net investment income due to net cash used in funding the transaction; the rate of return is calculated at 6%. The 6% rate of return is based on historical average yields for Markel's investment portfolio.

  (K) Excess of cost over fair value of net assets acquired of $68 million is amortized on a straight line basis over 20 years. The estimated life of the business acquired was estimated based on the investment portfolio's earnings power and approximately $75 million of profitable business which Gryphon provides, as well as the capital requirements and other barriers to entering the business acquired.

  (L) Interest on borrowed funds under revolving lines of credit is assumed to be 7.125% which is calculated as LIBOR plus 1.125% as specified in the credit facility. A change of 1/8 percent in the interest rate would result in a change in interest expense and income from continuing operations of $0.1 million and $0.1 million, respectively.

  (M) Taxes on the reduction in net investment income and interest expense pro forma adjustments are calculated at an assumed 35% statutory rate.

                                 The Companies

Markel

   Markel Corporation, an insurance holding company, writes specialty insurance products and programs for a variety of niche markets through its insurance subsidiaries. Markel believes that its specialty product focus and niche market strategy enable it to develop expertise and specialized market knowledge.

   Underwriting Philosophy. By focusing on market niches where it has underwriting expertise, Markel seeks to earn consistent underwriting profits. Underwriting profits are a key component of Markel's strategy. The ability to achieve consistent underwriting profits demonstrates knowledge and expertise, commitment to superior customer service and the ability to manage insurance risk.

   The Underwriting Units. Markel has five underwriting units focused on specific niches within the excess and surplus and specialty admitted markets. Excess and Surplus Lines, Professional Products Liability and Brokered Excess and Surplus Lines write business in the excess and surplus market. Specialty Program Insurance and Specialty Personal and Commercial Lines write business in the specialty admitted market.

   Excess and Surplus Lines. The Excess and Surplus Lines unit (E&S unit) writes a variety of coverages, focusing on light-to-medium casualty exposures for businesses such as artisan contractors, habitational risks, restaurants and bars, child and adult care facilities, vacant properties, office buildings and light manufacturing operations. The E&S unit also writes property insurance on classes of business ranging from small, single location risks to large, multi-state, multi-location risks. Property coverages consist principally of fire and allied lines, such as windstorm, hail and water damage and more specialized property coverages. The E&S unit also offers coverages for heavier property risks, including earthquake, through its special property division. These risks are typically larger and are of a low frequency high severity nature.

   Professional Products Liability. The Professional Products Liability unit markets specialty professional liability coverages, including medical malpractice and specialized medical coverages, professional liability for lawyers, architects and engineers, agents and brokers and management consultants. Errors and omissions coverage is targeted to mutual fund advisors, investment advisors and insurance companies. Products liability insurance for manufacturers and distributors is provided through the special risks program. In addition, directors' and officers' liability coverage and employment practices liability coverages are offered.

   Specialty Program Insurance. Specialty Program Insurance focuses on providing total insurance programs for businesses engaged in similar, but highly specialized, activities. These activities typically do not fit the risk profiles of standard insurers which makes complete coverage difficult to obtain from a single insurer. The Specialty Program Insurance operation is organized into six business units, which concentrate on particular markets and customer groups. The camp and youth recreation division serves children's summer camps, conference centers and youth organizations such as YM/YWCA's and Boys' and Girls' Clubs. The agriculture division specializes in insurance coverages for horse-related risks, such as horse mortality coverage, and property and liability coverages for horse farms and boarding, breeding and training facilities. Liability insurance for sports organizations, and accident and medical insurance for colleges, universities and private schools are sold through the sports liability, accident and medical division. The child care division develops and markets insurance programs for child care centers, nursery schools, Head Start programs, Montessori schools and private schools. Gymnastic schools, health clubs, and martial arts and dance schools are serviced by the health and fitness division. The contract surety bond division provides surety bonds for small and transitional contractors.

   Specialty Personal And Commercial Lines. Specialty Personal and Commercial Lines markets and underwrites its insurance products in niche markets that are overlooked by large admitted carriers. The recreational products division concentrates on watercraft and motorcycle coverages. The watercraft program markets personal insurance coverage for jet skis, yachts and high performance boats; while small fishing ventures and small boat rentals are the focus of the commercial marine department. The motorcycle program's target market is mature riders of high value bikes. The property division provides coverage for dwellings that do not qualify for standard homeowner's coverage. In addition, the Specialty Personal and Commercial Lines unit markets a series of insurance products designed to meet the collateral protection needs of automobile lenders.

   New Revolving Credit Facility. Markel has entered into a syndicated five year $500 million revolving credit facility to replace its $250 million revolving credit facility. Markel will use the new facility for working capital and other corporate purposes. Markel will pay a commitment fee ranging from
 .20% to .50% on the unused portion of the new facility. Due to the revised terms of the transactions, Markel is seeking amendments to the $500 million revolving credit facility to permit its use to fund part of the cash to be paid to Terra Nova shareholders in the scheme of arrangement. Alternatively, Markel has the ability to finance the scheme of arrangement through the use of its existing credit facility and internal funding.

   For additional information about Markel you should read Markel's annual report on Form 10-K for the year ended 1998 and Markel's quarterly report on Form 10-Q for the quarter ended September 30, 1999. See also "Where You Can Find More Information."

Terra Nova

   Overview of Terra Nova. Terra Nova is the holding company for wholly owned operating entities. The five principal operating entities are: Terra Nova Insurance Company Limited in the U.K., Terra Nova (Bermuda) Insurance Company Ltd., "Corifrance in Paris--Compagnie de Reassurance d'Ile de France", Terra Nova Capital Limited, Terra Nova's corporate capital provider at Lloyd's, and Octavian Syndicate Management Limited. Octavian manages the six Lloyd's syndicates in which Terra Nova has a participation. Through these subsidiaries, Terra Nova writes a specialty property, casualty, marine and aviation insurance and reinsurance business worldwide.

   Terra Nova. Since it began in 1970 as a reinsurance company, Terra Nova has expanded into other fields of insurance. Although the largest segment of the business continues to be reinsurance, growth in recent years has been in specialty areas of primary insurance.

   Terra Nova is authorized in the United Kingdom to transact all classes of insurance business and underwrites a significant volume of property, marine and casualty treaty reinsurance. Terra Nova is approved to underwrite excess and surplus lines insurance in almost every state of the United States, and has also gained accreditation in various states under statutes providing for accreditation of non-US reinsurers. As at March 15, 1999, Terra Nova was accredited as a reinsurer in forty-four jurisdictions of the United States and had an application for approval pending in a further three.

   Marine insurance is a major part of the business, transacted both on a direct and a reinsurance basis through the International Underwriting Association of London. This segment encompasses cargo, specie and liability. In December 1998, Terra Nova announced its decision to withdraw from the marine hull and marine energy markets.

   A Terra Nova branch office operates from Brussels, transacting treaty reinsurance in continental European reinsurance markets. Terra Nova is also licensed to transact non-marine reinsurance in Canada through its branch office in Toronto.

   Terra Nova Insurance company in the U.K. and the Lloyd's syndicates managed by Octavian are based in the London Market. The London Market is comprised of Lloyd's and companies with underwriting offices close to Lloyd's. The London Market is one of the world's largest insurance and reinsurance marketplaces and attracts business from clients throughout the world who seek flexible and innovative protection for a wide variety of risks.

   Terra Nova (Bermuda) Insurance Company Ltd.. Terra Nova (Bermuda) is a specialty property and casualty insurance and reinsurance company operating in the Bermuda Market. The principal lines of business are various classes of property and casualty coverage written on a reinsurance basis. Writings originate worldwide.

   Octavian Syndicate Management Limited and Terra Nova Capital Limited. Terra Nova participates in the six syndicates managed by Octavian, through Terra Nova Capital. The syndicates' writings include mainly UK liability, UK and overseas auto, marine and aviation lines. Terra Nova Capital's average participation on the Octavian syndicates increased to approximately 60% in 1998, from 44% in 1997 and 11% in 1996.

   Corifrance. Corifrance is a French reinsurance company based in Paris. Corifrance transacts specialty treaty and facultative reinsurance business internationally, although mainly outside the US, on a direct and brokered basis.

   For additional information about Terra Nova you should read Terra Nova's annual report on Form 10-K for the year ended 1998 and Terra Nova's quarterly report on Form 10-Q for the quarter ended September 30, 1999. See also "Where You Can Find More Information.

Markel Holdings

   Markel Holdings is a Virginia corporation that has been formed for the purpose of the transactions. Markel Holdings is currently a subsidiary of Markel. Upon completion of the transactions, Markel Holdings will be the parent corporation of Markel and Terra Nova.

   As of the record date, there were 5,588,873 Markel Corporation common shares issued and outstanding and 24,348,192 Class A ordinary shares and 1,796,217 Class B ordinary shares of Terra Nova issued and outstanding. Based upon the number of Markel Corporation common shares and Terra Nova ordinary shares and options outstanding as of the record date, approximately 7.3 million Markel Holdings common shares will be outstanding immediately following the Effective Time, of which approximately 1.76 million shares, representing approximately 24% of the total, will be held by former holders of Terra Nova.

                  Description of Contingent Value Rights

   Each whole contingent value right will represent the right, thirty months after the effective time of the merger and scheme of arrangement, to receive, in cash or common shares, at the option of Markel Holdings, the amount, if any, by which the current market value, subject to a minimum or floor of $140.00 per share, of Markel Holdings common shares is less than $185.00 per share. The current market value will be based upon a formula averaging market prices during 20 consecutive day trading periods during the 60 days ending on the thirty-month anniversary date. The contingent value rights will be issued under the CVR agreement between Markel Holdings and a trustee, the form of which we have filed as part of our registration statement. See "Additional Information" for information on how to obtain copies of the CVR agreement. Because this section is a summary, it does not describe every aspect of the contingent value rights. In this section, we refer to contingent value rights as CVRs.

Payment in Cash or Markel Holdings Common Shares; No Interest

   Markel Holdings, at its option, may pay any amount due under the terms of the CVRs to holders in cash or in Markel Holdings common shares. If payment is made in common shares, they will be valued at their average current market value over a 20 day trading period ending on the date before the date that payment is due. Other than in the case of interest on the default amount, no interest will accrue on any amounts payable to the CVR holders pursuant to the terms of the CVRs.

Payment at Maturity Date

   The CVRs will mature on the date thirty months after the effective time of the merger and scheme of arrangement. Markel Holdings will pay each holder of a CVR the amount, if any, by which the target price of

$185.00 exceeds the greater of the current market value of Markel Holdings common shares and the minimum price of $140.00. Markel Holdings will pay these amounts, if in cash, three days after the maturity date or, if in Markel Holdings shares, as promptly as possible after the maturity date. Both the target price and minimum price are subject to antidilution adjustments.

Payment Upon the Occurrence of a Disposition

   Following the consummation of a disposition of the type described below, Markel Holdings will give notice and pay to CVR holders an amount for each CVR, if any, by which the discounted target price, as described below, exceeds the greater of

  . the fair market value, as determined by an independent nationally recognized investment banking firm, of the consideration, if any, received by Markel Holdings common shareholders for each common share as a result of such disposition and

  .  the minimum price of $140.00.

   The discounted target price for a disposition payment is $185.00 discounted from the maturity date to the disposition payment date at a per annum rate of 6%. The disposition payment date will be the date established by Markel Holdings for payment of the amount due on the CVRs in respect of a disposition, which in no event will be more than 30 days after the date on which such disposition was consummated. The discounted target price and the minimum price will be subject to antidilution adjustments as described below.

   The types of dispositions for which a distribution payment will be made are

  . a merger, consolidation or other business combination involving Markel Holdings as a result of which no Markel Holdings common shares will remain publicly outstanding,

  . a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of Markel Holdings, or

  . a reclassification of Markel Holdings shares as any other capital stock of Markel Holdings or any other person,

   unless, in the case of a merger, consolidation or other business combination or sale, transfer or other disposition of assets, the transaction is in connection with a transaction in which

  . all of the Markel Holdings common shares are exchanged solely for other publicly traded equity securities of Markel Holdings or another entity,

  . the successor assumes the obligations of Markel Holdings relating to the CVRs, and

  . the successor makes appropriate adjustments to the target price, the minimum price, the early redemption price, the discounted target price and other terms to reflect the transaction and the economic benefits intended to be conferred on the CVRs.

Event of Default

   If an event of default under the CVR agreement occurs, either the trustee under the CVR agreement or CVR holders holding at least 25% of the outstanding CVRs, by giving the required notice, may declare the CVRs to be due and payable, and the default amount under the CVR agreement then becomes due and payable and will bear interest at an interest rate of 6% per annum until payment is made to the trustee. Under the CVR agreement, the default amount is the amount, if any, by which the discounted target price exceeds the minimum price. For purposes of payment of the default amount, discounted target price means $185.00, discounted from the maturity date to the default payment date at a per annum rate of 6%. The default payment date is the date on which the CVRs are declared due and payable following an event of default.

Early Redemption

   Markel Holdings may redeem all of the CVRs at any time on at least 30 days notice at a price equal to the amount by which $185.00 exceeds the current market value of the Markel Holdings common shares as of five business days before the redemption notice, discounted from the maturity date to the date on which the early redemption is made at a per annum rate of 6%.

Automatic Extinguishment

   If the current market value of Markel Holdings common shares during any 20 consecutive trading days in the applicable valuation period, as described below, is greater than or equal to $185.00 per Markel Holdings common share, the CVRs will automatically be extinguished without further consideration or action by Markel Holdings or the CVR holders.

   In the event that Markel Holdings determines that no amount is payable with respect to the CVRs as a result of an automatic extinguishment or on the maturity date, Markel Holdings will give notice to the CVR holders. The CVRs will then terminate and become null and void and the CVR holders will have no further rights under the CVRs. The failure to give notice or any defect in the notice will not affect the validity of the determination of extinguishment.

Certification of Calculations

   In connection with each notice of payment, early redemption, prepayment or extinguishment of the CVRs, Markel Holdings will prepare a certificate describing the calculations in determining the amount of the payment or the extinguishment and, if it is making payment in its shares, the calculations in determining the number of shares. Markel Holdings will before giving the notice file a copy of the certificate with the trustee and mail a brief summary of the certificate to each CVR holder.

Antidilution; Disposition Adjustments

   If Markel Holdings in any manner subdivides or combines the number of outstanding Markel Holdings common shares, Markel Holdings will correspondingly subdivide or combine the CVRs and will appropriately adjust the target price, the minimum price, the early redemption price, the discounted target price and other terms. Whenever an adjustment is made under these circumstances or in a disposition transaction requiring adjustments to the target price, the minimum price or the discounted target price, Markel Holdings will

  . promptly prepare a certificate setting forth the adjustment and a brief statement of the facts accounting for the adjustment,

  .  promptly file with the CVR trustee a copy of the certificate and

  .  mail a brief summary to each CVR holder.

Current Market Value Calculations

   For purposes of determining the amount, if any, of any payment on the CVRs, the current market value of Markel Holdings common shares is the mean of the averages of the high and low and opening and closing prices on the New York Stock Exchange, or other exchange on which the shares are then listed, of Markel Holdings common shares on each trading day during the 20 consecutive trading days in the applicable valuation period which yield the highest averages for any 20 consecutive trading day period within the valuation period. The valuation period for a payment at the maturity date is the 60-day trading period before the maturity date. The valuation period for an automatic extinguishment of the CVRs or an early redemption of the CVRs is the period of time beginning at the effective time of the merger and scheme of arrangement and ending on the maturity date. In computing the current market value for purposes of an early redemption or automatic extinguishment of the CVRs, no 20 consecutive day period may be included in which Markel Holdings or specified affiliates purchased Markel Holdings common shares, other than: (i) in privately negotiated transactions that are not reported to any exchange (other than as a result of being disclosed in a filing with the Commission that is also required to be filed with such exchange); (ii) for employee benefit plans and other incentive arrangements in the ordinary course of business; or (iii) in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

Restrictions on Purchases by Markel Holdings and Affiliates

   Neither Markel Holdings nor specified affiliates may purchase Markel Holdings common shares during the period beginning ten trading days before the valuation period with respect to the maturity date and ending on the maturity date, except for: (i) in privately negotiated transactions that are not reported to any exchange (other than as a result of being disclosed in a filing with the Commission that is also required to be filed with such exchange); (ii) purchases for employee benefit plans and other incentive compensation arrangements in the ordinary course of business; or (iii) purchases in compliance with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended.

Issuance of the CVRs

   Markel Holdings will issue the CVRs pursuant to a CVR agreement between Markel Holdings and a trustee. Markel Holdings will use its reasonable best efforts to cause the CVR agreement to be qualified under the Trust Indenture Act of 1939, as amended.

   Markel Holdings is registering the CVRs under the registration statement of which this joint proxy statement/prospectus forms a part. The CVRs are not currently listed on any securities exchange and Markel Holdings does not plan to list the CVRs in the future.

   The CVRs are unsecured obligations of Markel Holdings and will rank equally with all other unsecured obligations of Markel Holdings.

                 Description of Markel Holdings Capital Shares

   Markel Holdings's authorized capital consists of 50,000,000 common shares, no par value, and 10,000,000 preferred shares, no par value. At December 20, 1999, 100 common shares were outstanding all of which were held by Markel. At that date, no preferred shares were outstanding.

Preferred Shares

   Preferred shares of Markel Holdings are issuable in one or more series from time to time at the direction of the board of directors. The board of directors is authorized, with respect to each series, to fix its designation; relative rights, including voting, dividend, conversion, sinking fund and redemption rights; preferences, including with respect to dividends and on liquidation; and limitations. The board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. This right of issuance could be used as a method of preventing a party from gaining control of Markel Holdings. Markel Holdings presently has no plans or arrangements for the issuance of any preferred shares.

Common Shares

   Each holder of common shares of Markel Holdings is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Cumulative voting in the election of directors is not permitted. As a result, the holders of more than 50% of the outstanding shares have the power to elect all directors. The quorum required at a shareholders' meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter at the meeting is required for shareholder approval, except in the case of major corporate actions, such as merger, share exchange or dissolution of Markel Holdings, an amendment to Markel Holdings' articles of incorporation, or the sale of all or substantially all of Markel Holdings' assets, with respect to which, under the provisions of Markel Holdings' articles of incorporation, approval is required by the affirmative vote of more than two-thirds of all shares entitled to vote on the matter, whether or not represented at the meeting. These provisions, together with Markel Holdings' ability to issue preferred shares with disproportionately high voting power could be used to, or have the effect of, preventing or deterring a party from gaining control of Markel Holdings, whether or not beneficial to public shareholders, and could discourage tactics that involve an actual or threatened change of control of Markel Holdings.

   Subject to the rights of any holders of preferred shares of Markel Holdings, the holders of common shares are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of Markel Holdings, to share ratably in all assets remaining after the payment of liabilities. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to common shares. All common shares outstanding upon consummation of this offering will be legally issued, fully paid and nonassessable.

   The transfer agent and registrar for the Markel Holdings common shares is First Union National Bank.

  Rights of Shareholders of Markel Holdings Compared to Markel and Terra Nova

General

   At the effective time, shareholders of Markel and Terra Nova will become shareholders of Markel Holdings. As shareholders of Markel Holdings, their rights will be governed by the Articles of Incorporation and Bylaws of Markel Holdings and the Virginia Stock Corporation Act. The following summary sets forth the material differences among :

  .  the rights of Markel, Terra Nova and Markel Holdings shareholders;

  . the Articles of Incorporation of Markel, Certificate of Incorporation and Memorandum of Association of Terra Nova and the Articles of Incorporation of Markel Holdings;

  .  the Bylaws of Markel, Terra Nova and Markel Holdings and

  .  the Virginia Stock Corporation Act and the Bermuda Companies Act 1981.

   For information as to how such documents may be obtained, see "Where You Can Find More Information."

        Comparison of Rights of Markel Holdings and Markel Shareholders

   Both Markel Holdings and Markel are Virginia corporations and the Articles of Incorporation and Bylaws of Markel Holdings are substantially similar to the Articles of Incorporation and Bylaws of Markel. Accordingly, the rights of shareholders of Markel Holdings will be substantially the same as the rights of shareholders of Markel.

   Comparison of Rights of Terra Nova Shareholders to their Rights as Markel
                             Holdings Shareholders

Comparison of Bermuda and Virginia Corporate Law

   The Bermuda Companies Act, under which Terra Nova is incorporated, differs in material respects from the provisions of the Virginia Stock Corporation Act, under which Markel and Markel Holdings are incorporated. Set forth below is a summary of such differences. The following statements are summaries, and do not purport to deal with all aspects of Bermuda or Virginia law that may be relevant to Markel, Markel Holdings, Terra Nova and their respective shareholders.

Voting Rights with Respect to Extraordinary Corporate Transactions

   Bermuda. Bermuda law permits an amalgamation between two or more Bermuda companies (or between one or more Bermuda exempted companies and one or more foreign corporations) subject, unless the bye-laws otherwise provide, to obtaining a majority vote of three fourths of the shareholders of each such company present and voting in person or by proxy at a meeting called for the purpose. The Terra Nova bye-laws do not provide for a greater or lesser vote.

   Virginia. Under Virginia law, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, if the proposed transaction is approved by more than two-thirds of all the votes entitled to be cast thereon. A merger or share exchange plan must be approved by each voting group entitled to vote separately on the plan by more than two-thirds of all the votes entitled to be cast on the plan by that voting group. The articles of incorporation may provide for a greater or lesser vote, but not less than a majority of all the votes cast on the transaction by each voting group entitled to vote on the transaction. The Markel Holdings articles of incorporation do not provide for a greater or lesser vote.

Appraisal Rights

   Bermuda. Under Bermuda law, a shareholder of a company participating in an amalgamation (other than an amalgamation between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same holding company) who did not vote in favor of an amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the notice of the meeting of shareholders to consider the amalgamation apply to the court to appraise the fair value of his shares. Within one month of the court appraising the fair value of any shares, the company is entitled either to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the court, or to terminate the amalgamation agreement.

   Virginia. Under Virginia law, a shareholder of a corporation is generally entitled to dissent from and obtain payment of the fair value of such holders shares in the event of a merger or share exchange or sale or exchange of all or substantially all the property and assets of the corporation. However, except with respect to affiliated transactions that are not approved by a majority of disinterested directors, dissenter's rights are not available to holders of shares that are listed on a national securities exchange unless, in the event of a merger or share exchange, holders are to accept for their shares anything other than cash and/or shares of the surviving corporation or shares of any other corporation whose shares are listed on a national securities exchange.

Derivative Suits

   Bermuda. The Bermuda courts ordinarily follow English precedent, which permits a shareholder to commence a derivative action in the name of the company to remedy a wrong done to the company only:

  . where the act complained of is alleged to be beyond the corporate power of the company or illegal;

  . where the act complained of is alleged to constitute a fraud, in the sense of inequitable conduct, against the minority shareholders by those controlling the company; provided, that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers;

  . where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or

  . where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a violation of the company's memorandum of association or bye-laws. The actions summarized above are generally recognized as exceptions to the common law rule in Foss v. Harbottle, under which only the company could initiate an action.

   There is a statutory remedy under section 111 of the Bermuda Companies Act, which provides that a shareholder may seek redress of the court as long as he can establish that the company's affairs are being conducted, or have been conducted, in a manner oppressive or prejudicial to the interests of some part of the shareholders, including himself. The court would also have to be satisfied that to wind up the company would unfairly prejudice the shareholders seeking redress, but otherwise the facts would justify the making of a winding-up order on the ground that it was just and equitable that the company should be wound up. If the court is satisfied on these two grounds it can make such order as it thinks fit, whether for regulating the conduct of the company's affairs in the future, or for the purchase of the shares of any shareholders of the company by other shareholders of the company or by the company. There is also provision under section 161(g) of the Bermuda Companies Act for the court to wind up a company if it is of the opinion that it is just and equitable that the company should be wound up. However, the Court may be reluctant to order a winding up of a large publicly quoted company where other remedies may be available.

   Virginia. Under Virginia law, a shareholder may not commence or maintain a derivative proceeding unless the shareholder:

  . was a shareholder of the corporation at the time of the act or omission complained of;

  . became a shareholder through transfer by operation of law from a shareholder who was a shareholder at that time; or

  . became a shareholder before public disclosure and without knowledge of the act or omission complained of.

In addition to these requirements, a shareholder must fairly and adequately represent the interests of the corporation in enforcing the right of the corporation.

   Under Virginia law, no shareholder may commence a derivative proceeding until a written demand has been made of the corporation to take suitable action and ninety days has expired from the date demand was made. The ninety day waiting period does not apply if the shareholder has been notified before the expiration of ninety days that the demand has been rejected by the corporation or irreparable injury would result to the corporation by waiting until the end of the ninety day period.

   If the corporation commences a review and evaluation of the allegations made in the demand or complaint, the court may stay any derivative proceeding for such period as the court deems appropriate. A derivative proceeding shall not be settled or discontinued without the court's approval. A derivative proceeding shall be dismissed by the court on motion by the corporation if a majority of independent directors constituting a quorum, a majority of a committee of two or more independent directors appointed by a majority of independent directors or a panel of independent persons appointed by the court has:

  . conducted a review and evaluation, adequately informed in the circumstances, of the allegations made in the demand or complaint;

  . determined in good faith on the basis of that review and evaluation that the maintenance of the derivative proceeding is not in the best interest of the corporation; and

  . submitted in support of the motion a short and concise statement of the reasons for its determination.

   In addition, under Virginia law a court in the city or county where the corporation's principal office is located may dissolve a corporation in a proceeding by a shareholder if it is established that:

  . the directors are deadlocked in the management of the corporate affairs, the shareholders are unable to break the deadlock, and irreparable injury to the corporation is threatened or being suffered, or the business and affairs of the corporation can no longer be conducted to the advantage of the shareholders because of the deadlock;

  . the directors or those in control of the corporation have acted, are acting or will act in a manner that is illegal, oppressive or fraudulent;

  . the shareholders are deadlocked in voting power and have failed for a period that includes at least two consecutive annual meeting dates, to elect successors to directors whose terms have expired; or

  .  the corporate assets are being misapplied or wasted.

Special Meetings of Shareholders

   Bermuda. Under Bermuda law and the Terra Nova bye-laws, an annual general meeting must be held once every calendar year; a special general meeting of shareholders may be convened by the board of directors at any time and must be convened upon the requisition of shareholders holding not less than one-tenth of the paid up capital of the company carrying the right to vote at general meetings.

   Virginia. Under Virginia law, a special meeting of shareholders may be called by the chairman of the board, the president, the board of directors or by any person authorized to do so in the articles of incorporation or bylaws. The Markel Holdings bylaws provide that shareholders may call a special meeting only if required by law.

Action by Consent

   Bermuda. Action by written consent of shareholders is permitted where the written resolution is signed by all of the shareholders who would be entitled to attend and vote at a meeting, with the exception of a resolution to remove an auditor or a director before the expiration of his term of office.

   Virginia. Virginia law permits action otherwise required or permitted to be taken at a shareholder's meeting to be taken without a meeting if the action is taken by all shareholders entitled to vote on the action.

Amendments to Charter

   Bermuda. Under Bermuda law, amendments to the memorandum of association of a Bermuda company must be submitted to a general meeting of the shareholders and shall be effective only to the extent approved by the shareholders at such meeting and, any alteration to the objects clause which would permit the company to carry out a restricted business activity (specified in the Ninth Schedule of the Bermuda Companies Act) requires the consent of the Bermuda Minister of Finance. Under Bermuda law and the Terra Nova bye-laws, amendments to the bye-laws of a Bermuda company must be submitted to a general meeting of the shareholders and shall be effective only to the extent approved by the shareholders at such meeting.

   Virginia. Virginia law generally provides that the articles of incorporation may be amended through a proposal submitted by the board of directors to the shareholders for their approval. Unless the articles of incorporation provide otherwise, the amendment to be adopted must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group. The articles of incorporation may provide for a greater or lesser vote, but not less than a majority of all the votes cast on the amendment by each voting group entitled to vote on the amendment. Class votes are required in circumstances that, in general, affect a class of shares adversely or uniquely. In very limited circumstances, which involve ministerial actions that are likely to be immaterial to shareholders, Virginia law permits the articles of incorporation to be amended by action of the board of directors without shareholder approval.

Anti-takeover Statutes

   Bermuda. Bermuda law provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of not less than 90% in value of the shares which are the subject of the offer accept, the offeror may by notice, given within two months after the expiration of the said four months, require the dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of such notice objecting to the transfer and the court may give such order as it thinks fit.

   Virginia. Virginia law, except as to companies that elect not to be covered, prohibits the following business combinations between a Virginia corporation and any "interested shareholder:"

  .  mergers and statutory share exchanges;

  . material dispositions of corporate assets not in the ordinary course of business;

  . any dissolution of the corporation proposed by or on behalf of an interested shareholder; or

  . any reclassification, including a reverse stock split, recapitalization or merger of the corporation with its subsidiaries that increases the percentage of voting shares beneficially owned by an interested shareholder by more than 5%.

   An interested shareholder is, among others, a person who is, or an affiliate who was within three years of the transaction, a beneficial owner of more than 10% of any class of the outstanding voting shares of the applicable corporation. In such a case, unless the affiliated transaction satisfies "fair price" criteria or comes within an applicable exemption, the affiliated transaction must be approved by the affirmative vote of a majority of the disinterested directors and by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholder. Markel Holdings has not made any election in the Markel Holdings articles not to be covered by this provision of the Virginia law.

   Under Virginia law, voting rights for "control shares" must be approved by a corporation's shareholders, not including the shares held by interested parties. "Control shares" are shares whose acquisition entitles the acquirer to between 1/5 and 1/3, between 1/3 and 1/2, or greater than 1/2 of a corporation's voting power. If a shareholder has acquired control shares with a majority of all voting power and these shares have been given voting rights, all other shareholders have dissenters' rights. Virginia law exempts from these provisions acquisitions in a merger where the corporation is a party to the governing merger agreement. Markel Holdings has not made any election not to be governed by these provisions of Virginia law.

Limitations on Director Liability

   Bermuda. Under Bermuda law, a director must observe a statutory duty of care which requires directors to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in what they reasonably believe to be the best interests of the company and for a proper purpose. Bermuda law renders void any provision in the bye-laws or any contract between a company and any director exempting him from or indemnifying him against any liability in respect of any fraud or dishonesty of which he may be guilty in relation to the conduct of the affairs of the company.

   Virginia. Virginia law provides that a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as director, unless the person asserting liability proves that the breach or failure to perform was in violation of the director's duty to discharge his duties as a director, including his duties as a member of a committee, in accordance with his good faith business judgment of the best interests of the corporation, provided, that the director, unless he has knowledge or information concerning the matter in question that makes reliance unwarranted, is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

  . one or more officers or employees of the corporation whom the director believes, in good faith, to be reliable and competent in the matters presented;

  . legal counsel, public accountants, or other persons as to matters the director believes, in good faith, are within the person's professional or expert competence; or

  . a committee of the board of directors of which he is not a member if the director believes, in good faith, that the committee merits confidence.

In addition, Virginia law provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of:

  . the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws; or

  . the greater of $100,000 or the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

The Markel Holdings articles of incorporation provide for the elimination of liability of officers and directors in every instance permitted under Virginia law. The liability of an officer or director is not limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any claim of unlawful insider trading or manipulation of the market for any security.

Indemnification of Directors and Officers

   Bermuda. Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against:

  . any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him by the court, and

  . any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for fraud and dishonesty.

   The Terra Nova bye-laws indemnify officers and directors to the full extent permitted by Bermuda law.

   Virginia. Virginia law provides that, unless limited by its Articles of Incorporation, a corporation shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

   Virginia law permits a corporation to indemnify, after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the following standard of conduct, an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

  .  he conducted himself in good faith;

  . he believed in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and in all other cases that his conduct was at least not opposed to its best interests; and

  . in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

   A Virginia corporation, however, may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

   In addition, Virginia law permits a corporation to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by the Articles of Incorporation or any Bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against his willful misconduct or a knowing violation of the criminal law.

   The Markel Holdings articles of incorporation provide mandatory indemnification of officers and directors to the full extent permitted by Virginia law.

Inspection of Books and Records; Shareholder and Shareholder Lists

   Bermuda. Bermuda law provides the general public with a right of inspection of a Bermuda company's public documents at the office of the Registrar of Companies in Bermuda or at a company's registered office, and provides a Bermuda company's shareholders with a right of inspection of a company's bye-laws, minutes of general (shareholder) meetings and audited financial statements. The register of shareholders is also open to inspection by shareholders free of charge and, upon payment of a small fee, by any other person. A Bermuda company is required to maintain its share register in Bermuda but may establish a branch register outside of Bermuda. A Bermuda company is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

   Virginia. Virginia law does not provide the general public with any right of inspection of a company's documents. Virginia law does provide the company's shareholders the right to access a company's records, during regular business hours at the company's principal office, which must contain minutes of shareholders and board meetings and consents in lieu of such meetings, accounting records, a list with the addresses of all shareholders, its articles of incorporation and bylaws, financial statements of the company, contact information for the members of the board of directors and the most recent annual report of the company. A shareholder's right to such information is limited in that:

  . the shareholder must have either been a shareholder for at least six months or be the record holder of at least five percent of the company's outstanding shares;

  . the shareholder may only request such records in good faith and for a proper purpose described with reasonable particularity; and

  .  the records requested need to be directly connected with such purpose.

                                 Legal Matters

   The legality of the Markel Holdings common shares offered hereby will be passed upon by McGuire, Woods, Battle & Boothe LLP, counsel to Markel and Markel Holdings. McGuire, Woods, Battle & Boothe LLP will deliver an opinion concerning federal tax consequences of the transactions to the board of Markel. Debevoise & Plimpton, counsel to Terra Nova, will deliver an opinion concerning federal income tax consequences of the transactions to the board of Terra Nova. Leslie A. Grandis, a partner in McGuire, Woods, Battle & Boothe LLP is Markel's secretary and a member of Markel's board of directors. As of February 7, 2000, partners of McGuire Woods owned 27,389 Markel common shares, or less than 1% of the Markel common shares outstanding on that date.

                                    Experts

   The consolidated financial statements of Markel as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Terra Nova appearing in Terra Nova's Annual Report on Form 10-K for the year ended December 31, 1998 as amended by Form 10-K/A, have been incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers, independent accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                 Other Matters

   The board of directors of Markel knows of no other matters which will be brought before the Markel special meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

   The board of directors of Terra Nova knows of no other matters which will be brought before the Terra Nova special general meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment. No other matters will be brought before the Terra Nova court meetings.

                      Where You Can Find More Information

   Terra Nova and Markel file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Markel or Terra Nova at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. SEC filings of Markel and Terra Nova are also available to the public from commercial document retrieval services. The website maintained by the SEC is "http://www.sec.gov".

   Markel Holdings has filed with the SEC a Registration Statement on Form S-4 to register the Markel Holdings common shares and contingent value rights to be issued pursuant to the agreement. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Markel Holdings in addition to being a proxy statement of Markel for the Markel special meeting and of Terra Nova for the Terra Nova special general meeting and court meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement.

   The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Markel and Terra Nova have previously filed with the SEC. These documents contain important information about Markel and Terra Nova and their finances.

Markel SEC Filings
------------------
(File No. 1-13051)           Period
------------------           ------
Annual Report on Form 10-K   Year ended December 31, 1998


Quarterly Reports on Form    Quarters ended March 31, 1999, June 30, 1999 and
 10-Q                        September 30, 1999 (as amended November 16, 1999)


Current Reports on Form 8-K  Filed on January 29, 1999 (as amended November 16,
                             1999), August 20, 1999, September 22, 1999 and
                             February 3, 2000 (as amended February 4, 2000)


The description of Markel    Filed on June 2, 1997
common shares in a
Registration Statement on
Form 8-A


Terra Nova SEC Filings
----------------------
(File No. 1-13834)           Period
------------------           ------
Annual Report on Form 10-K   Year ended December 31, 1998 (as amended December
                             21, 1999)


Quarterly Reports on Form    Quarters ended March 31, 1999, June 30, 1999 and
 10-Q                        September 30, 1999 (as amended December 21, 1999)


Current Reports on Form 8-K  Filed on May 28, 1998, August 20, 1999 and
                             February 4, 2000


The description of Terra     As filed with the Commission on February 27, 1996
Nova ordinary shares
contained in a registration
statement on Form S-1
(Registration No. 333-1726)

   All documents filed by Markel and Terra Nova pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the special meetings shall be deemed to be incorporated by reference in this joint proxy statement/prospectus and to be a part of this joint proxy statement/prospectus hereof from the date of filing. Any statement contained in this joint proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this joint proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

   Markel undertakes to provide without charge to each person to whom a copy of this joint proxy statement/prospectus has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this joint proxy statement/prospectus incorporates. Requests for copies should be directed to Markel Corporation, 4551 Cox Road, Glen Allen, Virginia 23060, Attention: Corporate Secretary (Telephone number (804) 747-0136).

   Terra Nova undertakes to provide without charge to each person to whom a copy of this joint proxy statement/prospectus has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this joint proxy statement/prospectus incorporates. Requests for copies should be directed to Terra Nova (Bermuda) Holdings Ltd., PO Box HM664, Hamilton HM CX, Bermuda,
Attention: Corporate Secretary (Telephone number (441) 292-7731).

   If you would like to request documents from Markel or Terra Nova, please do so by March 9, 2000 to receive them before the Markel special meeting and the Terra Nova special general meeting.

   The Markel board does not intend to bring any other matters, and does not know of any other matters to be brought, before the Markel special meeting.

   The Terra Nova board does not intend to bring any other matters, and does not know of any other matters to be brought, before the Terra Nova special general meeting.

   This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities in this document shall, under any circumstances, create an implication that there has been no change in the affairs of Terra Nova or Markel since the date of this joint proxy statement/prospectus or that the information herein is correct as of any later date.

   You should rely on the information contained or incorporated by reference in this joint proxy statement/prospectus. Neither Markel nor Terra Nova has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. All information contained, or incorporated by reference, in this joint proxy statement/prospectus with respect to Terra Nova and its subsidiaries has been provided by Terra Nova, and all information contained, or incorporated by reference, in this joint proxy statement/prospectus with respect to Markel and its subsidiaries has been provided by Markel. Neither Markel nor Terra Nova warrants the accuracy of information relating to the other party. This joint proxy statement/prospectus is dated February 10, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus nor the issuance of Markel Holdings common shares in the transactions shall create any implication to the contrary.

       Appendix A--Agreement and Plan of Merger and Scheme of Arrangement

                           Appendix B--Plan of Merger

              Appendix C--Opinion of Terra Nova Financial Advisor

                Appendix D--Opinion of Markel Financial Advisor

   Appendix E--Chairman's Letter, Explanatory Statement and Bermuda Scheme of
                                  Arrangement

                                                                      Appendix A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             AGREEMENT AND PLAN OF
                        MERGER AND SCHEME OF ARRANGEMENT

                                    BETWEEN

                               MARKEL CORPORATION

                                      AND

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.


                    Dated as of August 15, 1999, as amended

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                ARTICLE I
                               DEFINITIONS
1.1 Definitions..........................................................   1
                               ARTICLE II
                          THE MERGER AND SCHEME
2.1 The Scheme...........................................................   7
2.2 The Merger...........................................................   7
2.3 Effective Time.......................................................   7
2.4 Effects of the Merger and the Scheme.................................   7
2.5 Articles and Bylaws..................................................   7
2.6 Directors............................................................   8
2.7 Officers.............................................................   8
2.8 Treatment of Shares..................................................   8
2.9 Conversion of Sub Shares.............................................   8
2.10 Shareholders' Approval..............................................   8
2.11 Election Procedure..................................................   9
2.12 Issuance of MINT Common Stock and Payment of Cash and Stock
 Consideration; Proration................................................   9
2.13 Exchange of BB Common Share Certificates............................   9
2.14 Stock Options.......................................................  10
2.15 Best Efforts To Increase Maximum Cash Consideration.................  11
2.16 Closing.............................................................  11
2.17 Tax Consequences....................................................  11
2.18 VA Governance.......................................................  11
                               ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF BB
3.1 Organization, Standing and Corporate Power...........................  11
3.2 Subsidiaries.........................................................  12
3.3 Capital Structure....................................................  12
3.4 Authority; Noncontravention..........................................  12
3.5 SEC Documents; Undisclosed Liabilities; SAP Statements...............  13
3.6 Liabilities and Reserves.............................................  14
3.7 Investment Advisory and Investment Company Matters...................  15
3.8 Information Supplied.................................................  15
3.9 Absence of Certain Changes or Events.................................  15
3.10 Litigation..........................................................  16
3.11 Labor Relations.....................................................  16
3.12 Benefit Plans.......................................................  16
3.13 Tax Matters.........................................................  17
3.14 No Excess Parachute Payments........................................  17
3.15 Compliance with Applicable Laws.....................................  17
3.16 Properties..........................................................  18
3.17 Voting Requirements.................................................  18
3.18 Takeover Statutes...................................................  18
3.19 Brokers.............................................................  18
3.20 Related Party Transactions..........................................  18
3.21 Material Contracts..................................................  19

                                                                          Page
                                                                          ----
3.22 Intellectual Property...............................................  19
3.23 No Regulatory Disqualifications.....................................  19
3.24 Insurance Ratings...................................................  19
3.25 Reinsurance, etc....................................................  19
3.26 Derivatives.........................................................  19
                               ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF VA
4.1 Organization, Standing and Corporate Power...........................  20
4.2 Subsidiaries.........................................................  20
4.3 Capital Structure....................................................  20
4.4 Authority; Noncontravention..........................................  20
4.5 SEC Documents; Undisclosed Liabilities; SAP Statements...............  21
4.6 Liabilities and Reserves.............................................  22
4.7 Investment Advisory and Investment Company Matters...................  23
4.8 Information Supplied.................................................  23
4.9 Absence of Certain Changes or Events.................................  23
4.10 Litigation..........................................................  23
4.11 Labor Relations.....................................................  24
4.12 Benefit Plans.......................................................  24
4.13 Tax Matters.........................................................  24
4.14 No Excess Parachute Payments........................................  24
4.15 Compliance with Applicable Laws.....................................  25
4.16 Properties..........................................................  25
4.17 Voting Requirements.................................................  25
4.18 Takeover Statutes...................................................  25
4.19 Brokers.............................................................  25
4.20 Related Party Transactions..........................................  25
4.21 Material Contracts..................................................  26
4.22 Intellectual Property...............................................  26
4.23 No Regulatory Disqualifications.....................................  26
4.24 Insurance Ratings...................................................  26
4.25 Reinsurance, etc....................................................  26
4.26 Derivatives.........................................................  26
                                ARTICLE V
                          ADDITIONAL AGREEMENTS
5.1 Conduct of Business..................................................  27
5.2 Additional Financial Statements......................................  29
5.3 No Solicitation; Notification........................................  29
5.4 Investigation of Business and Properties.............................  30
5.5 Regulatory Matters...................................................  31
5.6 Investment Portfolio.................................................  31
5.7 Confidentiality......................................................  31
5.8 Books and Records....................................................  31
5.9 Fees and Expenses....................................................  32
5.10 Preparation of the Form S-4 and the Proxy Statement/Prospectus;
 Shareholders Meetings...................................................  33
5.11 Public Announcements................................................  34
5.12 Efforts to Consummate...............................................  34
5.13 Employee Benefits...................................................  35
5.14 Agreements With Respect to Affiliates...............................  35

                                                                            Page
                                                                            ----
 5.15 Indemnification, Exculpation and Insurance...........................  35
 5.16 NYSE Listing and Delisting...........................................  36
 5.17 Formation of MINT and Sub............................................  37
                                ARTICLE VI
                      CONDITIONS TO OBLIGATIONS OF VA
 6.1 Representations and Warranties........................................  37
 6.2 Material Adverse Change...............................................  37
 6.3 Performance of this Agreement.........................................  37
 6.4 Injunction............................................................  37
 6.5 Shareholder Approval..................................................  37
 6.6 Governmental Approvals................................................  38
 6.7 NYSE Listing..........................................................  38
 6.8 HSR Act...............................................................  38
 6.9 Form S-4..............................................................  38
 6.10 Tax Opinion..........................................................  38
 6.11 Frustration of Closing Conditions....................................  38
                                ARTICLE VII
                      CONDITIONS TO OBLIGATIONS OF BB
 7.1 Representations and Warranties........................................  38
 7.2 Material Adverse Change...............................................  38
 7.3Performance of this Agreement..........................................  39
 7.4 Injunction............................................................  39
 7.5 Shareholder Approval..................................................  39
 7.6 Governmental Approvals................................................  39
 7.7 NYSE Listing..........................................................  39
 7.8 HSR Act...............................................................  39
 7.9 Form S-4..............................................................  39
 7.10 Tax Opinion..........................................................  39
 7.11 Frustration of Closing Conditions....................................  39
                               ARTICLE VIII
              NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES
 8.1 Non-Survival of Representations and Warranties........................  39
                                ARTICLE IX
                                TERMINATION
 9.1 Termination...........................................................  40
 9.2 Restructuring.........................................................  40
 9.3 Procedure: Effect of Termination......................................  40
                                 ARTICLE X
                            GENERAL PROVISIONS
10.1 Notices...............................................................  41
10.2 Interpretation........................................................  42
10.3 Entire Agreement......................................................  42
10.4 No Third Party Beneficiaries..........................................  43
10.5 Successors and Assigns................................................  43
10.6 Severability..........................................................  43
10.7 Amendment.............................................................  43
10.8 Extension; Waiver.....................................................  43
10.9 Counterparts..........................................................  43
10.10 Governing Law........................................................  43
10.11 Disclosure Letter....................................................  43

                             AGREEMENT AND PLAN OF
                        MERGER AND SCHEME OF ARRANGEMENT

   THIS AGREEMENT AND PLAN OF MERGER AND SCHEME OF ARRANGEMENT (the "Agreement") dated as of August 15, 1999, is made between MARKEL CORPORATION, a Virginia corporation ("VA") and TERRA NOVA (BERMUDA) HOLDINGS LTD., a Bermuda corporation ("BB").

                                    RECITALS

   A. This Agreement provides for (i) the merger ("Merger") of MINT Sub Ltd. ("Sub"), a corporation to be organized under the laws of Virginia as a wholly-owned subsidiary of Virginia Holdings Inc. ("MINT"), a corporation to be organized under the laws of Virginia, with and into VA and (ii) a Scheme of Arrangement between BB and its shareholders (the "Scheme"). Pursuant to the Merger and the Scheme, the holders of outstanding capital stock of BB and VA, respectively, will receive the applicable consideration set forth herein. Upon consummation of the Merger and the Scheme, each of BB and VA will be a wholly-owned subsidiary of MINT, which will change its name to "Markel Corporation."

   B. The respective Boards of Directors of VA and BB have determined that it is advisable and in the best interests of their respective shareholders that each of VA and BB become a subsidiary of MINT pursuant to, and have approved, the Merger and the Scheme.

   C. In furtherance of such determination, VA will cause MINT to be formed and MINT will cause Sub to be formed in accordance with the terms hereof.

   D. The parties intend that, for U.S. federal income tax purposes, (i) the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and
(ii) the Merger together with the Scheme, when integrated, will be treated as a transaction described in Section 351 of the Internal Revenue Code.

   E. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to VA's and BB's willingness to enter into this Agreement, certain shareholders of BB and VA have entered into Stockholders Agreements dated as of the date of this Agreement (the "Stockholders Agreements"), pursuant to which, among other things, such shareholders have agreed to vote the BB Common Shares or VA Common Shares, as the case may be, held by them in favor of the Merger, the Scheme and the transactions contemplated hereby.

   F. Concurrently with the execution and delivery of this Agreement, VA has entered into a Registration Rights Agreement (the "Registration Rights Agreement") with certain shareholders of BB, pursuant to which VA has agreed to cause MINT to grant such shareholders certain registration rights with respect to the MINT Common Shares to be acquired by such shareholders upon the consummation of the Scheme.

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

   1.1 Definitions. The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" has the meaning set forth in Section 5.3(a).

     "Action" means any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation, governmental audit, inquiry or proceeding by or before any Governmental Authority.

     "Affiliate" of a Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

     "Aggregate Fractional Amount" has the meaning set forth in Section
  2.13(e).

     "Assets" of a Person means all of such Person's properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by such Person or in which such Person has any interest whatsoever.

     "BB Acquisition Proposal" has the meaning set forth in Section 5.9(b).

     "BB Amendment No. 2 Disclosure Letter" means the BB Amendment No. 2 Disclosure Letter, dated as of January 28, 2000, delivered to VA.

     "BB Common Shares" means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares of BB.

     "BB Designated Insurance Approvals" has the meaning set forth in Section
  3.4

     "BB Directors Unit Plan" means the Terra Nova (Bermuda) Holdings Ltd.1997 Non-Employee Directors Share Unit Plan.

     "BB Directors Unit Plan Cash Amount" means the aggregate amount of cash to be paid to participants in the BB Directors Unit Plan pursuant to the provisions of Section 2.14(b) hereof.

     "BB Disclosure Letter" has the meaning set forth in Article III.

     "BB Insurance Subsidiaries" has the meaning set forth in Section 3.5(b).

     "BB Intellectual Property Rights" means the Intellectual Property owned by BB or any of its Subsidiaries.

     "BB Option" means each option granted prior to the date of this Agreement under a BB Option Plan that is outstanding as of the Effective Time.

     "BB Option Plans" means the Terra Nova (Bermuda) Holdings Ltd. Approved Executive Share Option Scheme and the Terra Nova (Bermuda) Holdings Ltd. Non Approved Executive Share Option Scheme.

     "BB SAP Statement" has the meaning set forth in Section 3.5(b).

     "BB SEC Documents" has the meaning set forth in Section 3.5 (a).

     "BB Shareholder Approval" has the meaning set forth in Section 3.17.

     "BB Shareholders Meeting" has the meaning set forth in Section 5.10(c).

     "BCA" means the Bermuda Companies Act of 1981, as amended.

     "Books and Records" means all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind relating to VA or BB or their respective Subsidiaries, their Assets, their Business operations, customers, suppliers and personnel, including, without limitation, (i) all corporate books and records of VA or BB and their respective Subsidiaries, disk or tape files, printouts, runs or other computer-based information and VA's and BB's and their respective Subsidiaries' interest in all computer programs required to access, and the equipment containing, all such computer-based information, (ii) all product, business and marketing plans, (iii) all environmental control records and (iv) all sales, maintenance and production records.

     "Business" means, as the context suggests, the insurance business conducted by VA or BB and their respective Subsidiaries taken as a whole.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda, Richmond, Virginia or New York, New York are authorized by Law to close.

     "Certificate" has the meaning set forth in Section 2.13(c).

     "Claim" has the meaning set forth in Section 5.15(a).

     "Closing" has the meaning set forth in Section 2.16.

     "Closing Date" has the meaning set forth in Section 2.16.

     "Contract" means any written agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sales order, quotation and other executory commitment, which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

     "CVR" means a contingent value right of MINT having the principal terms set forth in Exhibit I hereto.

     "Defaulting Party" has the meaning set forth in Section 5.9(f).

     "Derivatives" has the meaning set forth in Section 3.26.

     "Directors Plan Grantor Trust" means the trust created under that certain Trust Agreement, effective as of May 13, 1997, between BB and Codan Trust Company Limited, as Trustee, with respect to the BB Directors Unit Plan.

     "Disclosure Letters" means the BB Disclosure Letter and the VA Disclosure Letter.

     "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Effective Time" has the meaning set forth in Section 2.3(b).



     "Employee Benefit Plan" of a Person means each benefit plan maintained or contributed to by such Person or with respect to which such Person may reasonably be expected to have any liability, which provides (or is intended to provide) benefits to the current or former directors or employees of such Person (or other service providers to such Person), including, without limitation, each pension, retirement or deferred compensation plan, incentive compensation plan, share plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance, medical or hospitalization program, sickness, accident, disability or death benefit program or any other fringe benefit arrangement.

     "Employee Plan Grantor Trust" means the trust created under that certain Trust Agreement II, made as of May 13, 1997, between BB and Codan Trust Company Limited, as Trustee.

     "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Chase Mellon or such other Person as may be selected by VA and is reasonably acceptable to BB.

     "Expense Payment" has the meaning set forth in Section 5.9(b).

     "Form S-4" means the registration statement on Form S-4 filed with the SEC relating to the issuance of MINT Common Shares and CVRs in the Merger and Scheme.

     "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

     "Governmental or Regulatory Authority" means any federal, state, local, foreign, supernational or supranational court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel or any self or other regulatory body or authority (including the Council of Lloyds) having responsibility or oversight, direct or indirect, over the operations of VA, BB or any of their respective Subsidiaries.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Liabilities" has the meaning set forth in Section 5.15(a).

     "Indemnified Parties" has the meaning set forth in Section 5.15(a).

     "Insurance Laws" means Laws applicable to the business and products of insurance.

     "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications, therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, trademarks, trade names, service marks and copyrights.

     "Internal Revenue Code" has the meaning set forth in the Recitals.

     "Investment Advisers Act" has the meaning set forth in Section 3.7(a).

     "Investment Company Act" has the meaning set forth in Section 3.7(a).

     "knowledge of BB" means the actual knowledge of any of John Dwyer, Nigel Rogers, William Wedlake, Jean Waggett and John O'Neill.

     "knowledge of VA" means the actual knowledge of any of Alan Kirshner, Steven Markel, Anthony Markel, Darrell Martin, Greg Nevers and Brad Kiscaden.

     "Laws" means laws, statutes, ordinances, regulations, rules, policies, guidelines, orders, directives, bye-laws or codes of conduct of any Governmental or Regulatory Authority.

     "Licenses and Permits" means all registrations, applications, filings, certifications, notices, orders, licenses, permits, approvals, consents, qualifications, authorizations and waivers of any Governmental or Regulatory Authority.

     "Lloyd's" means the Corporation of Lloyds, the Society of Lloyd's or the Council of Lloyd's, as the context requires.

     "Lloyd's Acts" means the Lloyd's Acts 1871--1982, together with the bye-laws and regulations passed pursuant thereto.

     "Lloyd's Member" means an underwriting member of Lloyd's, whether corporate or individual.

     "Material Adverse Effect" or "Material Adverse Change" means as to any Person any material adverse effect on or change with respect to (A) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, or (B) the right or ability of such Person or any of its Subsidiaries to consummate the transactions contemplated hereby, other than any such effect or change resulting from this Agreement or the announcement of the transactions contemplated hereby; provided that neither term shall include any effect on or change in the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of BB and its Subsidiaries taken as a whole reflected in the information contained in Schedule 6.2 of the BB Amendment No. 2 Disclosure Letter.

     "Merger" has the meaning set forth in Recital A.

     "MINT Common Shares" means the shares of common stock, no par value, of MINT.


     "Notice of Exercise" has the meaning set forth in Section 2.14(a).

     "Notice of Superior Proposal" has the meaning set forth in Section
  5.3(b).

     "NYSE" means the New York Stock Exchange, Inc.

     "Octavian Plan" means the Octavian Syndicate Management Ltd. 1996 Option Plan.

     "Option Scheme Consideration" has the meaning set forth in Section
  2.14(a).

     "Option Units" means as to each holder of BB Options (x) the sum of the Option Values in respect of all of such holder's BB Options divided by (y) $26.00.

     "Option Value" means as to each BB Option the excess, if any, of $26.00 over the exercise price applicable to such option.

     "Other Agreements" means the Registration Rights Agreement and the Stockholders Agreements.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

     "Personnel" of a corporation means all directors, officers and employees of such corporation and its Subsidiaries.

     "Proxy Statement/Prospectus" has the meaning set forth in Section 3.4.

     "Registrar" has the meaning set forth in Section 2.3.

     "Registration Rights Agreement" has the meaning set forth in the Recitals.

     "Reinsurance Agreement" means a reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification or similar arrangement with respect to insurance.

     "SAR" has the meaning set forth in Section 3.3.

     "SCC" has the meaning set forth in Section 2.3.

     "Scheduled Closing Date" has the meaning set forth in Section 2.16.

     "Scheme" has the meaning set forth in Recital A.

     "Scheme Consideration" has the meaning set forth in Section 2.8(a).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Share Units" means Share Units as defined in the BB Directors Unit
  Plan.

     "SSB" means Salomon Smith Barney, Inc..

     "Statutory Accounting Practices" means the accounting practices prescribed or permitted by the applicable Insurance Laws.

     "Stockholders Agreements" has the meaning set forth in Recital E.

     "Subsidiary" with respect to any party to this Agreement, means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity, is held directly or indirectly by such party.

     "Superior Proposal" has the meaning set forth in Section 5.3(b).

     "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional tax amounts imposed with respect thereto by any Governmental or Regulatory Authority.

     "Tax Return" shall mean any return, report or statement required to be filed with any Governmental or Regulatory Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

     "Termination Fee" has the meaning set forth in Section 5.9(b).

     "Third-Party Intellectual Property Rights" means Intellectual Property owned by any third party.

     "VA Acquisition Proposal" has the meaning set forth in Section 5.9(d).

     "VA Common Shares" means the Common Shares, no par value, of VA.

     "VA Designated Insurance Approvals" has the meaning set forth in Section 4.4(a).

     "VA Disclosure Letter" has the meaning set forth in Article IV.

     "VA Insurance Subsidiaries" has the meaning set forth in Section 4.5(b).

     "VA Intellectual Property Rights" means the Intellectual Property owned by VA or any of its Subsidiaries.

     "VA SAP Statements" has the meaning set forth in Section 4.5(b).

     "VA SEC Documents" has the meaning set forth in Section 4.5(a).

     "VA Shareholder Approval" has the meaning set forth in Section 4.17.

     "VA Shareholders Meeting" has the meaning set forth in Section 5.10(b).

     "VA Surviving Corporation" has the meaning set forth in Section 2.2.

     "Voting Securities" has the meaning set forth in Section 9.3(b).

     "VSCA" means the Virginia Stock Corporation Act, as amended.

                                   ARTICLE II

                             THE MERGER AND SCHEME

   2.1 The Scheme. (a) Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof and subject to the Supreme Court of Bermuda (the "Court") exercising its discretion and sanctioning the Scheme pursuant to Section 99 of the BCA and making such facilitating orders as are appropriate pursuant to Section 99 of the BCA, at the Effective Time all of the issued share capital of BB shall be cancelled and redeemed for the applicable Scheme Consideration and 40,000,000 newly issued Class A Ordinary Shares, par value $5.80, of BB (the "New Ordinary Shares") shall be allotted, issued and transferred to MINT in consideration of the issuance of the Scheme Consideration.

   (b) As soon as practicable after the date hereof, (i) BB, will (x) cause an application to be made to the Court requesting the Court to summon such class meetings of members of BB as the Court may direct, (y) convene such class meetings, and obtain the approval required under Section 99 of the BCA and, subject to such approvals being obtained, (z) cause a petition to be presented to the Court seeking the sanctioning of a Scheme of Arrangement pursuant to
Section 99 of the BCA and file such other documents as are required to be duly filed with the Court to effect the Scheme.

   (c) BB shall, subject to the provisions of this Agreement, do all things necessary to effect the Scheme including but not limited to the holding of extraordinary general meetings of its shareholders to approve the Scheme.

   2.2 The Merger. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, in accordance with the VSCA, at the Effective Time, Sub shall be merged with and into VA (the "Merger"). Following the Merger, the separate corporate existence of Sub shall cease and VA shall continue as the surviving corporation (the "VA Surviving Corporation") and shall be governed by the VSCA.

   2.3 Effective Time. (a) On the Closing Date, the parties shall cause the Merger to be consummated by causing articles of merger with respect to the Merger to be executed and filed with the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the "SCC") in accordance with the relevant provisions of the VSCA. The Merger shall become effective at the time of issuance of the certificate of merger by the SCC (such time and date being referred to as the "Merger Effective Time").

   (b) On the Closing Date, subject to receipt of orders from the Court sanctioning the Scheme, and subject to the terms and provisions of this Agreement, the order sanctioning the Scheme shall be duly filed with the Registrar of Companies of Bermuda (the "Registrar"). The Scheme shall become effective upon the filing of the order of the Court with respect to the Scheme with the Registrar (the time of such filing being the "Scheme Effective Time" and, together with the Merger Effective Time, the "Effective Time").

   2.4 Effects of the Merger and the Scheme. (a) The Merger shall have the effects set forth in the Section 13.1-721 of the VSCA.

   (b) As of the Scheme Effective Time, BB shall be a wholly owned Subsidiary of MINT and the holders of BB Common Shares (other than the New Ordinary Shares) shall only have the right to receive the Scheme Consideration as set forth in Section 2.8(a).

   2.5 Articles and Bylaws. (a) The Articles of Incorporation of VA, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the VA Surviving Corporation with the exception of the change in name, and thereafter may be amended as provided therein and in the VSCA. The Bylaws of VA, as in effect immediately prior to the Effective Time, shall be the Bylaws of the VA Surviving Corporation, and thereafter may be amended as provided therein.

   (b) At the Effective Time, the Memorandum of Association of BB shall be the same as the existing Memorandum of Association of BB until thereafter amended or restated as provided therein and by law. At the Effective Time, the Bylaws of BB shall be amended as necessary to permit the allotment, issue and transfer of the New Ordinary Shares to MINT.

   2.6 Directors. (a) The directors of Sub immediately prior to the Effective Time shall be the initial directors of the VA Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

   (b) The parties hereto shall procure that at the Scheme Effective Time, only those directors of BB and such additional persons, in each case who shall be designated by MINT shall remain or be elected to serve as directors of BB, each of such directors to hold office in accordance with the applicable provisions of the articles of association of BB and until their successors shall be elected or appointed and shall duly qualify.

   2.7 Officers. The officers of BB immediately prior to the Effective Time shall be the initial officers of BB following the Scheme Effective Time and shall hold office in accordance with its By-laws. The officers of VA immediately prior to the Merger Effective Time shall be the initial officers of the VA Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

   2.8 Treatment of Shares.

   (a) Each BB Common Share outstanding immediately prior to the Effective Time (except for 2,069 BB Common Shares held by VA or its transferee) shall, by virtue of the Scheme and without any action on the part of the holder thereof, automatically be cancelled, and the holder thereof shall be entitled to receive
(i) $13.00 in cash, without any interest thereon, (ii) 0.07027 of a MINT Common Share, and (iii) 0.07027 of a CVR (collectively, the "Scheme Consideration"). The 2,069 BB Common Shares held by VA or its transferee referred to in the preceding sentence shall not be cancelled and shall remain outstanding. All references to "outstanding" BB Common Shares in this Section 2.8(a) shall mean all BB Common Shares outstanding immediately prior to the Effective Time, other than BB Common Shares owned by VA, MINT, Sub or BB or any direct or indirect wholly owned subsidiary of VA, MINT, Sub or BB.

   (b) Each VA Common Share outstanding immediately prior to the Merger Effective Time (other than VA Common Shares, if any, owned by MINT, Sub, VA or BB or any Subsidiary of MINT, Sub or VA) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one (1) MINT Common Share.

   (c) Each VA Common Share owned by MINT, Sub, VA or BB or any Subsidiary of MINT, Sub, VA or BB, in each case, immediately prior to the Merger Effective Time, shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

   (d) Each share of capital stock of MINT outstanding immediately prior to the Merger Effective Time shall by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Merger Effective Time and no consideration shall be paid with respect thereto.

   2.9 Conversion of Sub Shares. The common shares, no par value, of Sub issued and outstanding immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent 1,000 validly issued, fully paid and nonassessable common shares, no par value, of the VA Surviving Corporation, so that thereafter MINT will be the sole and exclusive owner of the outstanding common shares of the VA Surviving Corporation.

   2.10 Shareholders' Approval. Except as otherwise provided in Section 5.3, BB, acting through its Board of Directors (which has recommended approval of the Scheme and approval and adoption of this Agreement to its shareholders), shall, in accordance with applicable law, use its best efforts to obtain the approval of the Scheme and the approval and adoption of this Agreement by its shareholders. Except as otherwise provided in Section 5.3, VA, acting through its Board of Directors (which has recommended approval of the Merger and approval and adoption of this Agreement to its shareholders), shall, in accordance with applicable law, use its commercially reasonable efforts to obtain the approval of the Merger and the approval and adoption of this Agreement by its shareholders.

   2.11 [Intentionally left blank]



   2.12 [Intentionally left blank]


   2.13 Exchange of BB Common Share Certificates.

   (a) Deposit of Certificates. At the Effective Time, VA and Mint will deposit in trust with the Exchange Agent, for the benefit of the holders of BB Common Shares and BB Options, for exchange in accordance with this Article II, the aggregate Scheme Consideration and Option Scheme Consideration.

   (b) Permitted Investments. The cash portion of the aggregate Scheme Consideration and the aggregate Option Scheme Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the VA Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investor Services, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

   (c) Exchange Procedures. Upon delivery of a share certificate (each, a "Certificate") to the Exchange Agent for exchange, together with such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Scheme Consideration and the amount of cash in lieu of fractional share interests which such holder has the right to receive pursuant to the provisions of
Section 2.13(e). Upon delivery of a Notice of Exercise or such other documents as the Exchange Agent shall require, which shall include a written receipt waiving all of such holder's rights in respect of such BB Option, the BB Option Plans and the Employee Plan Grantor Trust, the holder of a BB Option shall be entitled to receive in exchange therefor the applicable Option Scheme Consideration, subject to reduction for all applicable withholding taxes. In the event of a transfer of ownership of BB Common Shares which is not registered in the transfer records of BB, the applicable Scheme Consideration may be paid to a transferee if the Certificate representing such BB Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid or that an exception is applicable. Until delivered as contemplated by this
Section 2.13, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such delivery the applicable Scheme Consideration and cash in lieu of any fractional MINT Common Shares as contemplated by this Section 2.13. No interest shall be paid or accrued on Scheme Consideration.

   (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to MINT Common Shares with a record date after the Effective Time shall be paid to the holder of any undelivered Certificate with respect to the MINT Common Shares such holder is entitled to receive and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.13(e), until the holder of record of such Certificate (or a transferee as described in Section 2.13(c)) shall have delivered such Certificate as contemplated in Section 2.13(c). Subject to the effect of unclaimed property, escheat and other applicable laws, following delivery of any such Certificate, there shall be paid to the record holder (or transferee) of the certificates representing whole MINT Common Shares issued in exchange therefor, without interest, (i) at the time of such delivery, the amount of any cash payable in lieu of a fractional MINT Common Share to which such holder (or transferee) is entitled pursuant to Section 2.13(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole MINT Common Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to delivery and a payment date subsequent to delivery payable with respect to such whole MINT Common Shares, as the case may be.

   (e) No Fractional Shares. No certificates or scrip representing a fractional MINT Common Share shall be issued upon the delivery for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of MINT. Each holder of BB Common Shares or BB Options who would otherwise be entitled to receive a fractional MINT Common Share will be entitled to receive from the Exchange Agent in accordance with the provisions of this Section 2.13(e), in lieu thereof, an amount of cash (without interest) equal to the product of such fractional interest multiplied by the closing trading price for a VA Common Share on the day preceding the Closing Date (the aggregate amount of such cash is the "Aggregate Fractional Amount").

   (f) Closing of Transfer Books. From and after the Effective Time, the stock transfer books of BB with respect to BB Common Shares issued and outstanding prior to the Effective Time shall be closed and no transfer of any such shares shall thereafter be made. If, after the Effective Time, Certificates are presented to BB or the Exchange Agent, as the case may be, they shall be canceled and exchanged for Scheme Consideration and cash in lieu of fractional MINT Common Shares as provided in this Article II.

   (g) Termination of Exchange Agent. Any certificates representing MINT Common Shares deposited with the Exchange Agent pursuant to Section 2.13(a) and not exchanged within one year after the Effective Time pursuant to this
Section 2.13 shall be returned by the Exchange Agent to MINT, which shall thereafter act as Exchange Agent. All cash and investments thereof pursuant to
Section 2.13(b) held at the end of the one year period after the Effective Time shall be remitted to MINT, after which time any holder of undelivered Certificates shall look as a general creditor only to MINT for payment of such funds to which such holder may be due, subject to applicable law. MINT shall not be liable to any Person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 5.14) of BB shall not be exchanged until MINT has received a written agreement from such Person as provided in Section 5.14 hereof.

   2.14 Stock Options.

   (a) Each BB Option outstanding as of the Effective Time shall be treated as fully exercisable in accordance with the terms of the applicable BB Option Plan and stock option agreement. Each holder of any such BB Option may exercise any such BB Option by delivering a notice of exercise (a "Notice of Exercise"), the form of which shall be mutually agreeable to VA and BB and which shall contain a waiver or acknowledgment of full satisfaction of all rights in respect of such BB Options, the BB Option Plans and the Employee Plan Grantor Trust, to BB and which shall acknowledge that, in the Scheme, he or she will receive the consideration in respect of such BB Options (the "Option Scheme Consideration") set forth in the following sentence. As Option Scheme Consideration, a holder of BB Options shall receive (i) for each whole Option Unit the Scheme Consideration and (ii) for the remaining fractional amount of an Option Unit cash in an amount equal to such fractional amount multiplied by $26.00, but subject, in each case, to reduction for all applicable withholding taxes.

   (b) At the Effective Time, BB shall take such action as may be necessary so that each participant in the BB Directors Unit Plan receives (i) for each whole Share Unit credited to such participant's account under the Plan the Scheme Consideration and (ii) the amount of any other cash credited to such participant's account in accordance with the terms of such Plan. BB shall, immediately after the Effective Time and the receipt of such Scheme Consideration and amounts, cause the termination of the Directors Plan Grantor Trust and obtain a waiver or acknowledgement of full satisfaction of all rights in respect of such Plan and the Directors Plan Grantor Trust from each participant receiving such Scheme Consideration and amounts.

   (c) BB shall use commercially reasonable efforts to terminate, immediately prior to the Effective Time, the Employee Plan Grantor Trust and to distribute all of the assets held in the Trust to BB.

   (d) Prior to the Effective Time, BB and VA shall use commercially reasonable efforts to procure that (i) the Octavian Plan be terminated in consideration of the payment of such consideration as the participants in such Plan and VA shall mutually agree or
(ii) if the Octavian Plan is not terminated pursuant to clause (i), the terms of the Octavian Plan be amended such that (x) the book value of BB for purposes of determining the option grants for the year 2000 be set as at December 31, 1999 and (y) the participants in such Plan will, from and after the Effective Time, be entitled to receive, in lieu of options with respect to BB Common Shares, options to purchase a number of MINT Common Shares equal to the product of the number of BB Common Shares subject to such options multiplied by 0.14054; provided that MINT shall in no event be obligated to issue options in respect of MINT Common Shares in excess of 600,000 BB Common Shares multiplied by 0.14054 in the aggregate. The exercise price or prices for such replacement options will be set such that the aggregate price payable in respect of the options on BB Common Shares will equal the aggregate price payable in respect of the exercise of such replacement options.

   (e) Each outstanding option in respect of VA Common Shares shall from and after the Effective Time represent an option in respect of an equal number of MINT Common Shares on the same terms and conditions.

   2.15 [Intentionally omitted]

   2.16 Closing. On the date which is the third business day after the satisfaction of the last of the unsatisfied conditions set forth in Articles VI and VII hereof, but not prior to December 3, 1999 (it being understood that this limitation is for the benefit of, and may be waived by, VA) (or such other time as the parties may mutually agree) (the "Scheduled Closing Date"), a closing (the "Closing") will be held at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 (or such other place as the parties may agree) for the purpose of confirming all of the foregoing; provided, that nothing in this Section 2.16 shall be deemed to affect (i) the conditions to the respective parties' obligations hereunder contained in Articles VI and VII hereof or (ii) Article IX hereof. Notwithstanding the foregoing, the date and time at which such Closing actually occurs are herein referred to as the "Closing Date."

   2.17 Tax Consequences. It is intended by the parties hereto that the Merger will qualify as a reorganization within (i) the meaning of Section 368(a) of the Internal Revenue Code and (ii) the Merger together with the Scheme, when integrated, will be treated as a transaction described in Section 351 of the Internal Revenue Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-1(c) of the United States Treasury Regulations.

   2.18 VA Governance.

   (a) At the Effective Time, the Articles of Incorporation and Bylaws of MINT shall be substantially in the form described in the Proxy Statement/Prospectus.

   (b) Board of Directors; Committees. VA shall use its best efforts to cause Nigel Rogers and two other persons to be designated by BB, subject to the approval of VA, to be elected members of the Board of Directors of MINT immediately after the Effective Time.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF BB

   As an inducement to VA to enter into this Agreement, and except as otherwise disclosed to VA in a letter delivered to it prior to the execution hereof (the "BB Disclosure Letter") BB hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to VA:

   3.1 Organization, Standing and Corporate Power. Each of BB and its Subsidiaries is a corporation duly organized, validly existing and, where relevant under applicable law, is in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of BB and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on BB. BB has made available to VA complete and correct copies of its Certificate of Incorporation, Memorandum of Association (or other organizational documents) and Bye-laws and the articles of association (or other organizational documents) and bylaws of its Subsidiaries, in each case as amended to the date hereof.

   3.2 Subsidiaries. Section 3.2 of the BB Disclosure Letter lists each subsidiary of BB. All the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.2 of the BB Disclosure Letter, are owned directly or indirectly by BB, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest).

   3.3 Capital Structure. Section 3.3 of the BB Disclosure Letter sets forth, as of the date hereof, the authorized capital stock of BB, the number of such shares issued and outstanding, the number of such shares held by BB in its treasury, the number of such shares subject to options and the BB Option Plans under which such options were granted, and the number of such shares reserved for issuance under each such BB Option Plan. There are no outstanding stock appreciation rights ("SARs") or rights (other than the BB Options listed in Section 3.3 of the BB Disclosure Letter) to receive shares of the capital stock of BB on a deferred basis granted under any of BB Option Plans or otherwise.
Section 3.3 of the BB Disclosure Letter sets forth a true and complete list of all options to acquire shares of BB's capital stock, the number of shares subject to each such option, the grant dates and the exercise prices thereof. All outstanding shares of capital stock of BB are, and all shares which may be issued pursuant to this Agreement or BB Option Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of BB having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of BB may vote are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding securities, options, warrants, calls, rights, conversion rights, redemption rights, repurchase rights, commitments, agreements, arrangements or undertakings of any kind to which BB or any of its Subsidiaries is a party or by which any of them is bound obligating BB or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of BB or any of its Subsidiaries, or giving any person a right to subscribe for or acquire, any securities of BB or any of its Subsidiaries or obligating BB or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, conversion right, redemption right, repurchase right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of BB or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of BB or any of its Subsidiaries. There are no outstanding contractual obligations of BB to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.
Schedule 3.3.2 of the BB Amendment No. 2 Disclosure Letter sets forth, as of the date hereof, the outstanding options of BB, which options do not include any options granted in 1999 which, by their terms, could have been exercised based on BB performance prior to the Effective Time.

   3.4 Authority; Noncontravention.

   (a) BB has all requisite corporate power and authority to enter into this Agreement and the Other Agreements to which it is a party and, subject to receipt of the BB Shareholder Approval, to consummate the transactions contemplated by this Agreement and the Other Agreements to which it is a party. The execution and delivery of this Agreement and the Other Agreements to which it is a party by BB and the consummation of the transactions contemplated by this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of BB, subject to receipt of the BB Shareholder Approval in the case of this Agreement. This Agreement and the Other Agreements to which it is a party have been duly executed and delivered by BB and, assuming the due execution and delivery of each such agreement by the counterparties thereto, each such agreement constitutes a valid and binding obligation of BB as to BB's obligations therein, enforceable against BB in accordance with its terms. The execution and delivery of this Agreement and the Other Agreements to which it is a party do not, and the consummation of the transactions contemplated by, and compliance with the provisions of this Agreement and the Other Agreements to which it is a party by BB will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of BB or any of its Subsidiaries under, (A) Memorandum of Association (or other organizational documents) and By-laws of BB, in each case as amended to the date hereof or, except as set forth in Section 3.4 of the BB Disclosure Letter, the memorandum, the comparable organizational documents and bylaws of any of BB's Subsidiaries,
(B) except as set forth in Section 3.4 of the BB Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to BB or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BB or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to BB or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Other Agreements to which it is a party by BB or the consummation by BB of any of the transactions contemplated by this Agreement and the Other Agreements to which it is a party except for (A) the filing of a premerger notification and report form by BB under the HSR Act; (B) the filing with the SEC of (1) the Form S-4, (2) a proxy statement relating to the BB Shareholders Meeting (such proxy statement, together with the proxy statement relating to the VA Shareholders Meeting and the prospectus relating to the issuance of the MINT Common Shares and the CVRs, in each case as amended or supplemented from time to time, the "Proxy Statement/Prospectus") and (3) such reports under the Exchange Act as may be required in connection with this Agreement, the Other Agreements to which it is a party and the transactions contemplated hereby and thereby; (C) the filing with the applicable Registrars of the application for registration of the order sanctioning the Scheme and such other documents as are required by the BCA, and such filings with Governmental or Regulatory Authorities to satisfy the applicable requirements of state securities or "blue sky" laws; (D) such filings with and approvals of the NYSE to permit the MINT Common Shares that are to be issued in the Merger and the Scheme to be listed on the NYSE; (E) filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of Lloyd's and of Governmental and Regulatory Authorities in the U.K. and Canada (the "BB Designated Insurance Approvals"); and (F) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on BB.

   (b) As of the date hereof, the Board of Directors of BB has approved and declared advisable and in the best interests of the shareholders of BB this Agreement and the Scheme, and has approved Other Agreements to which it is a party and the transactions contemplated by this Agreement and Other Agreements to which it is a party.

   3.5 SEC Documents; Undisclosed Liabilities; SAP Statements.

   (a) BB has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "BB SEC Documents"). As of their respective dates, the BB SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such BB SEC Documents, and none of the BB SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any BB SEC Document has been revised or superseded by a later filed BB SEC Document, none of the BB SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BB included in the BB SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the BB SEC Documents) and fairly present the consolidated financial position of BB and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the BB SEC Documents or disclosed in Section 3.5(a) of the BB Disclosure Letter, neither BB nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of BB and its consolidated Subsidiaries or in the notes thereto.

   (b) BB conducts its material insurance operations through those companies listed in Section 3.5 of the BB Disclosure Letter (collectively, the "BB Insurance Subsidiaries"). Each of the BB Insurance Subsidiaries has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled or as may be required by any applicable Governmental or Regulatory Authority on forms prescribed or permitted by such authority (collectively, the "BB SAP Statements"). BB has delivered or made available to VA all of the BB SAP Statements for each BB Insurance Subsidiary for the periods beginning January 1, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable insurance regulatory agencies. Financial statements included in the BB SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such BB Insurance Subsidiaries as at the respective dates thereof and the results of operations of such BB Insurance Subsidiaries for the respective periods then ended. The BB SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and to the knowledge of BB no material deficiency has been asserted with respect to any BB SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The statutory balance sheets and income statements included in the BB SAP Statements required to be audited have been audited, and BB has delivered or made available to VA true and complete copies of all audit opinions related thereto for periods beginning January 1, 1996. BB has delivered or made available to VA true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies received by BB on or after January 1, 1996, relating to the BB Insurance Subsidiaries.

   3.6 Liabilities and Reserves.

   (a) The reserves carried on the BB SAP Statements of each of BB and its Subsidiaries for the quarter ended March 31, 1999 for losses, claims and similar purposes (including claims litigation) were, as of such date, in compliance in all material respects with the requirements for reserves established by the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled or as may be required by any applicable Governmental or Regulatory Authority, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with actuarial and statutory accounting practices.

   (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of BB, no claim or assessment is pending or threatened against any of BB's Subsidiaries which is peculiar or unique to such Subsidiary by any governmental insurance guaranty associations or Lloyds in connection with such association's or Lloyds' fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

   3.7 Investment Advisory and Investment Company Matters.

   (a) Except as set forth in Section 3.7 of the BB Disclosure Letter, neither BB nor any of its Subsidiaries conducts activities of or is otherwise deemed under law (1) to control an "investment adviser," as such term is defined in
Section 2(a)(20) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), whether or not registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), or any person required to be registered as an investment company under the Investment Company Act. Except as set forth in Section 3.7 of the BB Disclosure Letter, neither BB nor any of its Subsidiaries carries on investment business in the United Kingdom as defined in the Financial Services Act 1986, whether or not authorized under Chapter III, or being an exempted person under Chapter IV of that Act. Neither BB nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act, and neither BB nor any of its Subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any person that is such an investment company.

   (b) Except as set forth in Section 3.7 of the BB Disclosure Letter, neither BB nor any of its Subsidiaries conducts activities of, controls, owns more than a 20% interest in, or is deemed under applicable law to control, any Person that is an investment adviser as defined in the Investment Advisers Act, whether or not registered under such Act, other than such an investment adviser whose only clients are "insurance companies" as defined in Section 2(a)(17) of the Investment Company Act.

   3.8 Information Supplied. None of the information supplied or to be supplied by BB for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the holders of BB Common Shares or at the time of the BB Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder, except that no representation or warranty is made by BB with respect to statements made or incorporated by reference therein based on information supplied by VA specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus.

   3.9 Absence of Certain Changes or Events. Except as disclosed in the BB SEC Documents filed and publicly available prior to the date of this Agreement or in Section 3.9 of the BB Disclosure Letter, since the date of the most recent audited financial statements included in the BB SEC Documents, BB has conducted its business only in the ordinary course, and there has not been since such date, (i) any Material Adverse Change in BB, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of BB's capital stock (other than regular quarterly dividends), (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by BB or any of its Subsidiaries to any director, executive officer or key employee of BB or any of its Subsidiaries of any award or incentive payment or increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of September 30, 1998 (copies of which have been delivered to VA), (B) any granting by BB or any of its Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of this Agreement (copies of which have been made delivered to VA) or (C) any entry by BB or any of its Subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee, (v) any change in accounting methods, principles or practices by BB materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP or (vi) any condition, event or occurrence which would be reasonably likely to prevent, hinder or materially delay the ability of BB to consummate the transactions contemplated by this Agreement or the Other Agreements to which it is a party.

   3.10 Litigation. There is no suit, action or proceeding pending or, to the knowledge of BB, threatened against or affecting BB or any of its Subsidiaries or any of their respective officers or employees that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BB nor is there any judgment, decree, injunction, rule or order of any Governmental or Regulatory Authority or arbitrator outstanding against BB or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BB; provided that for purposes of this Section 3.10 any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a Material Adverse Effect on BB if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Other Agreements to which it is a party or the transactions contemplated hereby or thereby.

  3.11 Labor Relations. Except as set forth in Section 3.11 of the BB Disclosure Letter or the BB SEC Documents, (i) BB and its Subsidiaries have complied with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining and there are no controversies pending or, to the knowledge of BB, threatened, between BB or any of its Subsidiaries and any of their respective employees, except such non-compliance or controversies which have not had, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BB; (ii) neither BB nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by BB or its Subsidiaries, nor does BB know of any activities or proceedings of any labor union to organize any such employees; and (iii) BB does not have knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of BB or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on BB.

  3.12 Benefit Plans. Except as described in Section 3.12 of BB Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect on BB, (i) each Employee Benefit Plan conforms to, and its administration is in conformity with, all applicable laws, no liability has been or is expected to be incurred by BB or any of its Subsidiaries with respect to any Employee Benefit Plan except regular periodic contributions to such plans and full payment has been made of all amounts that BB or any of its Subsidiaries is required to have paid as contributions to each Employee Benefit Plan, (ii) to BB's knowledge, the current value of accrued benefits of each Employee Benefit Plan that is a defined benefit plan does not exceed the current value of such plan's assets, (iii) BB has made available to VA a true and correct copy of each of the Employee Benefit Plans, and all applicable trust agreements and all contracts relating thereto, or to the funding thereof,
(iv) all Employee Benefit Plans intended to satisfy applicable Tax qualification requirements, or other requirements necessary to secure favorable Tax or other legal treatment comply in all material respects with such requirements, and (v) adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements included in the BB SEC Documents. Except as set forth in Section 3.12 of the BB Disclosure Letter, no employee of BB will be entitled to any additional benefits or any acceleration of the time of payment, funding or vesting of any benefits under any BB Benefit Plan as a result of the transactions contemplated by this Agreement.

  3.13 Tax Matters.

   (a) To the knowledge of BB, none of BB and its Subsidiaries has, nor has it had, any income which is, or has been, subject to the United States federal income tax as income that is effectively connected with the conduct of a trade or business within the United States, within the meaning of Section 882(a)(1) of the Code. BB and its Subsidiaries have filed, or caused to be filed with the appropriate Governmental or Regulatory Authorities, all income Tax Returns and all other material Tax Returns required to be filed on or prior to the date hereof which, if not filed, would have a Material Adverse Effect on BB, and have paid in full all Taxes (including Taxes withheld from employees' salaries and other withholding Taxes and obligations) shown to be due on such Tax Returns, and the most recent financial statements of BB included in the BB SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by BB and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, except for inadequately reserved Taxes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All written assessments of Taxes due and payable by or on behalf of BB or any of its Subsidiaries have either been paid or provided for (in accordance with GAAP) except for assessments that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

   (b) There are no material audits, administrative proceedings or court proceedings regarding Taxes pending against BB or any of its Subsidiaries and wherein an adverse determination or ruling, for any one of, or all such, audits or proceedings, would reasonably be expected to have a Material Adverse Effect. No deficiencies for any Tax have been proposed in writing, asserted or assessed, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

   (c) To BB's knowledge, BB and its Subsidiaries did not have for the year ended December 31, 1998, and BB does not expect BB or any of its Subsidiaries to have for the period commencing January 1, 1999 and ending at the earlier of December 31, 1999 and the Effective Time (treating such period as if it were a taxable year) "related person insurance income" within the meaning of Section 953(c)(2) of the Code in excess of the exceptions provided in Sections 953(c)(3)(B) of the Code or, if such exception is not available for such year or such period, BB and its Subsidiaries qualified for such year or for such period, as the case may be, for the exception provided in Section 953(c)(3)(A) of the Code.

   (d) Except as disclosed in Section 3.13(d) of the BB Disclosure Letter, to BB's knowledge, neither BB nor any of its Subsidiaries is, nor has BB or any of its Subsidiaries ever been, a "controlled foreign corporation" within the meaning of Section 957(a) or 957(b) of the Code.

   3.14 No Excess Parachute Payments. Except as set forth in Section 3.14 of the BB Disclosure Letter, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement, either alone or together with other events, by any employee, officer or director of BB or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or the BB Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

   3.15 Compliance with Applicable Laws. Each of BB and its Subsidiaries and, where applicable, each of their respective officers and employees, has in effect all Licenses and Permits necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and there has occurred no default under or limitation with respect to any such Licenses and Permits, except for the lack of Licenses and Permits and for defaults or limitations under Licenses and Permits which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. To the knowledge of BB, BB and its Subsidiaries are, and have been, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental or Regulatory Authority, including Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. To the knowledge of BB, the businesses and operations of each of BB and its Subsidiaries are being and have been conducted in compliance in all respects with all applicable Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. No investigation, examination or review by any Governmental or Regulatory Authority with respect to BB or any of its Subsidiaries is pending or, to the knowledge of BB, threatened, nor has any Governmental or Regulatory Authority indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on BB. Any of BB and its Subsidiaries which is registered as either a Managing Agent at Lloyds or a Corporate Member at Lloyds has not, since its first registration, had such registration withdrawn, and no notice has been given by Lloyds to the effect that (and, to the knowledge of BB, no circumstances exist such that) such registration will or is likely to be withdrawn or reviewed and no conditions, obligations or undertakings have been imposed on such registration, other than those applicable to managing agents or corporate members at Lloyd's generally.

   3.16 Properties. Except as disclosed in the BB SEC Documents, each of BB and its Subsidiaries (i) has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the most recent BB SEC Document as being owned by BB or one of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to BB's business on a consolidated basis (except properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Encumbrances except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Encumbrances (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and
(ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the most recent BB SEC Document or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the BB's knowledge, the lessor.

   3.17 Voting Requirements. The affirmative vote at the BB Shareholders Meeting (the "BB Shareholder Approval") of the holders of a majority in number representing at least 75 percent of the voting power of all outstanding BB Common Shares present and voting at the BB Shareholders Meeting to adopt this Agreement is the only vote of the holders of any class or series of BB's capital stock necessary to approve and adopt this Agreement, the Other Agreements to which it is a party, and the transactions contemplated hereby and thereby.

   3.18 Takeover Statutes. To the knowledge of BB, no takeover statute, and no anti-takeover provision in BB's Memorandum of Association (or other organizational documents) and Bye-laws, is applicable to the Scheme or the other transactions contemplated by this Agreement or the Other Agreements to which it is a party.

   3.19 Brokers. No broker, investment banker, financial adviser or other person, other than DLJ, the fees and expenses of which will be paid by BB, is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BB. BB has delivered to VA true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

   3.20 Related Party Transactions. Except for the transactions described in the BB SEC Reports or Section 3.20 of the BB Disclosure Letter, all transactions involving BB or any of the Subsidiaries that are required to be disclosed in the BB SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of BB, since December 31, 1998, neither BB nor any of its Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the BB SEC Reports filed prior to the date hereof.

   3.21 Material Contracts. Other than Contracts or amendments thereto that are required to be filed and have been filed as an exhibit to the latest Form 10-K filed by BB with the SEC, and except as set forth in Section 3.21 of the BB Disclosure Letter, there are no Contracts that are material to the business, financial position or results of operations of BB, including (i) any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any individual in any calendar year in excess of $500,000, (ii) any contract relating to the borrowing of money or the guarantee of any such obligation (other than contracts evidencing fully secured repurchase agreements, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any material agency, third party administrator, management or other service contracts and (iv) any material contract or agreement between or among BB and its Subsidiaries.

   3.22 Intellectual Property. Except as, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on BB, BB does not have knowledge of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed or proposed for use, sale or license by BB or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (ii) against the use by BB or any of its Subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of BB or any of its Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any BB Intellectual Property Rights or other trade secret material to BB; or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by BB or any of its Subsidiaries.

   3.23 No Regulatory Disqualifications. To the knowledge of BB, no event has occurred or condition exists or, to the extent it is within the reasonable control of BB, will occur or exist with respect to BB that, in connection with obtaining any approval of any Governmental or Regulatory Authority required for the Scheme, would cause BB to fail to satisfy any applicable statute or written regulation of any applicable insurance regulatory authority that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on BB.

   3.24 Insurance Ratings. As of the date hereof, BB has no reason to believe that any rating presently held by BB or any of its Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

   3.25 Reinsurance, etc. BB has no reason to believe that any material amount recoverable pursuant to any material Reinsurance Agreement applicable to the BB Insurance Subsidiaries or their properties or assets reflected in the BB, SAP Statements is not fully collectible in due course. Each BB Insurance Subsidiary is entitled to take full credit in its SAP Statements pursuant to Insurance Laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement. Except as set forth in Section 3.25 of the BB Disclosure Letter, there are no assumption reinsurance contracts or arrangements entered into by any BB Insurance Subsidiary in which such BB Insurance Subsidiary has ceded risk to any other Person which are material individually or in the aggregate to BB and its Subsidiaries taken as a whole.

   3.26 Derivatives. As of December 31, 1998, none of BB and the BB Subsidiaries was subject to any material exposure, individually or in the aggregate, under any futures or option contracts, swaps, hedges or similar instruments ("Derivatives") to which BB or any of BB Subsidiaries is a party.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF VA

   As an inducement to BB to enter into this Agreement, and except as otherwise disclosed to BB in a letter delivered to it prior to the execution hereof (the "VA Disclosure Letter") VA hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to BB:

   4.1 Organization, Standing and Corporate Power. Each of VA and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of VA and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on VA. VA has made available to BB complete and correct copies of its articles of incorporation (or other organizational documents) and bylaws and the articles of incorporation (or other organizational documents) and bylaws of its Subsidiaries, in each case as amended to the date hereof.

   4.2 Subsidiaries. Except for directors' qualifying shares, all the outstanding shares of capital stock of, or other ownership interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by VA, free and clear of all liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or such other ownership interest).

   4.3 Capital Structure. Section 4.3 of the VA Disclosure Letter sets forth, as of the date hereof, the authorized capital stock of VA, the number of such shares issued and outstanding, the number of such shares subject to options and the VA Option Plans under which such options were granted and the number of such shares reserved for issuance under each such VA Option Plan. There are no outstanding SARs or rights (other than the stock options listed in Section 4.3 of the VA Disclosure Letter) to receive shares of the capital stock of VA on a deferred basis granted under any of VA Stock Option Plans or otherwise. All outstanding shares of capital stock of VA are, and all shares which may be issued pursuant to this Agreement or VA Stock Option Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of VA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of VA may vote are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no preemptive or other outstanding securities, options, warrants, calls, rights, conversion rights, redemption rights, repurchase rights, commitments, agreements, arrangements or undertakings of any kind to which VA or any of its Subsidiaries is a party or by which any of them is bound obligating VA or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of VA or any of its Subsidiaries, or giving any person a right to subscribe for or acquire, any securities of VA or any of its Subsidiaries or obligating VA or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, conversion right, redemption right, repurchase right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of VA or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of VA or any of its Subsidiaries. There are no outstanding contractual obligations of VA to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

   4.4 Authority; Noncontravention.

   (a) VA has all requisite corporate power and authority to enter into this Agreement and Other Agreements to which it is a party and, subject to receipt of the VA Shareholder Approval, to consummate the transactions contemplated by this Agreement and the Other Agreements to which it is a party. The execution and delivery of this Agreement and the Other Agreements to which it is a party by VA and the consummation of the transactions contemplated by this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of VA, subject to receipt of the VA Shareholder Approval in the case of this Agreement. This Agreement and the Other Agreements to which it is a party have been duly executed and delivered by VA and, assuming the due execution and delivery of each such agreement by the counterparties thereto, each such agreement constitutes a valid and binding obligation of VA as to VA's obligations therein, enforceable against VA in accordance with its terms. The execution and delivery of this

Agreement and the Other Agreements to which it is a party do not, and the consummation of the transactions contemplated by this Agreement, the Other Agreements to which it is a party and compliance with the provisions of this Agreement and the Other Agreements to which it is a party by VA will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of VA or any of its Subsidiaries under, (A) the articles of incorporation (or other organizational documents) and bylaws of VA, in each case as amended to the date hereof or the comparable charter or organizational documents and bylaws of any of VA's Subsidiaries, (B) except as set forth in
Section 4.4 of the VA Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to VA or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to VA or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, obligations, losses, rights, liens, judgments, orders, decrees, statutes, laws, ordinances, rules or regulations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to VA or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Other Agreements to which it is a party by VA or the consummation by VA of any of the transactions contemplated by this Agreement and the Other Agreements to which it is a party, except for (A) the filing of a premerger notification and report form by VA under the HSR Act; (B) the filing with the SEC of (1) the Form S-4,
(2) the Proxy Statement/Prospectus relating to the VA Shareholders Meeting and
(3) such reports under the Exchange Act, as may be required in connection with this Agreement, the Other Agreements to which it is a party and the transactions contemplated hereby and thereby; (C) the filing of appropriate documents with the relevant authorities of other states and jurisdictions in which VA is qualified to do business and such filings with Governmental or Regulatory Authorities to satisfy the applicable requirements of state securities or "blue sky" laws; (D) such filings with and approvals of the NYSE to permit the MINT Common Shares that are to be issued in the Merger to be listed on the NYSE; (E) filings in respect of, and approvals and authorizations of, and, as applicable, the expiration of applicable waiting periods of, the respective Commissioners of Insurance of the states of California, Delaware, Illinois, New Jersey and Virginia (the "VA Designated Insurance Approvals"); and (F) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on VA.

   (b) As of the date hereof, the Board of Directors of VA has approved and declared advisable and in the best interest of the shareholders of VA this Agreement and the Merger, and has approved Other Agreements to which it is a party and the other transactions contemplated by this Agreement and Other Agreements to which it is a party.

  4.5 SEC Documents; Undisclosed Liabilities; SAP Statements.

   (a) VA has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (including all filed reports, schedules, forms, statements and other documents whether or not required, the "VA SEC Documents"). As of their respective dates, the VA SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such VA SEC Documents, and none of the VA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any VA SEC Document has been revised or superseded by a later filed VA SEC Document, none of the VA SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of VA included in the VA SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the VA SEC Documents) and fairly present the consolidated financial position of VA and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the VA SEC Documents, neither VA nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of VA and its consolidated Subsidiaries or in the notes thereto.

   (b) VA conducts its material insurance operations through those companies listed in Section 4.5 of the VA Disclosure Letter (collectively, the "VA Insurance Subsidiaries"). Each of the VA Insurance Subsidiaries has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled or as may be required by any Governmental or Regulatory Authority on forms prescribed or permitted by such authority (collectively, the "VA SAP Statements"). VA has delivered or made available to BB all of the VA SAP Statements for each VA Insurance Subsidiary for the periods beginning January 1, 1996, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory agency. Financial statements included in the VA SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such VA Insurance Subsidiaries as at the respective dates thereof and the results of operations of such VA Insurance Subsidiaries for the respective periods then ended. The VA SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any VA SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The statutory balance sheets and income statements included in the VA SAP Statements required to be audited have been audited, and VA has delivered or made available to BB true and complete copies of all audit opinions related thereto for periods beginning January 1, 1996. VA has delivered or made available to BB true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies received by VA on or after January 1, 1996 relating to the VA Insurance Subsidiaries.

  4.6 Liabilities and Reserves.

   (a) The reserves carried on the VA SAP Statements of each of VA and its Subsidiaries for the quarter ended March 31, 1999 for losses, claims and similar purposes (including claims litigation) were, as of such date, in compliance in all material respects with the requirements for reserves established by the jurisdiction in which it is domiciled or commercially domiciled, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with actuarial and statutory accounting practices.

   (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of VA, no claim or assessment is pending or threatened against any of VA's Subsidiaries which is peculiar or unique to such Subsidiary by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

  4.7 Investment Advisory and Investment Company Matters.

   (a) Except as set forth in Section 4.7 of the VA Disclosure Letter, neither VA nor any of its Subsidiaries conducts activities of or is otherwise deemed under law to control an "investment adviser," as such term is defined in
Section 2(a)(20) of the Investment Company Act, whether or not registered under the Investment Advisers Act, or any person required to be registered as an investment company under the Investment Company Act. Neither VA nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act, and neither VA nor any of its Subsidiaries is a promoter (as such term is defined in Section 2(a)(30) of the Investment Company Act) of any person that is such an investment company.

   (b) Except as set forth in Section 4.7 of the VA Disclosure Letter, neither VA nor any of its Subsidiaries conduct activities of, controls, owns more than a 20% interest in, or is deemed under applicable law to control, any person that is an investment adviser as defined in the Investment Advisers Act, whether or not registered under such Act, other than such an investment adviser whose only clients are "insurance companies" as defined in Section 2(a)(17) of the Investment Company Act.

   4.8 Information Supplied. None of the information supplied or to be supplied by VA for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the holders of VA Common Shares or at the time of the VA Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder, except that no representation or warranty is made by VA with respect to statements made or incorporated by reference therein based on information supplied by BB specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus.

   4.9 Absence of Certain Changes or Events. Except as disclosed in the VA SEC Documents filed and publicly available prior to the date of this Agreement or in Section 4.9 of the VA Disclosure Letter, since the date of the most recent audited financial statements included in the VA SEC Documents, VA has conducted its business only in the ordinary course, and there has not been since such date, any Material Adverse Change in VA, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of VA's capital stock, ) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, any change in accounting methods, principles or practices by VA materially affecting its assets, liabilities or business, except insofar as may have been required by a change in U.S. generally accepted accounting principles or any condition, event or occurrence which would be reasonably likely to prevent, hinder or materially delay the ability of VA to consummate the transactions contemplated by this Agreement or the Other Agreements to which it is a party.

   4.10 Litigation. There is no suit, action or proceeding pending or, to the knowledge of VA, threatened against or affecting VA or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on VA nor is there any judgment, decree, injunction, rule or order of any Governmental or Regulatory Authority or arbitrator outstanding against VA or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on VA; provided, that for purposes of this paragraph any such suit, action, proceeding, judgment, decree, injunction, rule or order arising after the date hereof shall not be deemed to have a Material Adverse Effect on VA if and to the extent such suit, action, proceeding, judgment, decree, injunction, rule or order (or any relevant part thereof) is based on this Agreement, the Other Agreements to which it is a party or the transactions contemplated hereby or thereby.

   4.11 Labor Relations. Except as set forth in Section 4.11 of the VA Disclosure Letter or the VA SEC Documents, VA and its Subsidiaries have complied with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining and there are no controversies pending or, to the knowledge of VA, threatened, between VA or any of its Subsidiaries and any of their respective employees, except such non-compliance or controversies which have not had, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on VA; neither VA nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by VA or its Subsidiaries, nor does VA know of any activities or proceedings of any labor union to organize any such employees; and VA does not have knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of VA or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on VA.

   4.12 Benefit Plans. Except as described in Section 4.12 of the VA Disclosure Letter and except as would not reasonably be expected to have a Material Adverse Effect on VA, (i) each Employee Benefit Plan conforms to, and its administration is in conformity with, all applicable laws, no liability has been or is expected to be incurred by VA or any of its Subsidiaries with respect to any Employee Benefit Plan except regular periodic contributions to such plans and full payment has been made of all amounts that VA or any of its Subsidiaries is required to have paid as contributions to each Employee Benefit Plan, (ii) to VA's knowledge, the current value of accrued benefits of each Employee Benefit Plan that is a defined benefit plan does not exceed the current value of such plan's assets, (iii) VA has made available to VA a true and correct copy of each of the Employee Benefit Plans, and all applicable trust agreements and all contracts relating thereto, or to the funding thereof,
(iv) all Employee Benefit Plans intended to satisfy applicable Tax qualification requirements, or other requirements necessary to secure favorable Tax or other legal treatment comply in all material respects with such requirements, and (v) adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements included in the VA SEC Documents. Except as set forth in Section 4.12 of the VA Disclosure Letter, no employee of VA will be entitled to any additional benefits or any acceleration of the time of payment, funding or vesting of any benefits under any VA Benefit Plan as a result of the transactions contemplated by this Agreement.

  4.13 Tax Matters.

   (a) VA and its Subsidiaries have filed or caused to be filed with the appropriate United States federal, state, local, foreign and other Governmental or Regulatory Authorities, all income Tax Returns and all other material Tax Returns, required to be filed on or prior to the date hereof which, if not filed, would have a Material Adverse Effect on VA, and have paid in full all Taxes (including Taxes withheld from employees' salaries and other withholding Taxes and obligations) shown to be due on such Tax Returns, and the most recent financial statements of VA included in the VA SEC Documents reflect an adequate reserve in accordance with GAAP for all Taxes payable by VA and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, except for inadequately reserved Taxes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. All written assessments of Taxes due and payable by or on behalf of VA or any of its Subsidiaries have either been paid or provided for (in accordance with GAAP), except for assessments that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

   (b) There are no material audits, administrative proceedings or court proceedings regarding Taxes pending against VA or any of its Subsidiaries wherein an adverse determination or ruling, for any one of, or all such, audits or proceedings, would reasonably be expected to have a Material Adverse Effect. No deficiencies for any Tax have been proposed in writing, asserted or assessed, except for deficiencies that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

   4.14 No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement, either alone or together with other events, by any employee, officer or director of VA or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or the VA Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

   4.15 Compliance with Applicable Laws. Each of VA and its Subsidiaries has in effect all Licenses and Permits necessary for it to own, lease or operate its assets and to carry on its business as now conducted, and there has occurred no default under or limitation with respect to any such Licenses and Permits, except for the lack of Licenses and Permits and for defaults or limitations under Licenses and Permits which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. To the knowledge of VA, VA and its Subsidiaries are, and have been, in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental or Regulatory Authority, including Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. To the knowledge of VA, the businesses and operations of each of VA and its Subsidiaries are being and have been conducted in compliance in all respects with all applicable Insurance Laws, except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA. No investigation, examination or review by any Governmental or Regulatory Authority with respect to VA or any of its Subsidiaries is pending or, to the knowledge of VA, threatened, nor has any Governmental or Regulatory Authority indicated an intention to conduct the same, except for those the outcome of which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on VA.

   4.16 Properties. Except as disclosed in the VA SEC Documents, each of VA and its Subsidiaries has good, clear and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the most recent VA SEC Document as being owned by VA or one of its Subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to VA's business on a consolidated basis (except properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Encumbrances except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Encumbrances (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and is the lessee of all leasehold estates reflected in the latest audited financial statements included in the most recent VA SEC Document or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the VA's knowledge, the lessor.

   4.17 Voting Requirements. The affirmative vote at the VA Shareholders Meeting (the "VA Shareholder Approval") of the holders of at least two-thirds of the voting power of all outstanding shares of VA's capital stock at the VA Shareholders Meeting to adopt this Agreement is the only vote of the holders of any class or series of VA's capital stock necessary to approve and adopt this Agreement, the Other Agreements to which it is a party, and the transactions contemplated hereby and thereby.

   4.18 Takeover Statutes. To the knowledge of VA, no takeover statute, and no anti-takeover provision in VA's articles of incorporation (or other organizational documents) and bylaws, is applicable to the Merger or the other transactions contemplated by this Agreement and the Other Agreements to which it is a party.

   4.19 Brokers. No broker, investment banker, financial adviser or other person, other than SSB, the fees and expenses of which will be paid by VA, is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VA.

   4.20 Related Party Transactions. Except for the transactions described in the VA SEC Reports or

Section 4.20 of the VA Disclosure Letter, all transactions involving VA or any of its Subsidiaries that are required to be disclosed in the VA SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of VA, since December 31, 1998, neither VA nor any of its Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the VA SEC Reports filed prior to the date hereof.

   4.21 Material Contracts. Other than Contracts or amendments thereto that are required to be filed and have been filed as an exhibit to the latest Form 10-K filed by VA with the SEC, there are no Contracts that are material to the business, financial position or results of operations of VA, including any employment, severance, termination, consulting or retirement contract providing for aggregate payments to any individual in any calendar year in excess of $500,000, any contract relating to the borrowing of money or the guarantee of any such obligation (other than contracts evidencing fully secured repurchase agreements, trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business), any material agency, third party administrator, management or other service contracts and any material contract or agreement between or among VA and its Subsidiaries.

   4.22 Intellectual Property. Except as, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on VA, VA does not have knowledge of any valid grounds for any bona fide claims to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed or proposed for use, sale or license by VA or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; against the use by VA or any of its Subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of VA or any of its Subsidiaries as currently conducted or as proposed to be conducted; challenging the ownership, validity or effectiveness of any VA Intellectual Property Rights or other trade secret material to VA; or challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by VA or any of its Subsidiaries.

   4.23 No Regulatory Disqualifications. To the knowledge of VA, no event has occurred or condition exists or, to the extent it is within the reasonable control of VA, will occur or exist with respect to VA that, in connection with obtaining any approval or any Governmental or Regulatory Authority required for the Merger, would cause VA to fail to satisfy any applicable statute or written regulation of any applicable insurance regulatory authority that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on VA.

   4.24 Insurance Ratings. As of the date hereof, VA has no reason to believe that any rating presently held by VA or any of its Subsidiaries is likely to be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

   4.25 Reinsurance, etc. VA has no reason to believe that any material amount recoverable pursuant to any material Reinsurance Agreement applicable to the VA Insurance Subsidiaries or their properties or assets reflected in the VA SAP Statements is not fully collectible in due course. Each VA Insurance Subsidiary is entitled to take full credit in its SAP Statements pursuant to Insurance Laws, rules and regulations for such reinsurance, coinsurance or excess insurance ceded pursuant to any such Reinsurance Agreement. There are no assumption reinsurance contracts or arrangements entered into by any VA Insurance Subsidiary in which such VA Insurance Subsidiary has ceded risk to any other Person which are material individually or in the aggregate to VA and its Subsidiaries taken as a whole.

   4.26 Derivatives. As of December 31, 1998, none of VA and the VA Subsidiaries was subject to any material exposure, individually or in the aggregate under any Derivatives to which VA or any of VA Subsidiaries is a party.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

   5.1 Conduct of Business. From the date hereof and until the Closing, each of VA and BB will, and will cause each of their respective Subsidiaries to, conduct their respective businesses and operations only in the ordinary and usual course and in a manner consistent with past practices and to the extent consistent therewith, use their commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with insureds, reinsurers, customers, suppliers, insurance brokers and agents, and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date hereof until Closing except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.1 of the VA Disclosure Letter or Section
5.1 of the BB Disclosure Letter, as the case may be, VA and BB shall not, and shall not permit any of their Subsidiaries to, without the prior written consent of the other:

     (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock, other than (x) dividends and distributions by their direct or indirect wholly owned Subsidiaries to them and (y) regular quarterly dividends payable by BB in an amount not to exceed $.06 per share, except that no such dividend may be paid in the year 2000 having a record date prior to June 1, 2000, (B) split, combine or reclassify any of their capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock, or (C) purchase, redeem or otherwise acquire any shares of their respective capital stock or any of their Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except, in the case of clause (C), for the acquisition of shares of capital stock from holders of options in full or partial payment of the exercise price payable by such holder or tax liability arising in connection therewith (including by way of exercise of cash settlement rights pursuant to the terms of any stock option), upon exercise of stock options outstanding on the date of this Agreement in accordance with their present terms;

     (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of their capital stock or the capital stock of any of their Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of such capital stock (other than the issuance of capital stock upon the exercise of stock options outstanding on the date of this Agreement and in accordance with their present terms, such issuance, together with the acquisitions of shares of capital stock permitted under clause (i) above, being referred to herein as "Permitted Changes");

     (iii) amend their respective Articles of Incorporation, Articles of Association, Bylaws or other comparable charter or organizational documents;

     (iv) except in the ordinary course of business, consistent with past practice, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization;

     (v) sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of their respective properties or assets that are material, individually or in the aggregate, to each of them and their Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

     (vi) except in the ordinary course of business, consistent with past practice (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than its parent or another Subsidiary of its parent), issue or sell any debt securities or warrants or other rights to acquire any debt securities of itself, its parent or any other Subsidiary of its parent, guarantee any debt securities of another Person (other than its parent or another Subsidiary of its parent), enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than its parent or another Subsidiary of its parent) or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than its parent or another Subsidiary of its parent);

     (vii) (A) acquire or agree to acquire any assets that are material, individually or in the aggregate, to VA or BB and their respective Subsidiaries taken as a whole, other than acquisitions of portfolio investments of insurance Subsidiaries in the ordinary course of business consistent with past practice, or (B) make or agree to make any capital expenditures, except in the ordinary course of business consistent with past practice;

     (viii) pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, or (ii) liabilities reflected or reserved against in, or contemplated by, their most recent consolidated audited financial statements (or the notes thereof) included in the VA or BB SEC Documents filed prior to the date hereof, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

     (ix) adopt or amend in any material respect (except as may be required by law or by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan) for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals (other than executive officers of BB) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under their severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

     (x) change any material accounting principle used by them, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

     (xi) take any action that would, or is reasonably likely to, result in any of their respective representations and warranties in this Agreement becoming untrue in any material respect, or in any of the conditions to the Scheme and Merger set forth in Article 6 or Article 7 not being satisfied;

     (xii) except in the ordinary course of business and consistent with past practice, make or change any material tax election, file any material amendment to any material Tax Return or settle or compromise any material federal, state, local or foreign tax liability;

     (xiii) take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code or that would reasonably be expected to cause the Merger together with the Scheme, when integrated, to fail to qualify as a transaction described in Section 351 of the Internal Revenue Code; and

     (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

   5.2 Additional Financial Statements.

   (a) From the date hereof to the Closing Date, each of VA and BB shall promptly deliver to the other all periodic management reports prepared for their respective senior management in the ordinary course of business.

   (b) Promptly after they become available, each of VA and BB shall furnish to the other all statutory statements of their respective Insurance Subsidiaries for any calendar years or quarters ending after December 31, 1998, but prior to the Closing Date. Such statutory statements shall have been prepared on a basis consistent with past practice and, with respect to the financial statements included therein, in accordance with Statutory Accounting Practices.

   5.3 No Solicitation; Notification.

   (a) Both VA and BB shall, and shall cause their respective officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined). From and after the date hereof until the termination of this Agreement, neither VA nor BB shall, nor shall it permit any of its Subsidiaries to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them or any of their Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided that if, at any time the Board of Directors of either VA and BB determines in good faith, after consultation with and taking into account the advice of independent legal counsel (who may be such company's regularly engaged independent counsel), that it is necessary to do so in order to act in a manner consistent with such Board's fiduciary duties to such company's shareholders under applicable Law, VA or BB, as the case may be, may, in response to an unsolicited Acquisition Proposal, and subject to compliance with Section 5.3(c), (A) furnish information with respect to VA or BB as the case may be to any person pursuant to a confidentiality agreement in reasonably customary form and (B) participate in discussions or negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer (or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in the foregoing) from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of VA or BB as the case may be and their respective Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of VA or BB as the case may be, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of VA or BB as the case may be, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving VA or BB or any of their Subsidiaries whose business constitutes 20% or more of the assets of VA or BB and their respective Subsidiaries, as the case may be, taken as a whole (other than the transactions contemplated by this Agreement) or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to the other of the transactions contemplated hereby.

   (b) Except as set forth in this Section 5.3, neither the Board of Directors of VA or BB nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other company, the approval or recommendation by such Board of Directors or such committee of this Agreement or the transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause VA or BB as the case may be to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of VA or BB determines in good faith, after consultation with and taking into account the advice of independent legal counsel (who may be such company's regularly engaged independent counsel), that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to such company's shareholders under applicable law, such Board of Directors may (subject to the other provisions of this Section 5.3) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, approve or recommend a Superior Proposal (as defined below), cause VA or BB as the case may be to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in any case involving an Acquisition Proposal only at a time that is after the third business day following the other company's receipt of written notice (a "Notice of Superior Proposal") advising such company that the Board of Directors of the other has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if VA or BB proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to the other the Termination Fee and the Expense Payment (as such terms are defined in Section 5.9(b)). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 20% of the shares of capital stock then outstanding or all or substantially all the assets of VA on the one hand and BB on the other hand and otherwise on terms which the Board of Directors of VA or BB as the case may be determines in its good faith judgment (after consultation with and taking into account the advice of a financial advisor of nationally recognized reputation) to be more favorable to such company's shareholders than the Merger.

   (c) In addition to the obligations of VA and BB set forth in paragraphs (a) and (b) of this Section 5.3, each of VA and BB shall promptly advise the other orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

   (d) Nothing contained in this Section 5.3 shall prohibit VA or BB from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to such company's shareholders if, in the good faith judgment of the Board of Directors of such company, after consultation with independent legal counsel (who may be such company's regularly engaged independent counsel), failure so to disclose would be inconsistent with its fiduciary duties to such company's shareholders under applicable law; provided neither VA or BB nor their respective Boards of Directors nor any committee thereof shall, except as permitted by Section 5.3(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the transactions contemplated hereby or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

   5.4 Investigation of Business and Properties. From the date hereof until the earlier of (i) the Effective Time and (ii) termination under Article IX, each of VA and BB will, and will cause their respective Subsidiaries to, afford the other, any financial institution providing financing to the other, and their respective attorneys, accountants, financial advisors and other representatives, reasonable access during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, business and operations of such company and its Subsidiaries and to inspect and make copies of Contracts, Books and Records and all other documents and information reasonably requested by the other and related to the operations and business of such company and its Subsidiaries, including historical financial information concerning the business of such company and its Subsidiaries and to meet with designated Personnel of such company and its Subsidiaries and/or their respective representatives; provided that any such access shall be conducted in such a manner as not to interfere unreasonably with the conduct of such company's operations and business; provided further, that no disclosure to the other, its counsel, accountants or other representatives after the date hereof shall be deemed to be a reduction of, or otherwise affect, the representations and warranties of such company set forth in this Agreement. Each of VA and BB shall furnish to the other promptly upon request (i) all additional documents and information with respect to the affairs of such company and its Subsidiaries and (ii) access during regular business hours to its Personnel and to such company's accountants and counsel as the other, or its counsel or accountants, may from time to time reasonably request and VA and BB shall instruct their respective Personnel, accountants and counsel to cooperate with the other, and to provide such documents and information as the other and its representatives may reasonably request; provided that each of VA and BB shall execute and deliver to such counsel and accountants such consents and waivers as are customary in connection in providing such documents and information. Notwithstanding any right of VA or BB to investigate and examine the affairs of the other and its Subsidiaries and notwithstanding any knowledge of facts determined or determinable by VA or BB pursuant to such investigation or examination, VA and BB have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement.

   5.5 Regulatory Matters.

   (a) From the date hereof through the Closing Date, VA and BB shall cooperate with each other and use their respective commercially reasonable efforts promptly to prepare and file all necessary documentation with, and to obtain as promptly as practicable all Licenses and Permits of, all third parties and Governmental or Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement, including any filings under the HSR Act. VA and BB shall have the right to review in advance, and shall consult with the other on, in each case subject to any laws relating to the exchange of information, all the information relating to each other and any of their respective Subsidiaries, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of all Licenses and Permits of all third parties and Governmental or Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party shall keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto, and the filing of any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental or Regulatory Authority in respect of any such application. In exercising the foregoing rights and obligations, VA and BB shall act reasonably and as promptly as practicable.

   (b) From the date hereof through the Closing Date, VA and BB shall, upon request, furnish each other with all information concerning themselves and their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf VA or BB, as the case may be, or any of its respective Affiliates, to any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement.

   (c) From the date hereof through the Closing Date, VA and BB shall promptly advise each other upon receiving any communication from any Governmental or Regulatory Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement, which causes such party to believe that there is a reasonable likelihood that the requisite consent or approval will not be obtained or that the receipt of such consent or approval will be materially delayed.

   5.6 Investment Portfolio. From the date hereof through the Closing Date, VA and BB shall cause each of their respective Subsidiaries not to change its investment managers or alter its investment guidelines or criteria (accurate and complete copies of which have been provided by each of VA and BB to the other) without the prior written approval of the other and shall cause each of their respective Subsidiaries to make such changes in its investment managers and to alter its investment guidelines and criteria as VA and BB may mutually agree.

   5.7 Confidentiality. Unless and until the Closing has been consummated, VA and BB shall continue to be subject to the confidentiality provisions of the Confidentiality Agreement, dated as of January 6, 1999, between VA and BB.

   5.8 Books and Records. Through the Closing, each of VA and BB and their respective Subsidiaries shall maintain their respective Books and Records in all material respects in the same manner and with the same care that such Books and Records have been maintained prior to the execution of this Agreement.

   5.9 Fees and Expenses.

   (a) Except as otherwise provided in this Agreement, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs, fees and expenses, whether or not the Merger is consummated.

   (b) In the event that (i) an Acquisition Proposal shall have been made to BB or any of its Subsidiaries or any of its stockholders (a "BB Acquisition Proposal") or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to BB or any of its Subsidiaries and (ii) thereafter this Agreement is terminated pursuant to the provisions of clause (iv) or (v) of Section 9.1, then BB shall promptly, but in no event later than two days after the date VA makes a written request for payment, pay VA an amount in dollars equal to $27,000,000 as a termination fee (the "Termination Fee") and shall promptly, but in no event later than two days after being notified of such by VA, pay to VA an amount equal to all of the charges and expenses incurred by VA in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million (the "Expense Payment"), in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

   (c) In the event that (i) a BB Acquisition Proposal shall have been made or any Person shall have publicly announced an intention (whether or not conditional) to make a BB Acquisition Proposal, (ii) thereafter this Agreement is terminated pursuant to clause (ix) of Section 9.1, and (iii), within a twelve month period after termination of this Agreement pursuant to clause (ix) of Section 9.1, the transaction contemplated in such BB Acquisition Proposal is consummated or the parties enter into a definitive agreement with regard to the transaction contemplated in such BB Acquisition Proposal and the transaction is thereafter consummated, then BB shall promptly, but in no event later than two days, after consummation of the transaction contemplated in such BB Acquisition Proposal, pay VA the Termination Fee and shall promptly, but in no event later than two days, after such date, pay to VA the Expense Payment in an amount equal to all of the charges and expenses incurred by VA in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million, in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

   (d) In the event that (i) an Acquisition Proposal shall have been made to VA or any of its Subsidiaries or any of its Shareholders (a "VA Acquisition Proposal") or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to VA or any of its Subsidiaries and (ii) thereafter this Agreement is terminated pursuant to the provisions of clause (vi) or (vii) of Section 9.1, then VA shall promptly, but in no event later than two days after the date BB makes a written request for payment, pay BB the Termination Fee and shall promptly, but in no event later than two days after being notified of such by BB, pay to BB the Expense Payment in an amount equal to all of the charges and expenses incurred by BB in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million, in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

   (e) In the event that (i) a VA Acquisition Proposal shall have been made or any Person shall have publicly announced an intention (whether or not conditional) to make a VA Acquisition Proposal, (ii) thereafter this Agreement is terminated pursuant to the provisions of clause (viii) of Section 9.1, and
(iii) within a twelve month period after termination of this Agreement pursuant to clause (viii) of Section 9.1, the transaction contemplated in such VA Acquisition Proposal is consummated or the parties enter into a definitive agreement with regard to the transaction contemplated in such VA Acquisition Proposal and the transaction is thereafter consummated, then VA shall promptly, but in no event later than two days, after consummation of the transaction contemplated in such VA Acquisition Proposal, pay BB the Termination Fee and shall promptly, but in no event later than two days, after such date, pay to BB the Expense
Payment in an amount equal to all of the charges and expenses incurred by BB in connection with this Agreement and the Other Agreements to which it is a party and the transactions contemplated by this Agreement and the Other Agreements to which it is a party up to a maximum amount of $3 million, in each case payable by wire transfer of same day funds against presentation of invoices or other documentation evidencing the incurrence of such expenses.

   (f) BB and VA acknowledge that its agreement to pay to the other the Termination Fee and the pense Payment as set forth in paragraphs (b), (c), (d) and (e) of this Section 5.9 are an integral part of the transactions contemplated by this Agreement, and that, without such agreement, VA, on the one hand and BB, on the other hand, would not enter into this Agreement. Accordingly, if BB or VA, as applicable, fails promptly to pay the Termination Fee or the Expense Payment pursuant to paragraph (b), (c), (d) or (e), as applicable, of this Section 5.9 and, in order to obtain such payments, VA or BB, as applicable, commences a suit which results in a judgment against the other (the "Defaulting Party") for the Termination Fee and the Expense Payment set forth in paragraph (b), (c), (d) or (e) of this Section 5.9, the Defaulting Party shall pay to the other party the costs and expenses (including reasonable attorneys' fees) incurred by such party in connection with such suit, together with interest from the date of termination of this Agreement to the date of payment on the amounts owed at the prime rate of First Union National Bank in effect from time to time during such period plus two percent.

   5.10 Preparation of the Form S-4 and the Proxy Statement/Prospectus; Shareholders Meetings.

   (a) As soon as practicable following the date of this Agreement, VA and BB shall prepare and file with the SEC a preliminary Proxy Statement/Prospectus relating to the Merger and use all commercially reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus and to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement/Prospectus. MINT shall prepare and file with the SEC the Form S-4, in which the Proxy Statement/Prospectus will be included as a prospectus of MINT with respect to the MINT Common Shares and the CVRs to be issued in the Merger and the Scheme. Each of VA and BB shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. VA will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to VA's shareholders, and BB will use all commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to BB's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. MINT shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of MINT Common Shares and CVRs in the Merger and the Scheme, VA shall furnish all information concerning VA and the holders of VA Common Shares as may be reasonably requested in connection with any such action and BB shall furnish all information concerning BB and the holders of BB Common Shares as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement/Prospectus, or response to any comments made by the SEC with respect thereto, will be made by either party without providing the other party the opportunity to review and comment thereon. VA will advise BB, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the MINT Common Shares and CVRs issuable in connection with the Merger and the Scheme for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to VA or BB, or any of their respective affiliates, officers or directors, should be discovered by VA or BB which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement/Prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of VA and BB.

   (b) VA (i) shall, as soon as practicable following the Form S-4 being declared effective by the SEC, duly call, give notice of, convene and hold (or reconvene) a meeting of its shareholders (the "VA Shareholders Meeting") for the purpose of obtaining the VA Shareholder Approval and (ii) shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the issuance of MINT Common Shares and CVRs in the Merger and the Scheme and the other transactions contemplated hereby unless, in the case of this clause (ii), in the good faith judgment of the Board of Directors of VA, after consultation with outside counsel, the taking of any of the foregoing actions would be inconsistent with its obligations under applicable law. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to clause (vii) of Section 9.1, VA agrees that its obligations pursuant to clause (i) of this Section 5.10(b) shall not be affected by the commencement, public proposal, public disclosure or communication to VA of any Acquisition Proposal applicable to VA or by the withdrawal or modification by the Board of Directors of VA, in accordance with clause (ii) above, of its recommendation to the shareholders of VA that such shareholders approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

   (c) BB (i) shall, as soon as practicable following the Form S-4 being declared effective by the SEC, duly call, give notice of, convene and hold (or reconvene) a meeting of its shareholders (the "BB Shareholders Meeting") for the purpose of obtaining the BB Shareholder Approval and (ii) shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the Scheme and the other transactions contemplated hereby unless, in the case of this clause (ii), in the good faith judgment of the Board of Directors of BB, after consultation with outside counsel, the taking of any of the foregoing actions would be inconsistent with its obligations under applicable law. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to clause (v) of
Section 9.1, BB agrees that its obligations pursuant to clause (i) of this
Section 5.10(c) shall not be affected by the commencement, public proposal, public disclosure or communication to BB of any Acquisition Proposal applicable to BB or by the withdrawal or modification by the Board of Directors of BB, in accordance with clause (ii) above, of its recommendation to the shareholders of BB that such shareholders approve and adopt this Agreement, the Scheme and the other transactions contemplated hereby.

   (d) BB and VA will use all reasonable efforts to hold the VA Shareholders Meeting and the BB Shareholders Meeting on the same date and as soon as practicable after the date hereof.

   (e) Promptly after the Effective Time, BB and VA will send or cause to be sent transmittal materials to each holder of BB Common Shares for use in exchanging those certificates for the Scheme Consideration to which such holder is entitled pursuant to the Merger and Scheme. MINT shall thereafter cause the Scheme Consideration to be delivered upon surrender to the Exchange Agent of certificates representing such BB Common Shares. After the Effective Time, no dividend or other distribution payable with respect to MINT Common Shares will be paid to the holder of any unsurrendered BB certificate, and no such unsurrendered shares will be entitled to vote, until the holder duly surrenders such certificate. Upon such surrender, all undelivered dividends and other distributions and, if applicable, a check for the amount to be paid in respect of any fractional interests will be delivered to such shareholder, in each case without interest.

   5.11 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a joint press release and thereafter BB and VA shall obtain the written consent of the other prior to issuing press releases or otherwise making public announcements with respect to this Agreement and the transactions contemplated hereby and prior to making any filings with any third party or any Governmental or Regulatory Authority (including the NYSE) with respect thereto, except to the extent required by law or by obligations pursuant to the listing agreement with or rules of the NYSE.

   5.12 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this
Section 5.12. Without limiting the generality of the foregoing, each party hereto shall defend and cooperate with each other party in any defending legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties, challenging this Agreement or the consummation of the transactions contemplated hereby. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent, waiver or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by VA or BB without the prior written consent of the other. Notwithstanding the foregoing, nothing contained herein shall require (i) any party hereto or any of their respective Affiliates to sell, transfer, divest or otherwise dispose of any of its respective material lines of business, material assets or material properties in connection with this Agreement or any of the transactions contemplated hereby, or (iii) any party hereto to initiate any litigation, make any substantial payment or incur any material economic burden (including as a result of any divestiture), except for payments a party presently is contractually obligated to make, to obtain any consent, waiver, authorization, order or approval.

   5.13 Employee Benefits. Until the second anniversary of the Closing, VA shall maintain or used to be maintained for the benefit of the employees of VA or any of its subsidiaries who were BB employees immediately prior to the Closing employee benefit plans and programs that provide such employee with benefits, rights and entitlements which, in the aggregate, are substantially comparable to the benefits, rights and entitlements provided to such employee under the employee benefit plans and programs in which the employee participated immediately prior to the Closing (other than the BB Option Plans or any other stock plans). Following the Effective Time, VA shall honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing on or prior to the execution of this Agreement which are between BB and any of its respective Subsidiaries and any officer, director or employee thereof.

   5.14 Agreements With Respect to Affiliates.

   (a) At least five days prior to the Closing Date, BB shall deliver to VA and MINT a list of names and addresses of those Persons who will be, in the opinion of the BB, as of the time of the BB Shareholders Meeting, "affiliates" of BB within the meaning of Rule 145 under the Securities Act. BB shall use reasonable best efforts to cause each Person who is identified as an "affiliate" in such letter to deliver to VA and MINT, prior to the Closing Date, a written agreement in connection with restrictions on affiliates under Rule 145, in customary form mutually agreeable to BB and VA.

   (b) VA shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of VA Common Shares by such affiliates received in the Scheme and the certificates representing MINT Common Shares received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 5.14.

   5.15 Indemnification, Exculpation and Insurance.

   (a) From and after the Effective Time VA shall, to the extent permitted by applicable law, indemnify, defend, protect and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of BB or any of its respective Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of BB or any of its Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, Other Agreements to which it is a party or the transactions contemplated hereby and thereby. VA will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding, to the fullest extent permitted by law, provided, that such Indemnified Party delivers to VA his or her undertaking to reimburse such advanced expenses in the event it is finally determined by a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified hereunder. Promptly after receipt by an Indemnified Party of actual notice of any claim, suit, action, proceeding or investigation (collectively, a "Claim") for which indemnification hereunder may be sought, the Indemnified Party shall give notice thereof to VA, and the Indemnified Party shall permit VA (at the expense of VA) to assume the defense of such Claim, provided, that (i) counsel for VA who shall conduct the defense of such Claim shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve VA of its indemnification obligation hereunder except to the extent that such failure results in a lack of actual notice to VA and VA is prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, VA, in the defense of any such claim or litigation, shall not consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such Claim. In the event that the Indemnified Party shall in good faith determine that VA and the Indemnified Party have differing interests or the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to VA in respect of such Claim, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such Claim with counsel of its choice at the sole cost of VA, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of VA, such consent not to be unreasonably withheld. In the event that VA does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand and be indemnified hereunder. In any event, VA and the Indemnified Party shall cooperate in the defense of any Claim.

   (b) Without limiting the foregoing, VA and BB agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of BB and its Subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of BB (other than any entered into in violation of Section 5.1 hereof), shall survive the Merger and shall continue in full force and effect in accordance with their respective terms.

   (c) For seven years after the Effective Time, VA shall maintain in effect BB's respective current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by BB's respective directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that VA may substitute therefor policies of VA or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided further, that if the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such seven-year period, VA will obtain as much directors' and officers' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 300% of the aggregate premiums paid by BB in 1998 on an annualized basis for such purpose.

   (d) The provisions of this Section 5.15 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

   5.16 NYSE Listing and Delisting. VA shall use its commercially reasonable efforts to cause the MINT Common Shares to be approved for listing on the NYSE subject to official notice of issuance. VA and BB shall use their respective reasonable efforts to cause the VA Common Shares and the BB Common Shares, respectively to be delisted from the NYSE and de-registered under the Exchange Act as soon as practicable after the Effective Time.

   5.17 Formation of MINT and Sub.

   (a) As soon as practicable following the date of this Agreement, (i) VA shall cause MINT to be formed as a Virginia corporation and shall cause MINT to adopt its Articles of Incorporation and its Bylaws in accordance with the VSCA and the terms hereof, which Articles and Bylaws shall be substantially as described in the Proxy Statement/Prospectus and (ii) MINT shall cause Sub to be formed as a Virginia corporation and shall cause Sub to adopt its Articles of Incorporation and its Bylaws in accordance with the VSCA and the terms hereof, which Articles of Incorporation and Bylaws shall be reasonably satisfactory to BB and VA.

   (b) Immediately after the formation of MINT and Sub, respectively, (i) VA shall cause (1) MINT and Sub to adopt and become parties to this Agreement, (2) the respective Boards of Directors of MINT and Sub to approve the Merger and this Agreement (and to recommend approval of the Merger and this Agreement to their respective shareholders) and (3) immediately following the taking of the actions contemplated by subclauses (1) and (2) above, MINT to approve the Merger in its capacity as sole shareholder of Sub, and (ii) immediately following the taking of the actions contemplated by clause (i) above, VA shall approve the Merger in its capacity as sole shareholder of MINT.

                                   ARTICLE VI

                        CONDITIONS TO OBLIGATIONS OF VA

   The obligation of VA to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of VA, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by VA in accordance with Section 10.8:

   6.1 Representations and Warranties. The representations and warranties of BB contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties of BB in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier specified date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "Material Adverse Effect," "material" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on BB.

   6.2 Material Adverse Change. There shall not have been any material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of BB and its Subsidiaries taken as a whole since June 30, 1999, nor any occurrence or circumstance that with the passage of time would result in such material adverse change; provided that a material adverse change shall not include (i) changes solely in the market price of VA Common Shares or BB Common Shares; (ii) any change resulting from (x) changes in general economic conditions, (y) changes in the market level of investment portfolios, or (z) changes affecting the property-casualty insurance industry generally; or (iii) any effect on or change in the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of BB and its Subsidiaries taken as a whole reflected in the information contained in Schedule 6.2 of the BB Amendment No. 2 Disclosure Letter.

   6.3 Performance of this Agreement. BB shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by BB prior to or on the Closing Date.

   6.4 Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Scheme shall be in effect; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such injunction, order, restraint or prohibition vacated.

   6.5 Shareholder Approval. Each of the BB Shareholder Approval and the VA Shareholder Approval shall have been obtained.

   6.6 Governmental Approvals. All of the BB Designated Insurance Approvals and the VA Designated Insurance Approvals shall have been obtained. The Court shall have sanctioned the Scheme on the terms contemplated by this Agreement.

   6.7 NYSE Listing. The MINT Common Shares to be issued in conjunction with the transactions contemplated hereby and to be received by the holders of BB Common Shares and VA Common Shares in connection with the Merger and the Scheme shall have been approved for listing on the NYSE, subject to notice of issuance, effective as of the Effective Time.

   6.8 HSR Act. The waiting period, and any extension of time thereof, applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

   6.9 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the MINT Common Shares and the CVRs to be issued in connection with the Merger and the Scheme shall have been complied with.

   6.10 Tax Opinion. The Board of Directors of VA shall have received from McGuire, Woods, Battle & Boothe LLP on the Closing Date a legal opinion that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that VA and MINT will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. In rendering such opinion, counsel may require and rely upon representations of VA and BB and certificates of shareholders that beneficially own five percent or more of any class of stock of VA or BB, in each case reasonably satisfactory to such counsel. Notwithstanding anything in this Agreement to the contrary, VA may not waive the satisfaction of the condition set forth in this Section 6.10.

   6.11 Frustration of Closing Conditions. VA may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by VA's failure to use reasonable efforts to consummate the Scheme, the Merger and the other transactions contemplated by this Agreement and the Other Agreements to which it is a party.

                                  ARTICLE VII

                        CONDITIONS TO OBLIGATIONS OF BB

   The obligation of BB to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of BB, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by BB in accordance with Section 10.8.

   7.1 Representations and Warranties. The representations and warranties of VA contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties of VA in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier specified date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to "Material Adverse Effect," "material" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on VA.

   7.2 Material Adverse Change. There shall not have been any material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of VA and its Subsidiaries taken as a whole since June 30, 1999, nor any occurrence or circumstance that with the passage of time would result in such material adverse change; provided that a material adverse change shall not include (i) changes solely in the market price of VA Common Shares or BB Common Shares or (ii) any change resulting from (x) changes in general economic conditions, (y) changes in the market level of investment portfolios, or (iii) changes affecting the property-casualty insurance industry generally.

   7.3 Performance of this Agreement. VA shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by VA prior to or on the Closing Date.

   7.4 Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Scheme and the Merger shall be in effect; provided, however, that the parties hereto shall use their commercially reasonable efforts to have any such injunction, their best order, restraint or prohibition vacated.

   7.5 Shareholder Approval. Each of the VA Shareholder Approval and the BB Shareholder Approval shall have been obtained.

   7.6 Governmental Approvals. All of the BB Designated Insurance Approvals and the VA Designated Insurance Approvals shall have been obtained. The Court shall have sanctioned the Scheme on the terms contemplated by this Agreement.

   7.7 NYSE Listing. The MINT Common Shares to be issued in conjunction with the transactions contemplated hereby and to be received by the holders of BB Common Shares and VA Common Shares in connection with the Merger and the Scheme shall have been approved for listing on the NYSE, subject to notice of issuance, effective as of the Effective Time.

   7.8 HSR Act. The waiting period, and any extension of time thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

   7.9 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the issuance of the MINT Common Shares and the CVRs to be issued in connection with the Merger and the Scheme shall have been complied with.

   7.10 Tax Opinion. The Board of Directors of BB shall have received from Debevoise & Plimpton on the Closing Date a legal opinion that the Merger together with the Scheme, when integrated will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Code. In rendering such opinion, counsel may require and rely upon representations of VA and BB, opinions of local counsel, and certificates of shareholders that beneficially own five percent or more of any class of stock of VA or BB, in each case reasonably satisfactory to such counsel. Notwithstanding anything in this Agreement to the contrary, BB may not waive the satisfaction of the condition set forth in this Section 7.10.

   7.11 Frustration of Closing Conditions. BB may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by BB's failure to use reasonable efforts to consummate the Merger and the Scheme and the other transactions contemplated by this Agreement and the Other Agreements to which it is a party.

                                  ARTICLE VIII

                 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

   8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

                                   ARTICLE IX

                                  TERMINATION

   9.1 Termination. This Agreement may be terminated at any time prior to the Closing whether before or after approval by the shareholders of the Company and without further shareholder action:

     (i) by the mutual written consent of the Boards of Directors of BB and VA;

     (ii) by VA, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VI hereof, which condition or conditions are not waived by VA;

     (iii) by BB, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VII hereof, which condition or conditions are not waived by BB;

     (iv) by VA, if (A) the Board of Directors of BB shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to VA its approval or recommendation of the Scheme or this Agreement, or approved or recommended any Acquisition Proposal, (B) BB shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(b) of this Agreement or (C) the Board of Directors of BB shall have resolved to take any of the foregoing actions;

     (v) by BB in connection with entering into a definitive agreement in accordance with Section 5.3(b), provided that it has complied with all provisions thereof, including the notice provisions therein and the payment of the Termination Fee and Expense Payment (if applicable), and provided that BB shall not have breached in any material respect any other provision of Section 5.3;

     (vi) by BB, if (A) the Board of Directors of VA shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to BB its approval or recommendation of the Merger or this Agreement, or approved or recommended any Acquisition Proposal, (B) VA shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(b) of this Agreement or (C) the Board of Directors of VA shall have resolved to take any of the foregoing actions;

     (vii) by VA in connection with entering into a definitive agreement in accordance with Section 5.3(b), provided that it has complied with all provisions thereof, including the notice provisions therein and the payment of the Termination Fee and Expense Payment (if applicable), and provided that VA shall not have breached in any material respect any other provision of Section 5.3;

     (viii) by either BB or VA if any required approval of the stockholders of VA shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

     (ix) by either VA or BB if any required approval of the stockholders of BB shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

     (x) by either BB or VA if the Closing has not occurred by 11:59 p.m., June 30, 2000.

   9.2 Restructuring. Prior to any termination of this Agreement (a) by BB pursuant to clause (iii) of Section 9.1 resulting from the failure to receive the opinion referred to in Section 7.9 or (b) by VA pursuant to clause (ii) of
Section 9.1 resulting from the failure to receive the opinion referred to in
Section 6.9, the parties hereto will negotiate in good faith to restructure the transactions contemplated hereby so as to permit the delivery of such opinions or letters without adversely effecting the economic or business benefits of the transactions contemplated hereby to VA, BB and their respective shareholders.

   9.3 Procedure: Effect of Termination.

   (a) If this Agreement is terminated as provided in Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and of no further force and effect and there shall be no further liability or obligation on the part of either party hereto except for the obligations under Sections 5.7, 5.9 and 9.1; provided that termination of this Agreement by VA or BB pursuant to clause (ii), (iii), (viii) or (ix) of Section 9.1, respectively, shall not relieve a defaulting or breaching party (the "Breaching Party"), whether or not it is the terminating party, of liability for damages actually incurred by the other party as a result of intentional breach of this Agreement by the Breaching Party.

   (b) VA and BB agree that, for a period of one (1) year from the termination, if any , of this Agreement pursuant to Article IX, except pursuant to the terms of a specific written request from the other party hereto that has been approved by such party's Board of Directors, neither VA, BB, nor any of their Affiliates, will (or will assist or encourage others to):

       (1) propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, any form of business combination, acquisition, restructuring, recapitalization or other similar transaction relating to the other party hereto or any majority-owned Affiliate thereof;

       (2) acquire, or offer, propose, seek or agree to acquire, by purchase or otherwise, ownership (including as a beneficial owner) of any securities entitled to be voted generally in the election of directors of the other party hereto or any direct or indirect options or other rights to acquire any such securities ("Voting Securities") or any other securities, assets or business of the other party hereto or any of its majority owned Affiliates or any of their respective successors, or any options or other rights to acquire any such ownership from a third party or otherwise;

       (3) make or in any way participate in, any solicitation of proxies with respect to any Voting Securities (including by the execution of action by written consent) or take any similar action with respect to any Voting Securities, become a participant in any election contest with respect to the other party hereto, seek to advise or influence any Person with respect to any Voting Securities, or demand a copy of the list of the other party hereto of its stockholders or other books and records;

       (4) participate in or encourage the formation of any group that owns or seeks or offers to acquire beneficial ownership of any Voting Securities or seeks to affect control of the other party hereto or for the purpose of circumventing any provision of this Agreement;

       (5) otherwise act, alone or in concert with others (including by providing financing for another person), to seek, offer or propose to control or influence, in any manner, the Board of Directors, management or policies of the other party hereto;

       (6) publicly make or announce, or otherwise disclose an intent to propose, any demand, request or proposal to amend, waive or terminate any provision of this Section 9.3(b); or

       (7) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to an action contemplated by the foregoing provisions of this Section 9.3(b); or

       (8) take any action that might require either party hereto to make a public announcement regarding a possible transaction involving the other party hereto to and an action contemplated by the foregoing provisions of this Section 9.3(b).

     This Section 9.3 shall survive the termination of this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

   10.1 Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile during normal business hours or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

     (a) If to VA, to:

      Markel Corporation
      4551 Cox Road
      Glen Allen, Virginia 23059

      Attention: Steven A. Markel
      Facsimile No.: 804-527-3810
      and
      Gregory B. Nevers, Esq.

      and to:

      McGuire, Woods, Battle & Boothe LLP
      One James Center
      901 E. Cary Street
      Richmond, Virginia 23219

      Attention: Leslie A. Grandis, Esq.
      Facsimile No.: 804-775-1061

     (b) If to BB, to:

      Terra Nova (Bermuda) Holdings Ltd.
      Richmond House
      2nd Floor
      12 Par-la-ville Road
      Hamilton HM 8, Bermuda

      Facsimile No.: (44-1) 296-6645
      Attention: John J. Dwyer and
      Jean M. Waggett, Esq.

      and to:

      Debevoise & Plimpton
      875 Third Avenue
      New York, NY 10022

      Attention: Edward A. Perell, Esq.
      Facsimile No.: 212-909-6836

If given personally or by documented courier or delivery service, or transmitted by facsimile, a notice shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

   10.2 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation." All accounting terms not defined in this Agreement shall have the meaning determined by GAAP. All capitalized terms defined herein are equally applicable to both the singular and plural forms. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

   10.3 Entire Agreement. This Agreement, the Disclosure Letters and the Annexes and Exhibits hereto, contain the entire agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein; provided that the forms of agreements attached hereto as Exhibits shall be superseded by the copies of such agreements and opinions executed and delivered by the respective parties thereto, the execution and delivery of such agreements and opinions by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein.

   10.4 No Third Party Beneficiaries. Except as otherwise provided in Section 5.15, nothing in this Agreement (whether expressed or implied) is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto, nor shall any provision hereof give any person any right of subrogation against, or action over against any party.

   10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto

   10.6 Severability. In the event that this Agreement or any other instrument referred to herein, or any of their respective provisions, or the performance of any such provision, is found to be invalid, illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be invalid, illegal or unenforceable under the applicable laws or regulations without, to the maximum extent permitted by law, affecting the validity of the remaining provisions of the Agreement. Should any method of termination of this Agreement or a portion thereof be found to be invalid, illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

   10.7 Amendment. This Agreement may be amended, modified or supplemented at any time by the parties hereto, provided, however, that after receipt of the VA Shareholder Approval or the BB Shareholder Approval, there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

   10.8 Extension; Waiver. At any time prior to the Closing either party to this Agreement may (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive a breach of a representation or warranty of the other party hereto, or (iii) waive compliance by the other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

   10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   10.10 Governing Law. Except for Article II in so far as it relates to the Merger, including issuance of the MINT Common Shares to holders of VA Common Shares and the issuance of MINT Common Shares and CVRs to holders of BB Common Shares, which shall be governed by the laws of Virginia, or the Scheme, which shall be governed by the laws of Bermuda, this Agreement shall be governed in all respects by the laws of the State of New York without regard to any laws or regulations relating to choice of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

   10.11 Disclosure Letter. The parties acknowledge that the Disclosure Letters
(i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the BB or VA, as the case may be, except to the extent required by this Agreement, and (iv) disclosure of the information contained in one section or part of the BB Disclosure Letter or the VA Disclosure Letter shall be deemed as proper disclosure for all sections or parts of the BB Disclosure Letter or the VA Disclosure Letter, as the case may be, only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears.

   IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and their corporate seals to be hereto affixed and attested by their duly authorized officers.

                                          Markel Corporation

                                                  /s/ Steven A. Markel
                                          By: _________________________________
                                          Title: Vice Chairman

                                          Terra Nova (Bermuda) Holdings ltd.

                                                    /s/ John J. Dwyer
                                          By: _________________________________
                                          Title: Chairman

                                                                      Appendix B

                                 PLAN OF MERGER

   PLAN OF MERGER (this "Plan") of Markel Holdings, Inc., a Virginia corporation ("Markel Holdings"), Markel Corporation, a Virginia corporation ("Markel"), and Markel Holdings Sub Ltd., a Virginia corporation ("Sub").

                                   ARTICLE I
                                  DEFINITIONS

   "Effective Time" has the meaning set forth in Section 2.2.

   "Markel Common Share(s)" means the common shares, no par value, of Markel.

   "Markel Holdings Common Share(s)" means the common shares, no par value, of Markel Holdings.

   "Merger" has the meaning set forth in Section 2. 1.

   "Merger Agreement" means the Agreement and Plan of Merger and Scheme of Arrangement, dated as of August 15, 1999, as amended, between Markel and Terra Nova.

   "Sub Common Shares" means the common shares, no par value, of Sub.

   "Subsidiary" with respect to a party means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity, is held directly or indirectly by such party.

   " SCC" means the State Corporation Commission of the Commonwealth of
Virginia.

   "Surviving Corporation" has the meaning set forth in Section 2. 1.

   "Terra Nova" means Terra Nova (Bermuda) Holdings Ltd., a Bermuda corporation.

   "VSCA" means the Virginia Stock Corporation Act,

                                   ARTICLE 11
                              TERMS OF THE MERGER

   Section 2.1 The Merger. The names of the corporations to be merged are Sub and Markel. At the Effective Time, Sub shall merge with and into Markel (the "Merger"). Following the Merger, the separate corporate existence of Sub shall cease and Markel shall continue as the surviving corporation (the "Surviving Corporation") and shall be governed by the VSCA.

   Section 2.2 Effective Time. The Merger shall become effective at the time of the issuance of the certificate of merger by the SCC (the "Effective Time").

   Section 2.3 Effects of the Merger. The Merger shall have the effects set forth in Section 13.1-721 of the VSCA.

   Section 2.4 Articles and Bylaws. The Articles of Incorporation of Markel, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation with the exception of the amendment to Article I set forth on Annex I hereto, and thereafter may be amended as provided therein and in the VSCA. The Bylaws of Markel, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, and thereafter may be amended as provided therein.

   Section 2. 5 Directors. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

   Section 2.6 Officers. The officers of Markel immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

   Section 3.1 Conversion of Markel Common Shares. (a) Each Markel Common Share outstanding immediately prior to the Effective Time (other than Markel Common Shares, if any, owned by Markel Holdings, Sub, Markel or Terra Nova or any Subsidiary of Markel Holdings, Sub, or Markel ) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one (1) Markel Holdings Common Share.

    (b) Each Markel Common Share owned by Markel Holdings, Sub, Markel or Terra Nova or any Subsidiary of Markel Holdings, Sub, Markel or Terra Nova, in each case, immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

   Section 3.2 Cancellation of Markel Holdings Common Shares. Each share of capital stock of Markel Holdings outstanding immediately prior to the Effective Time shall by virtue of the Merger, and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

   Section 3.3 Conversion of Sub Shares. The Sub Common Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and thereafter represent 1,000 validly issued, fully paid and nonassessable common shares, no par value, of the Surviving Corporation so that thereafter Markel Holdings will be the sole and exclusive owner of the outstanding common shares of the Surviving Corporation.

   Section 3.4 Markel Options. Each outstanding option in respect of Markel Common Shares shall from and after the Effective Time represent an option in respect of an equal number of Markel Holdings Common Shares on the same terms and conditions.

                                   ARTICLE IV
                                  TERMINATION

   Section 4.1 This Plan may be terminated prior to the Effective Time as provided in the Merger Agreement. This Plan may be amended prior to the Effective Time by the Boards of Directors of Markel and Sub, subject to the provisions of the Merger Agreement and the VSCA.

                                                                         Annex 1

   Article I is deleted in its entirety and the following inserted in lieu thereof:

                                   Article I

                                      Name

   The name of the Corporation is Markel North America, Inc.

                                                                      Appendix C

                          Donaldson, Lufkin & Jenrette
              Donaldson, Lufkin & Jenrette Securities Corporation
          277 Park Avenue, New York, New York 10172  .  (212) 892-3000

                                                           January 27, 2000

Board of Directors
Terra Nova (Bermuda) Holdings Ltd.
12 Par-la-Ville Road
Hamilton HM08, Bermuda

Dear Sirs:

   You have requested our opinion as to the fairness from a financial point of view to the stockholders of Terra Nova (Bermuda) Holdings Ltd. (the "Company") of the consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger and Scheme of Arrangement dated as of August 15, 1999 as amended by Amendment No. 1 thereto, dated as of December 10, 1999, by and, between Markel Corporation ("Markel") and the Company and as further amended by Amendment No. 2 thereto, dated as of January 28, 2000 by and between Markel and the Company (such Agreement and Plan of Merger and scheme of Arrangement, as amended by Amendment No. 1 and Amendment No. 2, the Agreement"). Upon consummation of the Merger and the Scheme, each as defined in the Agreement (together, the "Transaction"), each of the Company and Markel will be a wholly owned subsidiary of Virginia Holdings Inc. ("MINT"), which will change its name to Markel Corporation.

   Pursuant to the Agreement, each ordinary share of the Company, par value $5.80 per share, will be converted into the right to receive $13.00 in cash;
 .07027 shares of MINT common stock, no par value ("New Markel Common Shares"); and .07027 of a contingent value right (the "CVR"). Each CVR will grant the holder thereof, subject to certain exceptions, the right to receive, on the date that is 30 months following consummation of the Transaction, the amount, if any, by which $185 exceeds the greater of (i) the average trading price of MINT common stock as set forth in the Agreement and (ii) $140.

   In arriving at our opinion, we have reviewed the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Markel including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning October 1, 1999 and ending December 31, 2000 prepared by the management of the Company and certain financial projections of Markel for the period beginning October 1, 1999 and ending December 31, 2003 prepared by the management of Markel. For earnings projections of the Company for periods subsequent to December 31, 2000, we have used I/B/E/S long term earnings growth estimates. In addition, we have compared certain financial and securities data of the Company and Markel with financial data of various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of ordinary shares of Markel, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

   In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Markel or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections (or underlying assumptions, as the case may be) supplied to us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and Markel as to the future operating and financial performance of the Company and Markel, respectively. We have not assumed any responsibility for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have assumed that the receipt of New Markel Common Shares qualifies as a tax-free reorganization for U.S. Federal income tax purposes.

   Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Transaction compared to other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Transaction. In addition, we are expressing no opinion as to the prices at which New Markel Common Shares and the CVR's will trade at any time.

   Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company and Markel in the past and has been compensated for such services. In addition, (i) affiliates of DLJ own, in the aggregate, approximately 18% of the outstanding ordinary shares of the Company; (ii) two members of the Board of Directors of the Company are Managing Directors of DLJ or one or more of its affiliates; and
(iii) certain stockholders of the Company, including affiliates of DLJ, will enter into stockholder agreements, pursuant to which such stockholders have agreed to vote the Company's ordinary shares held by them in favor of the Transaction.

   Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the stockholders of the Company, other than stockholders who are affiliates of DLJ, pursuant to the Agreement is fair to such stockholders from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                                     /s/ Perry H. Braun
                                          By: _________________________________
                                                        Perry H. Braun
                                                       Managing Director

                                                                      Appendix D

                         [LOGO OF SALOMON SMITH BARNEY]

January 27, 2000

Board of Directors
Markel Corporation
4551 Cox Road
Glen Allen, Virginia 23060

Members of the Board of Directors:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of issued and outstanding common shares, no par value per share ("Company Common Shares"), of Markel Corporation (the "Company") of the New Scheme Consideration (as defined below) proposed to be paid pursuant to the terms and subject to the conditions to be set forth in a proposed amendment to the Agreement and Plan of Merger and New Scheme of Arrangement, dated as of August 15, 1999, as amended by a Confirmation and Amendment Agreement, dated as of December 1, 1999 (as amended), (the "Original Merger Agreement"), between the Company and Terra Nova (Bermuda) Holdings Ltd. ("Terra Nova").

   Under the Original Merger Agreement as it is proposed to be amended, (A) (i) MINT Sub Ltd., a wholly owned subsidiary of Virginia Holdings Inc. (the "New Holding Company"), which in turn is a wholly owned subsidiary of the Company, will merge with and into the Company (the "Merger") and (ii) each outstanding Company Common Share will be converted into one Common Share, no par value, of the New Holding Company (collectively, "New Holding Company Common Shares") and
(B) pursuant to a Scheme of Arrangement between Terra Nova and certain of its shareholders (the "Scheme"), each outstanding Class A Ordinary Share, par value $5.80 per share, of Terra Nova and each outstanding Class B Ordinary Share, par value $5.80 per share, of Terra Nova (collectively, "Terra Nova Common Shares") will be converted into the right to receive (i) 13.00 in cash, without interest or (ii) 0.07027 of one New Holding Company Common Share and (iii) 0.07027 of one contingent value right (a "New Holding Company Contingent Value Right") of the New Holding Company (collectively, the "New Scheme Consideration"). Upon consummation of the Merger and the Scheme, each of the Company and Terra Nova will be a wholly owned subsidiary of the New Holding Company.

   In arriving at our opinion, we reviewed the Original Merger Agreement and a summary presented to the Board of Directors of the Company of the proposed amended terms of the Merger and the Scheme and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers, directors and other representatives and advisors of Terra Nova concerning the businesses, operations and prospects of the Company and Terra Nova. We examined certain publicly available business and financial information relating to the Company and Terra Nova as well as certain financial forecasts and other information and data for the Company and Terra Nova which were provided to or otherwise discussed with us by the respective management teams of the Company and Terra Nova, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger and the Scheme. We reviewed the financial terms of the Merger and the Scheme as set forth in the Original Merger Agreement as proposed to be amended in relation to, among other things: current and historical market prices and trading volumes of the Terra Nova Common Shares; the historical and projected earning and other operating data of the Company and Terra Nova; and the capitalization and financial conditions of the Company and Terra Nova. We considered, to the extent publicly available, the financial terms of certain other transactions recently effected which we considered relevant in evaluating the Merger and the Scheme and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and Terra Nova. We also evaluated the potential pro forma financial impact of the Merger and the Scheme on the Company. In connection with our engagement, we were not requested to and did not approach, or hold discussions with, third parties to evaluate alternate acquisition candidates for the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. We have also assumed with your consent, that the final terms of the amendment to the Original Merger Agreement to reflect the New Scheme Consideration will not vary materially from the summary presented to the Board of Directors of the Company of the proposed amended terms of the Merger and the Scheme reviewed by us and that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of the Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and Terra Nova and the strategic implications and operational benefits anticipated to result from the Merger and the Scheme. Our opinion, as set forth herein, relates to the relative values of the Company and Terra Nova. We are not expressing any opinion as to what the value of the New Holding Company Common Shares or the New Holding Company Contingent Value Rights actually will be when issued pursuant to the Merger and the Scheme, or the price at which the Company Common Shares or the Terra Nova Common Shares will trade subsequent to the announcement of the Merger and the Scheme. We have not made nor have we been provided with an independent evaluation or appraisal of the assets and liabilities (contingent or otherwise) of the Company and Terra Nova nor have we made any physical inspection of the properties or assets of the Company or Terra Nova. Our opinion is necessarily based upon information available to us, and financial, stock market, and other conditions and circumstances existing and disclosed to us, as of January 25, 2000.

   Salomon Smith Barney Inc. has acted as financial advisor to the Company in connection with the proposed Merger and Scheme and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Scheme.We received a fee in connection with the delivery of our opinion relating to the originally contemplated Merger and Scheme. We have in the past provided investment banking services to the Company, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and Terra Nova for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company and Terra Nova.

   Our advisory services and opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger and Scheme, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger or the Scheme. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salmon Smith Barney Inc. be made, without our prior written consent.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the New Scheme Consideration to be paid is fair, from a financial point of view, to the holders of issued and outstanding Company Common Shares.

Very truly yours,

/s/ Salomon Smith Barney

                                                                      Appendix E

                                                            [LOGO OF TERRA NOVA]

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.
                                 RICHMOND HOUSE
                              12 PAR-LA-VILLE ROAD
                                 HAMILTON HM 08
                                    BERMUDA

                            LETTER FROM THE CHAIRMAN
                  IN CONNECTION WITH THE SCHEME OF ARRANGEMENT

                                                                       February
                                                                  10, 2000

Dear Shareholders:

   Terra Nova (Bermuda) Holdings Ltd. has proposed a Scheme of Arrangement to be made between Terra Nova and holders of Class A ordinary shares and Class B ordinary shares. Under the Scheme of Arrangement, Terra Nova will become a wholly owned subsidiary of Markel Holdings. Terra Nova ordinary shares will be canceled and the shareholders of Terra Nova will be entitled to receive Markel Holdings common shares for each Class A ordinary share or Class B ordinary share held, $13.00 in cash, 0.07027 Markel Holdings common share and 0.07027 of a contingent value right of Markel Holdings for each Class A share or Class B ordinary share held. The proposed Scheme of Arrangement replaces a proposed scheme described in my letter to you of December 27, 1999.

   Following this letter is an Explanatory Statement that will provide you with a summary of the Scheme of Arrangement, including a description of the steps involved in the Scheme, the consideration to be received by shareholders in the Scheme, the conditions to the effectiveness of the Scheme and the business of Markel Holdings. Following the Explanatory Statement is the Scheme of Arrangement that will be filed with the Registrar of Companies once it receives the sanction of the Supreme Court of Bermuda.

   One of the conditions to the Scheme of Arrangement is the approval of the Scheme by holders of Class A ordinary shares and Class B ordinary shares, each voting as a class, at separate court meetings. A separate Notice of Court Meetings and a proxy card for use at the court meetings has been included in the joint proxy statement/prospectus of which this letter, the Explanatory Statement and the Scheme of Arrangement are a part. Terra Nova will not use the proxy cards sent with my letter dated December 27, 1999, at the meetings and we urge you to return the enclosed proxy cards. As indicated in the Notice of Court Meetings, the court meetings will be held at the offices of Terra Nova (Bermuda) Holdings Ltd., Richmond House, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda on the 16th day of March 2000, at 10:00 a.m. for Class A ordinary shares and 10:15 a.m. for Class B ordinary shares, respectively.

   The vote of all holders of Class A and Class B ordinary shares at the court meetings is important. Whether or not you attend the court meetings, please sign, date and return the accompanying proxy card in the postage prepaid envelope as soon as possible. If you attend the court meetings, you may revoke your proxy and vote your Terra Nova Class A ordinary shares or Class B ordinary shares in person.

   The Board of Directors unanimously recommends that the holders of Terra Nova Class A ordinary shares and Class B ordinary shares vote for approval and adoption of the Scheme of Arrangement at the Class A and Class B court meetings, respectively.

   Following the court meetings, and assuming the resolutions to be passed at the court meetings are approved, application will be made to the Supreme Court of Bermuda to sanction the Scheme of Arrangement pursuant to Section 99 of the Companies Act 1981.

   You are urged to read carefully the joint proxy statement/prospectus, the Explanatory Statement, the Scheme of Arrangement and the Notice of Court Meetings.

       Sincerely,

       John J. Dwyer
       Chairman
       Terra Nova (Bermuda) Holdings Ltd.

                             SCHEME OF ARRANGEMENT

                             EXPLANATORY STATEMENT
             (in compliance with Section 100 of the Companies Act)

   Introduction Terra Nova (Bermuda) Holdings Ltd. proposes to effect an arrangement with the holders of Terra Nova ordinary shares pursuant to the scheme of arrangement which will result in Terra Nova becoming a wholly-owned subsidiary of Markel Holdings. Under the scheme, the Terra Nova ordinary shares will be cancelled and the shareholders of Terra Nova will receive $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 of a Markel Holdings contingent value right for each Class A ordinary share or Class B ordinary share held.

   The purpose of this document is to explain the scheme of arrangement, the effect of the scheme of arrangement and the steps necessary for the implementation of the scheme of arrangement. Your attention is drawn in particular to the joint proxy statement/prospectus which gives the reasons for the scheme of arrangement and the letter of the Chairman of Terra Nova, which recommends that the shareholders of Terra Nova vote in favour of the resolutions to be proposed at the meetings.

   1. The Scheme of Arrangement The scheme of arrangement comprises the following principal steps:

     (a) the issued share capital (but not the authorised share capital) of Terra Nova will be reduced to $12,000 by canceling and extinguishing all of the outstanding Class A and Class B ordinary shares, except for 2,069 Class A ordinary shares held by Markel Corporation or its transferee;

     (b) Terra Nova will apply the credit which will arise in its books of account as a result of the cancellation of the outstanding Class A and Class B ordinary shares (except for the 2,069 Class A ordinary shares held by Markel Corporation or its transferee) in paying up in full at par an appropriate number of Class A ordinary shares to be issued to Markel Holdings;

     (c) in exchange for the cancellation of the outstanding Class A and Class B ordinary shares, Markel Holdings will pay the scheme consideration to Terra Nova shareholders, which will consist per Terra Nova ordinary share of a combination of cash consideration of $13.00, stock consideration of 0.07027 of a Markel Holdings common share and 0.07027 of a Markel contingent value right as more fully described in the Agreement and Plan of Merger and Scheme of Arrangement between Terra Nova and Markel Corporation, dated August 15, 1999, as amended on December 10, 1999 and January 28, 2000.



   2. Conditions of the Scheme of Arrangement. The scheme of arrangement will become effective and binding on all Terra Nova shareholders if the following conditions are satisfied or, if permissible, waived:

     (a) the scheme of arrangement is duly approved by the Terra Nova Class A and Class B shareholders present and voting either in person or by proxy at the Class A and Class B court meetings, respectively;

     (b) the necessary resolutions to approve and implement the agreement and scheme of arrangement are duly passed at the special general meeting of the holders of the Class A ordinary shares and the agreement is duly approved by Markel's shareholders;

     (c) the Markel Holdings common shares are authorized for listing on the New York Stock Exchange;

     (d) the scheme of arrangement is sanctioned by the Supreme Court of Bermuda and a copy of the Court order as well as the memorandum of reduction of share capital and other particulars required by section 46 of the Companies Act are delivered to, and filed with, as the case may be, the Registrar of Companies in Bermuda;

     (e) all required regulatory approvals or waiting periods shall have been obtained or lapsed, respectively;

     (f) the effectiveness of the registration statement of which the joint proxy statement/prospectus is a part with no stop orders in effect or threatened;

     (g) the absence of any effective temporary restraining order, preliminary or permanent injunction or other similar order or legal restraint or prohibition which would prevent the consummation of the transaction;

     (h) the waiting period, and any extension of time thereof, applicable to the transactions under the U.S. antitrust laws must have expired or have been terminated;

     (i) the following conditions to the obligations of Markel to effect the transactions have been satisfied:

       (i) the accuracy, as of the date of the transactions, of the representations and warranties of Terra Nova in the agreement, subject to qualifications set forth in the agreement;

       (ii) there must have been no material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of Terra Nova and its subsidiaries taken as a whole since June 30, 1999 or any circumstance that with the passage of time would result in a material adverse change. Material adverse change does not include (A) changes solely in the market price of Markel shares or Terra Nova shares, (B) any change resulting from changes in general economic conditions, changes in the market levels of investment portfolios or changes affecting the property-casualty insurance industry generally or
    (C) certain changes as of December 31, 1999 reflected in information provided to Markel;

       (iii) Terra Nova must have materially performed all covenants and agreements to be performed by it before the closing and materially complied with all conditions required by the agreement to be complied with by it before the closing; and

       (iv) Markel must receive from McGuire, Woods, Battle & Boothe LLP on the closing date a legal opinion that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Markel and Markel Holdings will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code;

     (j) the following conditions to the obligations of Terra Nova to effect the transactions have been satisfied:

       (i) the accuracy, as of the date of the transactions, of representations and warranties of Markel in the agreement, subject to qualifications set forth in the agreement;

       (ii) there must have been no material adverse change in the assets, liabilities, condition (financial or otherwise), results of operations or business of Markel and its subsidiaries taken as a whole since June 30, 1999, or any circumstance that with the passage of time would result in a material adverse change. Material adverse change does not include
    (A) changes solely in the market price of Markel common shares or (B) changes resulting from changes in general economic condition, changes in the market level of investment portfolios or changes affecting the property-casualty insurance industry generally;

       (iii) Markel must have materially performed all covenants and agreements required to be performed by it before the closing and materially complied with all conditions required by the agreement to be complied with by it before the closing; and

       (iv) Terra Nova must receive an opinion from Debevoise & Plimpton on the closing date to the effect that the scheme of arrangement, when integrated with the merger, will be treated for United States federal income tax purposes as a transaction described in Section 351 of the Internal Revenue Code.

   Neither Markel nor Terra Nova may rely on the failure of any condition set forth above to be satisfied if the failure of that condition was caused by the party's own failure to use reasonable efforts to complete the transactions contemplated by the agreement or the other agreements entered into in connection with the agreement.

   3. The Effect of the Scheme of Arrangement. As a result of the implementation of the scheme, Terra Nova will become a wholly-owned subsidiary of Markel Holdings.

   The New York Stock Exchange has approved the Markel Holdings common shares to be issued in the transactions, or reserved for issuance upon exercise of Markel Holdings options, for listing on the New York Stock Exchange, subject to shareholder approval at the Markel special meeting and to notice of issuance.

   The implementation of the scheme of arrangement will not of itself, other than by way of expenses relating to the scheme, alter the underlying net assets, business or financial position of Terra Nova and its subsidiaries.

   4. Meetings

 Date, Time and Place

   The Terra Nova court and special general meetings will be held at the offices of Terra Nova, Richmond House, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda on Thursday, March 16, 2000, commencing at 10:00 a.m. local time. The court meeting for the Class A ordinary shareholders will be held at 10:00 a.m., followed by the court meeting for the Class B ordinary shareholders. The special general meeting will be held at 10:30 a.m. or immediately after the court meetings.

 Purpose

   At the court meetings, holders of Terra Nova Class A ordinary shares and Class B ordinary shares, each acting separately as a class, will be asked to vote on a proposal to approve the scheme of arrangement.

   At the Terra Nova special general meeting, Terra Nova will ask the holders of Terra Nova Class A ordinary shares to approve the Agreement and Plan of Merger and Scheme of Arrangement, dated as of August 15, 1999, as amended on December 10, 1999 and January 28, 2000, between Terra Nova and Markel, and the transactions contemplated by the agreement, including the scheme of arrangement and the resulting changes to issued share capital of Terra Nova. Terra Nova Class A shareholders may also vote upon any other matter that may properly come before the special general meeting or any adjournment thereof.

 Record Date and Vote Required

   Record owners of Terra Nova Class A ordinary shares at the close of business on December 23, 1999 may vote at the Terra Nova special general meeting. The affirmative vote of a majority in number of Terra Nova Class A shareholders who represent at least 75 percent in value of the Terra Nova Class A ordinary shares present and voting at the special general meeting is required to approve the agreement and the transactions contemplated by the agreement, including the scheme of arrangement and the resulting changes to issued share capital.

   Record owners of Terra Nova Class A or Class B ordinary shares on December 23, 1999 may vote at the Terra Nova court meetings. On December 23, 1999 there were 24,348,192 Class A ordinary shares outstanding and 1,796,217 Class B ordinary shares outstanding. Approval of the proposal to adopt the scheme of arrangement at the court meetings will require the affirmative vote of

  . a majority in number of the Terra Nova Class A shareholders who represent at least 75% in value of the Terra Nova Class A ordinary shares present and voting at the court meeting and

  . a majority in number of Terra Nova Class B shareholders who represent at least 75% in value of the Terra Nova Class B ordinary shares present and voting at the court meeting.

   5. Share Certificates All certificates representing Terra Nova Class A and Class B ordinary shares subject to the scheme of arrangement will, immediately after the scheme of arrangement becoming effective, represent the right to receive the scheme consideration.

   6. Directors' Interests

   In considering the recommendation of the Terra Nova board that Terra Nova shareholders vote for the transactions, Terra Nova shareholders should be aware that, as described below, members of Terra Nova's management and board may have interests in the transactions that are different from, or in addition to, their interests solely as shareholders of Terra Nova and that may create potential conflicts of interest. The Terra Nova board was aware of these interests when it considered and approved the agreement and the transactions.

Board of Directors of Markel

   Following the transactions, Markel will take all necessary action to elect three directors of Terra Nova, Nigel Rogers, John J. Byrne and Mark J. Byrne, as directors of Markel Holdings.

Employment Agreements--Change of Control Arrangements

   Terra Nova has an employment agreement with Nigel H.J. Rogers, President and Chief Executive Officer and a director, which provides for

  . a base salary which is subject to review for increase at the discretion of the board;

  . participation in Terra Nova's annual and long term incentive compensation programs;

  .  reimbursement for, or payment of, reasonable expenses; and

  . the right to participate in other employee or benefit programs as are in effect from time to time.

   The employment agreement of Mr. Rogers expires on December 31, 2002, but is automatically extended for an additional period of one year from the expiration date and each anniversary thereof unless Terra Nova or the applicable executive provides written notice at least 90 days prior to the then-scheduled expiration date. The agreement is automatically extended upon a change of control until the third anniversary of the date of such change of control.

   The merger and scheme will be a change of control under the employment agreement. If Terra Nova terminates Mr. Rogers' employment other than for cause, including termination for gross misconduct or dishonesty, or he terminates his employment at any time for a defined good reason or he voluntarily terminates employment without good reason during the one year period beginning on a defined change of control, then Terra Nova will pay to him

  .  his base salary through the termination date;

  . a cash amount, without offset for other amounts payable in conjunction with a change of control, equal to three times the sum of (i) his base salary and (ii) the greater of (x) the highest bonus amount paid to or deferred by Mr. Rogers in respect of any of the last three fiscal years of Terra Nova ending immediately prior to the change of control or (y) the amount that would have been payable to such executive as a target bonus for the year in which the change of control occurs; and

  .  benefits and perquisites paid annually to the executive.

   Markel Holdings is discussing a new employment arrangement with Mr. Rogers which would provide for him to continue employment at annual compensation levels comparable to those under his current agreement and to receive a $5 million bonus payment in a combination of cash and Markel Holdings common shares, one half of which would be paid immediately with the remainder vesting in six-month increments over thirty months. If Mr. Rogers were to terminate his employment during the first year after completion of the transactions, the initial bonus payment of $2.5 million would be deducted from the payment that would become due under his existing change in control benefit provisions. Markel is also discussing an arrangement pursuant to which, following the first year after the transactions, if Markel Holdings were to terminate Mr. Rogers' employment without cause or fail to renew the agreement, Mr. Rogers would be entitled to continued base salary for two years.

   John J. Dwyer, Terra Nova's Chairman, and Jean M. Waggett, Terra Nova's Senior Vice President General Counsel and Corporate Secretary, each had employment agreements substantially similar to Mr. Rogers agreement, except that the cash amount payable to Ms. Waggett on termination was based on a multiple of two rather than three years.

   Mr. Dwyer and Ms. Waggett are U.S. citizens and could have been subject to excise taxes under the Internal Revenue Code for change of control payments made to them. If this tax were to have been imposed on either of them, Terra Nova would have to make specified additional payments to compensate the affected executive for the taxes payable in respect of the additional payment.

   Whether the excise tax is payable is partially a function of the amounts actually paid to an affected individual for the five calendar years preceding the year in which a change of control occurs. We expected that Mr. Dwyer and Ms. Waggett would each become entitled to payments under the agreements and would have been subject to the excise taxes, had the employment agreements continued in effect until 2000 and following the effective time of the scheme and merger. Accordingly, Terra Nova entered into settlement agreements with each of Mr. Dwyer and Ms. Waggett to cancel their rights under their agreements for payments of $3,707,500 and $1,165,00 respectively, in settlement of their rights under the employment agreements and bonuses in respect of 1999.

   Under these agreements, Mr. Dwyer is to remain in Terra Nova's employment until the earlier of the effective date of the merger and March 31, 2000, and Ms. Waggett is to remain employed until the earlier of the end of the month following the effective date and April 30, 2000. Due to the delay in the effective date, Terra Nova will extend the fixed date so that the executives remain with Terra Nova at least until the effective date.

Effects of Transaction on Terra Nova Share Option Plans

   Terra Nova's executive officers hold options for Terra Nova ordinary shares pursuant to Terra Nova's Approved and Non Approved Executive Share Option Schemes. The plans provide the right to purchase Class A ordinary shares at the fair market value as of the date grant. At June 30, 1999, the outstanding option shares had exercise prices between $5.80 and $27.05. Options granted in 1997 have a price adjustment provision that, as of each January 1 prior to the date the option is exercised, increases the option exercise price per share pursuant to a stated formula. Options generally vest over a five-year period and expire no later than 10 years after the grant date. In connection with the merger and scheme of arrangement, escalation of exercise prices after August 15, 1999 has been eliminated and all of the options under the plans, except for options granted in February 1999 which are based on the performance of Terra Nova prior to the effective time of the merger and scheme of arrangement, will, at their election, be treated as fully exercisable at the effective time. Each of these executives holds options that, in the ordinary course, would not have been exercisable and vested at the effective time. In the transaction, each option will be deemed valued at the excess of $26.00 over its exercise price, a number of option units will be calculated by dividing the aggregate value of all options held by a holder by $26.00 and the holder will be entitled to receive, for each option unit, $13.00 in cash, 0.07027 of a Markel Holdings common share and 0.07027 of a Markel Holdings contingent value right. Messrs. Dwyer, Rogers, William J. Wedlake, senior vice president and chief financial officer, Ian L. Bowden, chief investment officer, Ms. Waggett and all six executive officers as a group, have options valued, based on the spread between $26.00 and the option exercise prices, at $1,204,309, $758,534, $355,841,
$955,228, $297,586 and $3,828,926.

Terra Nova Directors Plan

   Terra Nova's non-employee directors are participants in Terra Nova's 1997 Non-Employee Directors Share Unit Plan, pursuant to which they may elect to defer all or a portion of their annual director's fee in the form of share units in the plan in lieu of cash. At the effective time of the merger and scheme of arrangement, each participant will receive for each whole share unit under the plan, $13.00 in cash, 0.07027 of a Markel Holdings common shares and 0.07027 of a Markel Holdings contingent value right, plus the amount of cash that had been credited to the participant in accordance with the plan.

Octavian Stock Option Plan

   In connection with its acquisition of Octavian Syndicate Management Limited, Terra Nova established the Octavian Stock Option Plan providing for the grant of options to members of the management of Octavian, including Mr. Rogers, based on profit commissions received by Octavian for the 1996 to 2000 years of account. It is expected that Mr. Rogers will receive 13% of the options to be granted. Under the Octavian Stock Option Plan, these members of management will receive annual option grants to purchase a number of ordinary shares equal in the aggregate to

  . 90% of the profit commission received by Octavian from the Octavian Syndicates (less underwriters' and management bonuses relating thereto and corporate taxes) for each year of account, divided by

  . the fully-diluted net asset value (as defined in the Octavian Stock Option Plan) per ordinary share of Terra Nova as of the end of that year.

   The aggregate Profit Commission Component for the 1996 to 2000 underwriting years of account is subject to a maximum of (Pounds)10.0 million ($16.0 million, assuming an exchange rate of $1.60 to (Pounds)1.0) and no further options shall be issued once such maximum has been reached. The options will be granted upon receipt of the profit commissions by Octavian on closure of each year of account under applicable Lloyds' regulations, which currently are the years 1999 to 2003 with regard to the years 1996 to 2000, respectively. The options have a nominal exercise price and become exercisable on or after the January 1 next succeeding the date of grant, commencing January 1, 2000, provided that all options granted after January 1, 2002 become immediately exercisable. As of December 31, 1998, 214,158 Terra Nova shares were reserved for grant under the Octavian Stock Option Plan.

   Prior to the effective time of the merger and scheme of arrangement, the parties will attempt either to terminate the Octavian Stock Option Plan for consideration to be agreed upon by the participants of the plan and Markel or to amend the terms of the plan so that the participants will receive up to a maximum of 62,087 Markel Holdings options in lieu of options for Terra Nova ordinary shares.

Terra Nova Special Bonus

   Terra Nova's board of directors has declared a one-time bonus in the amount of $2 million for Mr. Rogers in recognition of his contribution to Terra Nova. This bonus will be payable as of the effective time of the transactions.

New Benefit Plan

   Markel Holdings expects to establish a new benefit plan designed to replace Terra Nova's existing stock option plan for key management of Terra Nova which would include current Terra Nova executive officers other than Mr. Rogers. This plan is expected to allocate up to $7.75 million in Markel Holdings common shares, cash, or a combination of both, for awards which are expected to be made in five equal increments over a 30-month period.

Interests of Financial Advisor

   Donaldson, Lufkin & Jenrette has acted as financial advisor to Terra Nova and provided a fairness opinion regarding the proposed transactions and is receiving customary fees from Terra Nova. Affiliates of Donaldson, Lufkin & Jenrette are shareholders of Terra Nova and their new shares and contingent value rights of Markel Holdings will have the benefit of a registration rights agreement. Robert S. Fleischer, a director of Terra Nova, is a managing director of

Donaldson, Lufkin & Jenrette Securities Corporation and David L. Jaffe, a director of Terra Nova, is a managing director of DLJ Merchant Banking, Inc., affiliates of which are shareholders of Terra Nova.

Registration Rights

   Markel Holdings common shares and contingent value rights that will be issued to John J. Byrne and related entities over which he has voting or dispositive power for Terra Nova ordinary shares and to Marsh & McLennan Risk Capital Holdings, Ltd. and related entities will have the benefit of a registration rights agreement. Mr. Byrne is a director of Terra Nova and Mr. Phillip F. Petronis, a director of Terra Nova, is an executive officer of an affiliate of Marsh & McLennan.

Indemnification and Insurance

   The agreement also provides that after the effective time, Markel Holdings will indemnify the present and former officers and directors of Terra Nova, subject to specified limitations, for all claims arising as a result of their service to Terra Nova, or relating to the agreement and the transactions, and to maintain directors and officers liability insurance coverage for Terra Nova's officers and directors for a period of seven years.

   7. Legal Messrs. Conyers Dill & Pearman of Hamilton, Bermuda, act as legal advisers to the Terra Nova Group and have rendered legal advice in connection with the reorganisation.

   8. Inspection of Documents Copies of the following documents are available for inspection at any time during the normal business hours on any day (excluding Saturdays, Sundays and public holidays) free of charge at the offices of Terra Nova in Bermuda, namely:

     i the memorandum of association and bye-laws of Terra Nova;

     ii the Agreement and Plan of Merger and Scheme of Arrangement; and

     iii. the Articles of Incorporation and bylaws of Markel Holdings.

   9. Additional Information Information relating to Markel Holdings is set out in the next section of this document.

   10. Action to be Taken Shareholders are requested to complete, sign and mail your proxy card in the enclosed return envelope, as soon as possible, so that your shares may be represented at the special general meeting and court meetings. In order to assure that your vote is obtained, please complete, sign and mail your proxy as instructed on your proxy card even if you currently plan to attend the applicable meeting or meetings in person.

   If you want to change your vote send in a later-dated, signed proxy card to Terra Nova's corporate secretary or you may attend the special general meeting or court meetings, in person and vote. You may also revoke your proxy by sending a notice of revocation to Terra Nova's corporate secretary at: Terra Nova (Bermuda) Holdings Ltd., Richmond House, 12 Par-La-Ville Road, Hamilton HM 08, Bermuda.

                    INFORMATION RELATING TO MARKEL HOLDINGS

   Markel Holdings is a Virginia corporation that has been formed for the purpose of the transactions. Markel Holdings is currently a subsidiary of Markel. Upon completion of the transactions, Markel Holdings will be the parent corporation of Markel and Terra Nova.

   As of the record date, there were 5,588,873 Markel Corporation common shares issued and outstanding and 24,348,192 Class A ordinary shares and 1,796,217 Class B ordinary shares of Terra Nova (Bermuda) Holdings Ltd. issued and outstanding. Based upon the number of Markel Corporation common shares and Terra Nova (Bermuda) Holdings Ltd. ordinary shares and options outstanding as of the record date, approximately

7.3 million Markel Holdings common shares will be outstanding immediately following the Effective Time, of which approximately 1.76 million shares, representing approximately 24% of the total, will be held by former holders of Terra Nova (Bermuda) Holdings Ltd.

Description of Markel Holdings Capital Shares

   Markel Holdings's authorized capital consists of 50,000,000 common shares, no par value, and 10,000,000 preferred shares, no par value. At December 20, 1999, 100 common shares were outstanding all of which were held by Markel. At that date, no preferred shares were outstanding.

Preferred Shares

   Preferred shares of Markel Holdings are issuable in one or more series from time to time at the direction of the board of directors. The board of directors is authorized, with respect to each series, to fix its designation; relative rights, including voting, dividend, conversion, sinking fund and redemption rights; preferences including with respect to dividends and on liquidation; and limitations. The board of directors, without shareholder approval, can issue preferred shares with voting and conversion rights that could adversely affect the voting power of the holders of common shares. This right of issuance could be used as a method of preventing a party from gaining control of Markel Holdings. Markel Holdings presently has no plans or arrangements for the issuance of any preferred shares.

Common Shares

   Each holder of common shares of Markel Holdings is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Cumulative voting in the election of directors is not permitted. As a result, the holders of more than 50% of the outstanding shares have the power to elect all directors. The quorum required at a shareholders' meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares voting on the matter at the meeting is required for shareholder approval, except in the case of certain major corporate actions, such as merger or liquidation of Markel Holdings, an amendment to Markel Holdings' articles of incorporation, or the sale of all or substantially all of Markel Holdings' assets, with respect to which, under the provisions of Markel Holdings' articles of incorporation, approval is required by the affirmative vote of more than two-thirds of all shares entitled to vote on the matter, whether or not represented at the meeting. These provisions, together with Markel Holdings' ability to issue preferred shares with disproportionately high voting power could be used to, or have the effect of, preventing or deterring a party from gaining control of Markel Holdings, whether or not beneficial to public shareholders, and could discourage certain types of tactics that involve an actual or threatened change of control of Markel Holdings.

   Subject to the rights of any holders of preferred shares of Markel Holdings, the holders of common shares are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of Markel Holdings, to share ratably in all assets remaining after the payment of liabilities. There are no preemptive or other subscription rights, conversion rights, or redemption or sinking fund provisions with respect to common shares. All common shares outstanding upon consummation of this offering will be legally issued, fully paid and nonassessable.

   The transfer agent and registrar for the Markel Holdings common shares is First Union National Bank.

Articles of Incorporation

   Markel Holdings is organized to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the articles of incorporation.

Bylaws.

   The bylaws of Markel Holdings provide:

   Directors. The business and affairs of Markel Holdings will be managed under the direction of the board of directors, subject to any limitations set forth in the Markel Holdings articles of incorporation. The number of directors is fixed from time to time by the board of directors at a number not less than 3 nor more than 11. Immediately after the scheme of arrangement, the number of directors is expected to be 11. Each director holds office until his death, resignation or removal or until his successor is elected.

   Directors are elected at the annual meeting of shareholders. The shareholders may remove one or more directors with or without cause. Unless the Markel Holdings articles of incorporation require greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which such director was elected. A vacancy on the board of directors, including a vacancy resulting from the removal of a director or increase in the number of directors, may be filled by (i) the shareholders,
(ii) board of directors, or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the board.

   The board of directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the board of directors.

   Meetings of Shareholders. The annual meeting of shareholders will be held in May of each year on a date designated by the board of directors and specified in the notice of the meeting. Special meetings of the shareholders may be called only by the chairman, the president, the board of directors, or if required by law, the shareholders. Notice of annual meetings of shareholders and special meeting of shareholders must be given not less than 10 nor more than 60 days before the date of the meeting, except when a different time is required by the bylaws or law. Notice of shareholders meetings to act on (i) an amendment of the articles of incorporation, (ii) a plan of merger or share exchange, (iii) the sale, lease, exchange or other disposition of all or substantially all the property of Markel Holdings otherwise unusual in the regular course of business or (iv) the dissolution of the corporation, must be given not less than 25 nor more than 60 days before the date of meeting.

                             SCHEME OF ARRANGEMENT

                        IN THE SUPREME COURT OF BERMUDA
                               CIVIL JURISDICTION

              IN THE MATTER OF TERRA NOVA (BERMUDA) HOLDINGS LTD.

           AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

                           -------------------------

                             SCHEME OF ARRANGEMENT

                           -------------------------

                                    BETWEEN

                       TERRA NOVA (BERMUDA) HOLDINGS LTD.

                                      AND

                          THE HOLDERS OF SCHEME SHARES
                              (as defined herein)

                                 ------------

                                  PRELIMINARY

                                 ------------

(A) In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions bear the following meanings:

"Closing Date"                 The date which is the third Business Day after
                               the satisfaction of the last of the unsatisfied conditions set forth in Articles VI and VII of the Merger Agreement, but not prior to 3
                               December 1999 (or such other time as Terra Nova and Markel may otherwise agree); provided that this does not affect (i) the conditions to the respective parties' obligations contained in
                               Articles VI and VII or (ii) Article IX of the
                               Merger Agreement. Notwithstanding the
                               foregoing, the date and time at which the closing actually occurs are herein referred to as the "Closing Date".

"Court"                        The Supreme Court of Bermuda.

"Directors Unit Plan Payments"

                               The aggregate amount of cash, Holdings Common Shares and Holdings Contingent Value Rights to participants in the "Terra Nova 1997 Non-Employee Directors Share Unit Plan" pursuant to the provisions of Section 2.14(b) of the Merger Agreement.

"Effective Time"               The time at which both the Merger has become
                               effective through the issuance of the
                               certificate of merger by the Virginia State
                               Corporation Commission ("Merger Effective
                               Time") and the Scheme has become effective upon filing of the Order of the Court sanctioning the Scheme with the Registrar of Companies of Bermuda.

"Holdings"                     Markel Holdings Inc., a corporation
                               incorporated in the Commonwealth of Virginia, U.S.A.

"Holdings Common Shares"       The common shares in the capital of Holdings of
                               no par value to be issued pursuant to the Scheme.

"Holdings Contingent Value Rights"

                               The contingent value rights of Holdings to be issued pursuant to the Scheme in accordance with the Merger Agreement.

"Markel" Markel Corporation, a company incorporated in the Commonwealth of Virginia, U.S.A.

"Merger" The merger of Markel Holdings Sub Ltd., a corporation to be organized under the laws of the Commonwealth of Virginia as a wholly-owned subsidiary of Holdings, with and into Markel.

"Merger Agreement"
                               The Agreement and Plan of Merger and Scheme of Arrangement dated 15 August 1999 between Markel and Terra Nova, as amended on December 10, 1999 and January 28, 2000.

"New Ordinary Shares"          40,000,000 new Class A ordinary shares, par
                               value $5.80 each, of Terra Nova to be allotted, issued, and transferred to Holdings at the Effective Time.

"Scheme" This Scheme of Arrangement in its present form or with or subject to any modification or addition or condition which the Court may approve or impose.

"Scheme Consideration"
                               $13.00 in cash, 0.07027 of a Holdings Common
                               Shares and 0.07027 of a Holdings Contingent
                               Value Right, per Scheme Share.

"Scheme Shares"                The Class A ordinary shares and the Class B
                               ordinary shares, par value $5.80 each (other than 2,069 Class A ordinary shares, par value
                               $5.80 each, owned by Markel or its transferee).

"Shareholders"                 The holders of the Scheme Shares.

"Terra Nova"                   Terra Nova (Bermuda) Holdings Ltd.

"Terra Nova Option"            Each Terra Nova option granted prior to the
                               date of the Merger Agreement under a Terra Nova option plan that is outstanding as of the Effective Time.

   (B) The share capital of Terra Nova as at the date of this document is as follows:

Authorized Capital:            $518,000,000 divided into 75,000,000 Class A
                               Shares of $5.80 each; 10,000,000 Class B Shares of $5.80 each and 25,000,000 Preferred Shares of $5.80 each.

Issued and fully paid          24,348,192 Class A Shares
shares:                        1,796,217 Class B Shares

   (C) Holdings was incorporated on 25th day of August, 1999 in Virginia under the Virginia Stock Corporation Act with authorized capital shares of 50,000,000 common shares, no par value, and 10,000,000 preferred shares, no par value.

   (D) The primary purpose of the Scheme is to enable Terra Nova to become a wholly owned subsidiary of Holdings and to enable the holders of Scheme Shares to receive the Scheme Consideration in consideration for the cancellation of the Scheme Shares.

   (E) Holdings has agreed by way of written undertaking to the Court to be bound by this Scheme and to execute all documents and to do all acts and things as may be necessary or desirable to effect this Scheme.

   (F) A copy of the Merger Agreement is annexed to this document and forms part of the Scheme.

                                   THE SCHEME

                                     PART I
                Effect of Scheme on Share Capital of Terra Nova

   1. (i) At the Effective Time, the issued share capital of Terra Nova will be reduced by canceling and extinguishing the Scheme Shares.

     (ii) At the Effective Time, Terra Nova will apply the credit arising in its books of account as a result of the cancellation and extinguishment of the Scheme Shares in paying up in full at par an appropriate number of New Ordinary Shares.

                                    PART II

              Consideration for Cancellation of the Scheme Shares

   2. In consideration for the cancellation of the Scheme Shares, Holdings will pay the Scheme Consideration in respect of outstanding Scheme Shares to Shareholders in accordance with the Merger Agreement, including the allotment and issuance of the Holdings Common Shares and Holdings Contingent Value Rights in respect of outstanding Scheme Shares to Shareholders in accordance with the Merger Agreement, and pay amounts in lieu of fractional interests in accordance with Section 2.13 and Exhibit I of the Merger Agreement.

                                    PART III

            Conditions to Effectiveness of the Scheme of Arrangement

   3. The effectiveness of the Scheme is subject to each of the conditions set forth in Articles VI and VII of the Merger Agreement being satisfied or, if permissible, waived.

                                    PART IV

                                    General

   4. Holdings will:

     (a) at the Effective Time, effect the allotment and issuance of the Holdings Common Shares and Holdings Contingent Value Rights allotted and issued in accordance with Part II of this Scheme and enter into the record of shareholders and contingent value rights holders of Holdings the necessary particulars; and

     (b) in accordance with the procedures set forth in Section 2.13 of the Merger Agreement and through ChaseMellon Shareholder Services L.L.C., as exchange agent, despatch certificates for the Holdings Common Shares and the Holdings Contingent Value Rights allotted and issued in accordance with
  Part II of this Scheme to the persons entitled to the same by sending such certificates through the post in pre-paid envelopes addressed to such persons (i) in the case of sole holders, to their respective registered addresses as appearing in the register of members of Holdings, (ii) in the case of joint holders, to the registered address as appearing in the register of members of Holdings of that one of the joint holders whose name stands first in such register of members in respect of the joint holding, or (iii) by electronic transfer in accordance with applicable clearing and exchange rules. Certificates will be posted at the risk of the addressees and neither Terra Nova nor Holdings will be responsible for any loss or delay in transmission.

   5. As from and including the Effective Time, all existing certificates representing Scheme Shares will cease to have effect as documents of title to the Scheme Shares and outstanding Scheme Shares will be deemed to represent the right to receive the Scheme Consideration.

   6. This Scheme will become effective as soon as a copy of the Order of the Court sanctioning the Scheme under Section 99 of the Companies Act shall have been delivered for registration to the Registrar of Companies in Bermuda.

   7. Terra Nova and Holdings may jointly consent for and on behalf of all concerned to any modification of or addition to this Scheme or to any condition which the Court may think fit to approve or impose.

                                                                    Exhibit 99.1

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARKEL CORPORATION
    FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 16, 2000.


         The undersigned, having received the revised Joint Proxy Statement/ Prospectus and the accompanying materials, dated February 10, 2000 appoints
Alan I. Kirshner, Anthony F. Markel and Steven A. Markel (each with power to act alone) as proxies, with full power of substitution, to attend the adjourned and reconvened Special Meeting of Shareholders of Markel Corporation on March 16, 2000 and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Special Meeting and the Joint Proxy Statement/Prospectus dated February 10, 2000:


1. Approval and adoption of the Agreement and Plan of Merger and Scheme of Arrangement between Markel Corporation and Terra Nova (Bermuda) Holdings, Ltd., dated as of August 15, 1999, as amended, the related Plan of Merger and the transactions contemplated thereby.

     [_] FOR this proposal       [_] AGAINST this proposal       [_] ABSTAIN

--------------------------------------------------------------------------------

2. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

                                        Please sign your name(s) exactly as they appear hereon. If signer is a corporation, please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a partnership, sign in partnership name by authorized person. Receipt of Notice of the adjourned and reconvened Special Meeting is hereby acknowledged


                                            ------------------------------------
                                            Shareholder's Signature


                                            ------------------------------------
                                            Joint Holder's Signature (If
                                            applicable)


                                            Date:_______________________________

     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger and Scheme of Arrangement and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.